                                   EXHIBIT 2.1





                          AGREEMENT AND PLAN OF MERGER

                         dated as of September 27, 1999

                                      among

                            MPATH INTERACTIVE, INC.,

                              ITR ACQUISITION CORP.

                                       and

                           RESOUNDING TECHNOLOGY, INC.

                                TABLE OF CONTENTS

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                                                                                                  Page
                                                                                                  ----
ARTICLE I - THE MERGER..............................................................................2
         Section 1.1      Effective Time of the Merger..............................................2
         Section 1.2      Closing...................................................................2
         Section 1.3      Effects of the Merger.....................................................2
         Section 1.4      Directors and Officers....................................................3
ARTICLE II - CONVERSION OF SECURITIES...............................................................3
         Section 2.1      Conversion of Capital Stock...............................................3
         Section 2.2      Escrow Agreement..........................................................6
         Section 2.3      Dissenting Shares.........................................................6
         Section 2.4      Exchange of Certificates..................................................7
         Section 2.5      Distributions with Respect to Unexchanged Shares..........................8
         Section 2.6      No Fractional Shares......................................................8
         Section 2.7      Tax and Accounting Consequences...........................................8
ARTICLE III - REPRESENTATIONS AND WARRANTIES OF RTI.................................................9
         Section 3.1      Organization of RTI.......................................................9
         Section 3.2      RTI Capital Structure.....................................................9
         Section 3.3      Authority; No Conflict; Required Filings and Consents....................11
         Section 3.4      Financial Statements; Absence of Undisclosed Liabilities.................12
         Section 3.5      Tax Matters..............................................................12
         Section 3.6      Absence of Certain Changes or Events.....................................15
         Section 3.7      Title and Related Matters................................................16
         Section 3.8      Proprietary Rights.......................................................16
         Section 3.9      Employee Benefit Plans...................................................18
         Section 3.10     Bank Accounts............................................................20
         Section 3.11     Contracts................................................................20
         Section 3.12     Compliance With Law......................................................22
         Section 3.13     Labor Difficulties; No Discrimination....................................22
         Section 3.14     Insider Transactions.....................................................23
         Section 3.15     Employees, Independent Contractors and Consultants.......................23
         Section 3.16     Insurance................................................................23
         Section 3.17     Litigation...............................................................23
         Section 3.18     Governmental Authorizations and Regulations..............................24
         Section 3.19     Subsidiaries.............................................................24
         Section 3.20     Compliance with Environmental Requirements...............................24
         Section 3.21     Corporate Documents......................................................24
         Section 3.22     No Brokers...............................................................25
         Section 3.23     RTI Action...............................................................25
         Section 3.24     Offers...................................................................25
         Section 3.25     Disclosure...............................................................25
         Section 3.26     Disclosure to Stockholders...............................................25
ARTICLE IV - REPRESENTATIONS AND WARRANTIES OF MPATH AND SUB.......................................26
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                                TABLE OF CONTENTS

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         Section 4.1      Organization of Mpath and Sub............................................26
         Section 4.2      Capitalization...........................................................26
         Section 4.3      Authority; No Conflict; Required Filings and Consents....................26
         Section 4.4      Commission Filings; Financial Statements.................................28
         Section 4.5      Compliance with Laws.....................................................28
         Section 4.6      Interim Operations of Sub................................................28
         Section 4.7      Stockholders Consent.....................................................28
         Section 4.8      Disclosure...............................................................28
         Section 4.9      Absence of Undisclosed Liabilities.......................................29
         Section 4.10     Absence of Certain Changes or Events.....................................29
         Section 4.11     Corporate Documents......................................................29
         Section 4.12     No Brokers...............................................................29
         Section 4.13     Disclosure to Stockholders...............................................29
ARTICLE V - PRECLOSING COVENANTS OF RTI............................................................30
         Section 5.1      Approval of RTI Stockholders.............................................30
         Section 5.2      Advice of Changes........................................................30
         Section 5.3      Operation of Business....................................................31
         Section 5.4      Access to Information....................................................32
         Section 5.5      Satisfaction of Conditions Precedent.....................................32
         Section 5.6      Other Negotiations.......................................................32
ARTICLE VI - PRECLOSING AND OTHER COVENANTS OF MPATH AND SUB.......................................33
         Section 6.1      Advice of Changes........................................................33
         Section 6.2      Reservation of Mpath Common Stock........................................33
         Section 6.3      Satisfaction of Conditions Precedent.....................................33
         Section 6.4      Nasdaq National Market Listing...........................................33
         Section 6.5      Stock Options and Warrants...............................................33
         Section 6.6      Registration of Shares Issued in the Merger..............................35
         Section 6.7      Certain Employee Benefit Matters.........................................35
         Section 6.8      Put Right................................................................35
ARTICLE VII - OTHER AGREEMENTS.....................................................................36
         Section 7.1      Confidentiality..........................................................36
         Section 7.2      No Public Announcement...................................................36
         Section 7.3      Regulatory Filings; Consents; Reasonable Efforts.........................36
         Section 7.4      Further Assurances.......................................................36
         Section 7.5      Escrow Agreement.........................................................36
         Section 7.6      FIRPTA...................................................................37
         Section 7.7      Blue Sky Laws............................................................37
         Section 7.8      Other Filings............................................................37
ARTICLE VIII - CONDITIONS TO MERGER................................................................37
         Section 8.1      Conditions to Each Party's Obligation to Effect the Merger...............37
         Section 8.2      Additional Conditions to Obligations of Mpath and Sub....................38
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                                     -ii-
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                                TABLE OF CONTENTS

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         Section 8.3      Additional Conditions to Obligations of RTI..............................39
ARTICLE IX - TERMINATION AND AMENDMENT.............................................................40
         Section 9.1      Termination..............................................................40
         Section 9.2      Effect of Termination....................................................41
         Section 9.3      Fees and Expenses........................................................41
ARTICLE X - ESCROW AND INDEMNIFICATION.............................................................41
         Section 10.1     Indemnification..........................................................41
         Section 10.2     Escrow Funds.............................................................42
         Section 10.3     Damage Threshold.........................................................42
         Section 10.4     Escrow Periods...........................................................43
         Section 10.5     Claims Upon Escrow Fund..................................................44
         Section 10.6     Final Release of Escrow Shares...........................................45
         Section 10.7     Valuation................................................................45
         Section 10.8     Delivery of Officer's Certificate; Objections to Claims for
                             Regular Damages.......................................................46
         Section 10.9     Resolution of Conflicts..................................................46
                          -----------------------
         Section 10.10    Stockholders'Agents......................................................47
         Section 10.11    Actions of the Stockholders'Agents.......................................47
         Section 10.12    Claims...................................................................48
ARTICLE XI - MISCELLANEOUS.........................................................................48
         Section 11.1     Survival of Representations and Covenants................................48
         Section 11.2     Notices..................................................................48
         Section 11.3     Interpretation...........................................................49
         Section 11.4     Counterparts.............................................................49
         Section 11.5     Entire Agreement; No Third Party Beneficiaries...........................50
         Section 11.6     Governing Law............................................................50
         Section 11.7     Assignment...............................................................50
         Section 11.8     Amendment................................................................50
         Section 11.9     Extension; Waiver........................................................50
         Section 11.10    Specific Performance.....................................................50
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                                     -iii-
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                               TABLE OF CONTENTS


     EXHIBITS                                                               Page
                                                                            ----
EXHIBIT A   -  VOTING AGREEMENT
EXHIBIT B   -  NONCOMPETITION AGREEMENT
EXHIBIT C   -  STOCKHOLDERS AGREEMENT
EXHIBIT D   -  AMENDMENT NO. 1 TO AMENDED AND RESTATED FOUNDER
               STOCK RESTRICTION AGREEMENT
EXHIBIT E   -  INVESTOR REPRESENTATION STATEMENT
EXHIBIT F   -  ESCROW AGREEMENT
EXHIBIT G   -  FIFTH AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                          AGREEMENT AND PLAN OF MERGER



         THIS AGREEMENT AND PLAN OF MERGER, dated as of September 27, 1999 (this "Agreement"), is entered into by and among Mpath Interactive, Inc., a Delaware corporation ("Mpath"), ITR Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Mpath ("Sub"), and Resounding Technology, Inc., a Delaware corporation ("RTI").

         RECITALS

         A. The Boards of Directors of Mpath, Sub and RTI deem it advisable and in the best interests of each corporation and their respective stockholders that Mpath and RTI combine in order to advance the long-term business interests of Mpath and RTI;

         B. The combination of Mpath and RTI shall be effected by the terms of this Agreement through a transaction in which Sub will merge with and into RTI, RTI will become a wholly-owned subsidiary of Mpath and the stockholders of RTI will become stockholders of Mpath (the "Merger");

         C. For Federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code");

         D. For accounting purposes, it is intended that the Merger shall be accounted for as a purchase transaction;

         E. As a condition and inducement to Mpath's willingness to enter into this Agreement, certain RTI stockholders holding at least 50% of the issued and outstanding Series A Preferred Stock of RTI and at least 70% of the issued and outstanding capital stock of RTI have, concurrently with the execution of this Agreement, executed and delivered Voting Agreements in the form attached hereto as Exhibit A (the "Voting Agreements"), pursuant to which such stockholders
   ---------
have, among other things, agreed to vote their shares of RTI capital stock in favor of the Merger and to grant Mpath irrevocable proxies to vote such shares;

         F. As a further condition and inducement to Mpath's willingness to enter into this Agreement, each of Adam M. Frankl, Henri de Marcellus, Anthony
M. Lovell, Sylvan Clebsch, Gavin A. Bell and David F. Lewis have, concurrently with the execution of this Agreement, executed and delivered Noncompetition Agreements in the form attached hereto as Exhibit B (the "Noncompetition
                                          ---------
Agreements"), which agreements shall only become effective at the Effective Time (as defined in Section 1.1 below);

         G. As a further condition and inducement to Mpath's willingness to enter into this Agreement, certain stockholders of RTI have executed and delivered to Mpath Stockholders Agreements in the form attached hereto as Exhibit C (the "Stockholders Agreements").
---------

         H. As a further condition and inducement to Mpath's willingness to enter into this Agreement, each of Adam M. Frankl, Henri de Marcellus,
Anthony M. Lovell and Sylvan Clebsch have, concurrently with the execution of this Agreement, executed and delivered Amendment No. 1 to Amended and Restated Founder Stock Restriction Agreement in the form attached hereto as Exhibit D
                                                                   ---------
(the "Stock Repurchase Agreements"), which agreements shall only become effective at the Effective Time.

         NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below, the parties agree as follows:

                                   ARTICLE I

                                  THE MERGER

         Section 1.1   Effective Time of the Merger.
                       ----------------------------

         (a) Subject to the provisions of this Agreement, a certificate of merger (the "Certificate of Merger") in such mutually acceptable form as is required by the relevant provisions of the Delaware General Corporation Law ("Delaware Law") shall be duly executed and delivered by the parties hereto and thereafter delivered to the Secretary of State of the State of Delaware for filing on the Closing Date (as defined in Section 1.2).

         (b) The Merger shall become effective upon the due and valid filing of the Certificate of Merger with the Secretary of State of the State of Delaware or at such time thereafter as is provided in the Certificate of Merger (the "Effective Time").

         Section 1.2   Closing. The closing of the Merger (the "Closing")
                       -------
will take place at 10:00 a.m., California time, on a date (the "Closing Date") to be specified by Mpath and RTI, which shall be no later than the second business day after satisfaction or waiver of the latest to occur of the conditions set forth in Article VIII, at the offices of Venture Law Group, A Professional Corporation, 2775 Sand Hill Road, Menlo Park, California unless another date, time or place is agreed to in writing by Mpath and RTI.

         Section 1.3   Effects of the Merger.
                       ----------------------

         (a) At the Effective Time (i) the separate existence of Sub shall cease and Sub shall be merged with and into RTI (Sub and RTI are sometimes referred to herein as the "Constituent Corporations" and RTI following consummation of the Merger is sometimes referred to herein as the "Surviving Corporation"), (ii) the Certificate of Incorporation of Sub shall be the Certificate of Incorporation of the Surviving Corporation and (iii) the Bylaws of Sub as in effect immediately prior to the Effective Time shall become the Bylaws of the Surviving Corporation.

         (b) At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of Delaware Law. Without limiting the generality of the foregoing, at and after the Effective Time, the Surviving Corporation shall possess all the rights, privileges, powers and franchises, and be subject to all the restrictions, disabilities and duties of each of the Constituent Corporations.

         Section 1.4  Directors and Officers. The directors of Sub
                      ----------------------
immediately prior to the Effective Time shall become the directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation, and the officers of Sub immediately prior to the Effective Time shall become the officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

                                   ARTICLE II

                            CONVERSION OF SECURITIES

         Section 2.1  Conversion of Capital Stock. At the Effective Time,
                      ---------------------------
by virtue of the Merger and without any action on the part of the holder of any shares of Series A Preferred Stock, $.01 par value of RTI (the "RTI Preferred Stock"), or shares of Common Stock, $.01 par value, of RTI ("RTI Common Stock"), or capital stock of Sub:

         (a)     Capital Stock of Sub. Each issued and outstanding share of the
                 --------------------
capital stock of Sub shall be converted into and become one fully paid and nonassessable share of Common Stock, $0.01 par value, of the Surviving Corporation.

         (b)     Cancellation of Mpath-Owned and RTI-Owned Stock. Any shares of
                 -----------------------------------------------
RTI Common Stock or RTI Preferred Stock that are owned by Mpath, Sub, RTI or any other direct or indirect wholly-owned Subsidiary of Mpath or RTI shall be canceled and retired and shall cease to exist and no stock of Mpath or other consideration shall be delivered in exchange. As used in this Agreement, the word "Subsidiary" means, with respect to any other party, any corporation or other organization, whether incorporated or unincorporated, of which (i) such party or any other Subsidiary of such party is a general partner (excluding partnerships, the general partnership interests of which held by such party or any Subsidiary of such party do not have a majority of the voting interest in such partnership) or (ii) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization or a majority of the profit interests in such other organization is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries.

         (c)     Exchange Ratio.
                 --------------

         (i) Each issued and outstanding share of RTI Preferred Stock (other than shares to be canceled in accordance with Section 2.1(b) and any Dissenting Shares as defined in and to the extent provided in Section 2.3 and in each case subject to subparagraph (iv) below) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive a fraction of a fully paid and nonassessable share of Mpath Common Stock

(as defined in Section 4.2) equal to the Exchange Ratio, as defined in and determined in accordance with the provisions of subparagraph (iii) below.

         (ii) Each issued and outstanding share of RTI Common Stock (other than shares to be canceled in accordance with Section 2.1(b) and any Dissenting Shares) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive a fraction of a fully paid and nonassessable share of Mpath Common Stock equal to the Exchange Ratio, as defined in and determined in accordance with the provisions of subparagraph
(iii) below.

         (iii)    For purposes of this Agreement:

         (A) the "Total Consideration Shares" shall be 1,750,000 shares of Mpath Common Stock; provided, however, that the number of
                                      --------  -------
                  Total Consideration Shares shall be automatically increased by a number of shares of Mpath Common Stock equal to 7.5% of the number of any additional shares of Mpath Common Stock issued by Mpath between August 27, 1999 and the Closing Date (such number of additional shares of Mpath Common Stock to be calculated on a fully diluted basis assuming the conversion, exercise or exchange of any securities convertible, exercisable or exchangeable for shares of Mpath Common Stock that are issued between August 27, 1999 and the Closing Date, except that such additional shares shall not include or take into account any shares of Mpath Common Stock that are issued or issuable upon exercise of options or warrants granted by Mpath to its employees in the ordinary course of business).

         (B) The "Exchange Ratio" shall be equal to the quotient obtained by dividing (1) the number of the Total Consideration Shares
                     --------
                  by (2) the number of shares of RTI Common Stock outstanding or subject to issuance upon exercise of RTI Options (as defined in Section 2.1(d) below) and RTI Warrants (as defined in
                  Section 2.1(d) below) and upon conversion of all shares of RTI Preferred Stock issued and outstanding, in each case immediately prior to the Effective Time.

         (iv) Notwithstanding any of the foregoing to the contrary, each holder of RTI Preferred Stock may, at its option exercisable by notice given to Mpath at least two (2) business days prior to the Closing Date, elect to reduce the number of shares of Mpath Common Stock to which such holder would otherwise be entitled pursuant to Section 2.1(c)(i) by that number of shares equal to the quotient obtained by dividing (1) the dollar amount set forth next to such
                     --------
holder's name on Schedule 2.1(c)(i) of the RTI Disclosure Schedule (in each case, the "Cash Payment") by (2) the average last sale price of Mpath's Common Stock on the Nasdaq Stock Market for the twenty (20) trading day period ending two (2) trading days prior to the Closing Date (the "Average Stock Price") and receive in lieu thereof such Cash Payment. Any notice of election pursuant to this subparagraph (iv) shall be delivered to Mpath in accordance with
Section 11.2 of this Agreement. In the event that no election from a holder of RTI Preferred Stock shall be received by Mpath in accordance with the foregoing within the prescribed period, such holder shall be deemed to have elected to receive all such holder's merger consideration in the form of shares of Mpath Common Stock.

         (v) In no event will the total number of shares of Mpath Common Stock issuable by Mpath pursuant to the Merger (including shares of Mpath Common Stock issuable upon exercise of RTI Options or RTI Warrants assumed by Mpath in the Merger) exceed the Total Consideration Shares, nor shall the sum of all Cash Payments exceed $1,250,000. The allocation of the Total Consideration Shares among each holder of RTI capital stock, warrants and options based upon the capitalization of RTI as of the date of this Agreement is set forth in
Schedule 2.1(c)(v) of the RTI Disclosure Schedule (which assumes that no holder of RTI Preferred Stock elects to receive a Cash Payment). An updated version of such Schedule reflecting the capitalization of RTI on the Closing Date shall be delivered by RTI to Mpath on the Closing Date.

         (vi) If, on or after the date of this Agreement and prior to the Effective Time, the outstanding shares of Mpath Common Stock or RTI capital stock shall have been changed into a different number of shares or a different class by reason of any reclassification, split-up, stock dividend or stock combination, then the Exchange Ratio shall be correspondingly adjusted. The Exchange Ratio shall not change as a result of fluctuations in the market price of Mpath Common Stock between the date of this Agreement and the Effective Time.

         (vii) All such shares of RTI Common Stock and RTI Preferred Stock, when so converted, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the shares of Mpath Common Stock, and, in the case of RTI Preferred Stock, the Cash Payment, if applicable, and any cash in lieu of fractional shares of Mpath Common Stock to be issued or paid in consideration therefor upon the surrender of such certificate in accordance with
Section 2.4, without interest.

         (d)   RTI Stock Options and Warrants. At the Effective Time, all then
               ------------------------------
outstanding options, whether vested or unvested ("RTI Options"), to purchase RTI Common Stock issued under RTI's 1999 Stock Option Plan (the "RTI Option Plan") and all outstanding warrants to purchase RTI capital stock ("RTI Warrants") that by their terms survive the Closing will be assumed by Mpath in accordance with
Section 6.5. All of the RTI Options and all of the RTI Warrants issued and outstanding as of the date of this Agreement are listed on Schedule 2.1(d) attached hereto. An updated Schedule 2.1(d) reflecting RTI Options and RTI Warrants on the Closing Date shall be delivered by RTI to Mpath on the Closing Date.

         (e)   Restricted Shares. Any shares of RTI Common Stock which are
               -----------------
subject to repurchase by RTI in the event the holder thereof ceases to be employed by RTI ("RTI Restricted Shares") shall be converted into Mpath Common Stock on the same basis as provided in subsection (c) above and shall be registered in such holder's name, but shall be held by the Surviving Corporation or Mpath pursuant to the Stock Repurchase Agreements. Holders of the RTI Restricted Shares are identified on Schedule 2.1(e) of the RTI Disclosure Schedule.

         Section 2.2  Escrow Agreement. At the Effective Time or such later
                      ----------------
time as determined in accordance with Section 2.3(b), Mpath will, on behalf of the holders of RTI Common Stock and RTI Preferred Stock, deposit in escrow certificates representing twenty percent (20%) of the Total Consideration Shares allocable to RTI Common Stock and RTI Preferred Stock in the Merger. Such shares shall be held in escrow on behalf of the persons who are the holders of RTI Common Stock or RTI Preferred Stock in the Merger immediately prior to the Effective Time (the "Former RTI Stockholders"), in accordance with the portion of Total Consideration Shares allocable to each such Former RTI Stockholder in the manner contemplated by Section 2.1 ("Pro Rata Portion"). Such shares (collectively, the "Escrow Shares") shall be held and applied pursuant to the provisions of an escrow agreement (the "Escrow Agreement") to be executed pursuant to Section 7.5. All calculations to determine the number of Escrow Shares to be delivered by each stockholder of RTI into escrow as aforesaid shall be rounded down to the nearest whole share.

         Section 2.3  Dissenting Shares.
                      -----------------

         (a) Notwithstanding any provision of this Agreement to the contrary, any shares of RTI Common Stock or RTI Preferred Stock held by a holder who has exercised such holder's appraisal rights in accordance with Section 262 of Delaware Law, and who, as of the Effective Time, has not effectively withdrawn or lost such appraisal rights ("Dissenting Shares"), shall not be converted into or represent a right to receive Mpath Common Stock or the Cash Payment (if applicable) pursuant to Section 2.1, but the holder of the Dissenting Shares shall only be entitled to such rights as are granted by Delaware Law.

         (b) Notwithstanding the provisions of Section 2.3(a), if any holder of shares of RTI Common Stock or RTI Preferred Stock who demands his appraisal rights with respect to such shares under Section 2.1 shall effectively withdraw or lose (through failure to perfect or otherwise) his rights to receive payment for such shares under Delaware Law, then, as of the later of the Effective Time or the occurrence of such event, such holder's shares shall automatically be converted into and represent only the right to receive Mpath Common Stock, the Cash Payment, if applicable, and payment for fractional shares as provided in
Section 2.1(c), without interest, upon surrender of the certificate or certificates representing such shares; provided that if such holder effectively
                                       --------
withdraws or loses his right to receive payment for such shares after the Effective Time, then, at such time Mpath will deposit in the escrow created pursuant to the Escrow Agreement additional certificates representing such holder's Pro Rata Portion of the Escrow Shares.

         (c) RTI shall give Mpath (i) prompt notice of any written demands for payment with respect to any shares of capital stock of RTI pursuant to the appraisal rights under Delaware Law, withdrawals of such demands, and any other instruments served pursuant to Delaware Law and received by the RTI and (ii) the opportunity to participate at its own expense in all negotiations and proceedings with respect to demands for appraisal rights under Delaware Law. RTI shall not, except with the prior written consent of Mpath, voluntarily make any payment with respect to any demands for appraisal rights with respect to RTI Common Stock or RTI Preferred Stock or offer to settle or compromise any such demands.

         Section 2.4  Exchange of Certificates.
                      ------------------------

         (a) From and after the Effective Time, each holder of an outstanding certificate or certificates ("Certificates") which represented shares of RTI Common Stock or RTI Preferred Stock immediately prior to the Effective Time shall have the right to surrender each Certificate to Mpath (or at Mpath's option, an exchange agent to be appointed by Mpath), and receive promptly in exchange for all Certificates held by such holder a certificate representing the number of whole shares of Mpath Common Stock (other than the Escrow Shares) plus the Cash Payment, if applicable, into which the RTI Common Stock or RTI Preferred Stock evidenced by the Certificates so surrendered shall have been converted pursuant to the provisions of Article II of this Agreement. The surrender of Certificates shall be accompanied by duly completed and executed Letters of Transmittal in the form mutually agreed upon by the parties hereto. Until surrendered, each outstanding Certificate which prior to the Effective Time represented shares of RTI Common Stock or RTI Preferred Stock shall be deemed for all corporate purposes to evidence ownership of the number of whole shares of Mpath Common Stock plus any Cash Payment, if applicable, into which the shares of RTI Common Stock and RTI Preferred Stock have been converted but shall, subject to applicable appraisal rights under Delaware Law, have no other rights. Subject to applicable appraisal rights under Delaware Law, from and after the Effective Time, the holders of shares of RTI Common Stock and RTI Preferred Stock shall cease to have any rights in respect of such shares and their rights shall be solely in respect of the Mpath Common Stock and the Cash Payment, if applicable, into which such shares of RTI Common Stock or RTI Preferred Stock have been converted. From and after the Effective Time, there shall be no further registration of transfers on the records of RTI of shares of RTI Common Stock and RTI Preferred Stock outstanding immediately prior to the Effective Time.

         (b) If any shares of Mpath Common Stock are to be issued in the name of a person other than the person in whose name the Certificate(s) surrendered in exchange therefor is registered, it shall be a condition to the issuance of such shares that (i) the Certificate(s) so surrendered shall be transferable, and shall be properly assigned, endorsed or accompanied by appropriate stock powers,
(ii) such transfer shall otherwise be proper and (iii) the person requesting such transfer shall pay Mpath, or its exchange agent, any transfer or other taxes payable by reason of the foregoing or establish to the satisfaction of Mpath that such taxes have been paid or are not required to be paid. Notwithstanding the foregoing, neither Mpath nor RTI shall be liable to a holder of shares of RTI Common Stock or RTI Preferred Stock for shares of Mpath Common Stock or any Cash Payment issuable to such holder pursuant to the provisions of
Article II of this Agreement that are delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

         (c) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed, Mpath shall issue in exchange for such lost, stolen or destroyed Certificate the shares of Mpath Common Stock issuable in exchange therefor and pay the Cash Payment, if applicable, pursuant to the provisions of Article II of the Agreement. The Board of Directors of Mpath may in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificate to provide to Mpath an indemnity agreement or bond against any claim that may be made against Mpath with respect to the Certificate alleged to have been lost, stolen or destroyed.

         Section 2.5  Distributions with Respect to Unexchanged Shares. No
                      ------------------------------------------------
dividends or other distributions declared or made after the Effective Time with respect to Mpath Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Mpath Common Stock represented thereby and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.6 below until the holder of record of such Certificate shall surrender such Certificate. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Mpath Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of Mpath Common Stock to which such holder is entitled pursuant to Section 2.6 below and the amount of any dividends or other distributions with a record date after the Effective Time previously paid with respect to such whole shares of Mpath Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of Mpath Common Stock.

         Section 2.6  No Fractional Shares. No certificate or scrip
                      --------------------
representing fractional shares of Mpath Common Stock shall be issued upon the surrender for exchange of Certificates, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of Mpath. Notwithstanding any other provision of this Agreement, each holder of shares of RTI Common Stock or RTI Preferred Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Mpath Common Stock (after taking into account all Certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of Mpath Common Stock multiplied by the Average Stock Price.

         Section 2.7 Tax and Accounting Consequences.
                     -------------------------------

         (a) It is intended by the parties hereto that the Merger shall constitute a "reorganization" within the meaning of Section 368 of the Code. The parties hereto adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Income Tax Regulations.

         (b) It is intended by the parties hereto that the Merger shall qualify for financial accounting treatment as purchase accounting.

                                   ARTICLE III

                      REPRESENTATIONS AND WARRANTIES OF RTI

         RTI represents and warrants to Mpath and Sub that the statements contained in this Article III are true and correct, except as expressly set forth in the disclosure schedule delivered by RTI to Mpath on or before the date of this Agreement (the "RTI Disclosure Schedule"). The RTI Disclosure Schedule shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article III.

         Section 3.1  Organization of RTI. RTI is a corporation duly
                      -------------------
organized, validly existing and in good standing under the laws of the State of Delaware, has all requisite corporate power to own, lease and operate its property and to carry on its business as now being conducted, and is duly qualified or licensed to do business and is in good standing as a foreign corporation in each jurisdiction in which the nature of its business or ownership or leasing of properties makes such qualification or licensing necessary and where the failure to be so qualified or licensed would result in a material adverse effect on the business, assets (including intangible assets), liabilities, condition (financial or otherwise) or results of operations (a "Material Adverse Effect") of RTI. The RTI Disclosure Schedule contains a true and complete listing of the locations of all sales offices, development facilities, and any other offices or facilities of RTI and a true and complete list of all states in which RTI maintains any employees. The RTI Disclosure Schedule contains a true and complete list of all states in which RTI is duly qualified or licensed to transact business as a foreign corporation.

         Section 3.2  RTI Capital Structure.
                      ---------------------

         (a) The authorized capital stock of RTI consists of 10,000,000 shares of RTI Common Stock and 5,000,000 shares of Preferred Stock, of which 1,800,000 shares are designated as Series A Preferred Stock. As of the date of this Agreement, there are (i) 3,582,565 shares of RTI Common Stock issued and outstanding, all of which are validly issued, fully paid and nonassessable and 2,553,634 of which are subject to repurchase rights pursuant to agreements or arrangements between the holder thereof and RTI, (ii) 1,250,000 shares of Series A Preferred Stock issued and outstanding, all of which are validly issued, fully paid and nonassessable, and each share of which is convertible into one share of RTI Common Stock, (iii) RTI Warrants to purchase no shares of RTI's capital stock; (iv) RTI Options to purchase up to 462,388 shares of RTI Common Stock;
(v) 1,800,000 shares of RTI Common Stock reserved for future issuance upon conversion of the RTI Preferred Stock; and (vi) 521,000 shares of RTI Common Stock reserved for issuance upon exercise of options available to be granted in the future under the RTI Option Plan. The issued and outstanding shares of RTI Common Stock and of RTI Preferred Stock are held of record by the stockholders of RTI as set forth and identified on Schedule 3.2(a) of the RTI Disclosure
                                      ---------------
Schedule. The issued and outstanding RTI Options are held of record by the option holders identified on, in the amounts and subject to the vesting schedules set forth on, Schedule 3.2(a) of the RTI Disclosure Schedule. The
                        ---------------
issued and outstanding RTI Warrants are held of record by the warrantholders as set forth and identified on Schedule 3.2(a) of the RTI Disclosure Schedule. All
                            ---------------
shares of RTI Common Stock subject to
issuance upon the exercise of RTI Options and RTI Warrants, upon issuance on the terms and conditions (including payment) specified in the instrument pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. All outstanding shares of RTI Common Stock, RTI Preferred Stock and outstanding RTI Options and RTI Warrants (collectively "RTI Securities") were issued in compliance with applicable federal and state securities laws. Except as set forth on Schedule 3.2(a) of the RTI Disclosure Schedule, there are no obligations, contingent or otherwise, of RTI to repurchase, redeem or otherwise acquire any shares of RTI Common Stock or RTI Preferred Stock or make any investment (in the form of a loan, capital contribution or otherwise) in any other entity. An updated Schedule 3.2(a) reflecting changes permitted by this Agreement in the capitalization of RTI between the date hereof and the Effective Time shall be delivered by RTI to Mpath on the Closing Date.

         (b) Except as set forth in this Section 3.2 and corresponding Schedules in the RTI Disclosure Schedule, there are no equity securities of any class or series of RTI, or any security exchangeable into or exercisable for such equity securities, issued, reserved for issuance or outstanding. Except as set forth in this Section 3.2 and corresponding Schedules in the RTI Disclosure Schedule, there are no options, warrants, equity securities, calls, rights, commitments or agreements of any character to which RTI is a party or by which it is bound obligating RTI to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of RTI or obligating RTI to grant, extend, accelerate the vesting of or enter into any such option, warrant, equity security, call, right, commitment or agreement. RTI is not in active discussion, formal or informal, with any person or entity regarding the issuance of any form of additional RTI equity that has not been issued or committed to prior to the date of this Agreement. Except as provided in this Agreement and the other Transaction Documents (as defined in Section 3.3(a)) or any transaction contemplated hereby or thereby, there are no voting trusts, proxies or other agreements or understandings with respect to the voting of the shares of capital stock of RTI.

         (c) All RTI Options have been issued in accordance with the terms of the RTI Option Plan and pursuant to the standard forms of option agreement previously provided to Mpath or its representatives. Except as set forth on
Schedule 3.2(c) of the RTI Disclosure Schedule, no RTI Option will by its terms require an adjustment in connection with the Merger. Except as otherwise contemplated by Section 6.5(b), neither the consummation of transactions contemplated by this Agreement or the other Transaction Documents, nor any action taken or to be taken by RTI in connection with such transactions will result in (i) any acceleration of vesting in favor of any optionee under any RTI Option; (ii) any additional benefits for any optionee under any RTI Option; or
(iii) the inability of Mpath after the Effective Time to exercise any right or benefit held by RTI prior to the Effective Time with respect to any RTI Option assumed by Mpath, including, without limitation, the right to repurchase an optionee's unvested shares on termination of such optionee's employment. Except as otherwise contemplated by Section 6.5(b), the assumption by Mpath of RTI Options in accordance with Section 6.5 hereunder will not (i) give the optionees additional benefits which they did not have under their options prior to such assumption (after taking into account the existing provisions of the options, such as their respective exercise prices and vesting schedules) or (ii) constitute a breach of the RTI Plan or any agreement entered into pursuant to such plan.

         Section 3.3  Authority; No Conflict; Required Filings and Consents.
                      -----------------------------------------------------

         (a) RTI has all requisite corporate power and authority to enter into this Agreement and all Transaction Documents to which it is or will become a party and to consummate the transactions contemplated by this Agreement and such Transaction Documents. The execution and delivery of this Agreement and such Transaction Documents and the consummation of the transactions contemplated by this Agreement and such Transaction Documents have been duly authorized by all necessary corporate action on the part of RTI, subject only to the approval of the Merger by RTI's stockholders under the provisions of Delaware Law and RTI's Certificate of Incorporation. This Agreement has been and such Transaction Documents have been or, to the extent not executed by RTI as of the date hereof, will be duly executed and delivered by RTI. This Agreement and each of the Transaction Documents to which RTI is a party constitutes, and each of the Transaction Documents to which RTI will become a party, when executed and delivered by RTI, will constitute, assuming the due authorization, execution and delivery by the other parties hereto and thereto, the valid and binding obligation of RTI, enforceable against RTI in accordance with their respective terms, except to the extent that enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought. For purposes of this Agreement, "Transaction Documents" means all documents or agreements required to be delivered by any party under this Agreement including the Certificate of Merger, the Escrow Agreement, the Voting Agreements, the Stockholders Agreements, the Stock Repurchase Agreements, the Investors' Rights Agreement and the Noncompetition Agreements.

         (b) The execution and delivery by RTI of this Agreement and the Transaction Documents to which it is or will become a party does not, and the consummation of the transactions contemplated by this Agreement and the Transaction Documents to which it is or will become a party will not, (i) conflict with, or result in any violation or breach of any provision of the Certificate of Incorporation or Bylaws of RTI, (ii) result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, contract or other agreement, instrument or obligation to which RTI is a party or by which it or any of its properties or assets may be bound, or (iii) conflict or violate any permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to RTI or any of its properties or assets, except in the case of (ii) and (iii) for any such conflicts, violations, defaults, terminations, cancellations or accelerations which would not have a Material Adverse Effect on RTI taken as a whole.

         (c) None of the execution and delivery by RTI of this Agreement or of any other Transaction Document to which RTI is or will become a party nor the consummation of the transactions contemplated by this Agreement or such Transaction Document will require any consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality

("Governmental Entity"), except for (i) the filing of the Certificate of Merger with the Delaware Secretary of State, (ii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws and (iii) such other consents, authorizations, filings, approvals and registrations which are listed on
Schedule 3.3(c) of the RTI Disclosure Schedule.

         Section 3.4  Financial Statements; Absence of Undisclosed Liabilities.
                      --------------------------------------------------------

         (a) RTI has delivered to Mpath copies of RTI's unaudited balance sheet as of August 31, 1999 (the "Most Recent Balance Sheet") and the related unaudited statements of operations for the eight-month period then-ended (together with the Most Recent Balance Sheet, the "RTI Interim Financials") and RTI's unaudited balance sheet as of December 31, 1998, and the related unaudited statements of operations, stockholders' equity and cash flows for the year ended December 31, 1998 (collectively, the "RTI Financial Statements").

         (b) The RTI Financial Statements are in accordance with the books and records of RTI and present fairly in all material respects the financial position, results of operations and cash flows of RTI as of their historical dates and for the periods indicated. The RTI Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior periods ("GAAP"). The reserves, if any, reflected on the RTI Financial Statements are adequate in light of the contingencies with respect to which they were made.

         (c) Except as set forth on Schedule 3.4(c) of the RTI Disclosure Schedule, RTI has no material debt, liability, or obligation of any nature, whether accrued, absolute, contingent, or otherwise, and whether due or to become due that would be required to be reflected or reserved against in a balance sheet prepared in accordance with GAAP, that is not reflected or reserved against in the Most Recent Balance Sheet, except for those that may have been incurred after the date of the Most Recent Balance Sheet, which were incurred in the ordinary course of business and are not material both individually and in the aggregate to RTI or its business.

         Section 3.5  Tax Matters.
                      -----------

         (a) For purposes of this Section 3.5 and other provisions of this Agreement relating to Taxes, the following definitions shall apply:

         (i) The term "Taxes" shall mean all taxes, however denominated, including any interest, penalties or other additions to tax that may become payable in respect thereof, (A) imposed by any federal, territorial, state, local or foreign government or any agency or political subdivision of any such government, which taxes shall include, without limiting the generality of the foregoing, all income or profits taxes (including but not limited to, federal income taxes and state income taxes), payroll and employee withholding taxes, unemployment insurance, social security taxes, sales and use taxes, ad valorem taxes, excise taxes, franchise taxes, gross receipts taxes, business license taxes, occupation taxes, real and personal property taxes, stamp taxes, environmental taxes, ozone depleting chemicals taxes, transfer taxes, workers' compensation, Pension Benefit Guaranty Corporation premiums and other governmental charges, and other obligations of the same or of a similar nature to any of the foregoing, which are required to be paid, withheld or collected,
(B) any liability for the payment of amounts referred to in (A) as a result of being a member of any affiliated, consolidated, combined or unitary group, or
(C) any liability for amounts referred to in (A) or (B) as a result of any obligations to indemnify another person.

         (ii) The term "Returns" shall mean all reports, estimates, declarations of estimated tax, information statements and returns relating to, or required to be filed in connection with, any Taxes, including information returns or reports with respect to backup withholding and other payments to third parties.

         (b) All Returns required to be filed prior to the date hereof by or on behalf of RTI have been filed on a timely basis, and such Returns are true, complete and correct in all material respects. All Taxes shown to be payable on such Returns or on subsequent assessments with respect thereto, and all payments of estimated Taxes required to be made prior to the date hereof by or on behalf of RTI under Section 6655 of the Code or comparable provisions of state, local or foreign law, have been paid in full on a timely basis or have been accrued on the Most Recent Balance Sheet, and no other Taxes are payable by RTI with respect to items or periods covered by such Returns (whether or not shown on or reportable on such Returns). RTI has withheld and paid over all Taxes required to have been withheld and paid over prior to the date hereof, and complied with all information reporting and backup withholding requirements, including maintenance of required records with respect thereto, in connection with amounts paid or owing to any employee, creditor, independent contractor, or other third party. There are no liens on any of the assets of RTI with respect to Taxes, other than liens for Taxes not yet due and payable or for Taxes that RTI is contesting in good faith through appropriate proceedings and for which appropriate reserves have been established on the Most Recent Balance Sheet. RTI has not at any time been (i) a member of an affiliated group of corporations filing consolidated, combined or unitary income or franchise tax returns, or
(ii) a member of any partnership or joint venture for a period for which the statute of limitations for any Tax potentially applicable as a result of such membership has not expired.

         (c) The amount of RTI's liability for unpaid Taxes (whether actual or contingent) for all periods through the date of the Most Recent Balance Sheet does not, in the aggregate, exceed the amount of the current liability accruals for Taxes reflected on the Most Recent Balance Sheet, and the Most Recent Balance Sheet reflects proper accrual in accordance with generally accepted accounting principles applied on a basis consistent with prior periods of all liabilities for Taxes payable after the date of the Most Recent Balance Sheet attributable to transactions and events occurring prior to such date. No liability for Taxes has been incurred (or prior to Closing will be incurred) since the date of the Most Recent Balance Sheet other than in the ordinary course of business.

         (d)  Mpath has been furnished by RTI with true and complete copies of
(i) relevant portions of income tax audit reports, statements of deficiencies, closing or other agreements received by or on behalf of RTI relating to Taxes, and (ii) all federal and state income or franchise tax Returns and state sales and use tax Returns for or including RTI for all periods since the inception of RTI. RTI does not do business in or derive income from any state other than states for which Returns have been duly filed and furnished to Mpath.

         (e) The Returns of or including RTI have never been audited by a government or taxing authority, nor is any such audit in process, pending or, to RTI's knowledge, threatened (either in writing or verbally, formally or informally). No deficiencies exist or have been asserted (either in writing or verbally, formally or informally), and RTI has not received notice (either in writing or verbally, formally or informally) that it has not filed a Return or paid Taxes required to be filed or paid. RTI is neither a party to any action or proceeding for assessment or collection of Taxes, nor has such event been asserted or threatened (either in writing or orally, formally or informally) against RTI or any of its assets. No waiver or extension of any statute of limitations is in effect with respect to Taxes or Returns of RTI. RTI has disclosed on its federal and state income and franchise tax Returns all positions taken therein that could give rise to a substantial understatement penalty within the meaning of Code Section 6662 or comparable provisions of applicable state, local, foreign or other tax laws.

         (f) RTI has not been and will not be required to include any material adjustment in Taxable income for any Tax period (or portion thereof) pursuant to
Section 481 or Section 263A of the Code or any comparable provision under state or foreign Tax laws as a result of transactions, events or accounting methods employed prior to the Closing.

         (g) RTI is not, nor has it ever been, a party to any tax sharing agreement.

         (h) RTI is not, nor has it been, a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code, and Mpath is not required to withhold tax by reason of Section 1445 of the Code. RTI is not a "consenting corporation" under Section 341(f) of the Code. RTI has not entered into any compensatory agreements with respect to the performance of services which payment thereunder would result in a nondeductible expense to RTI pursuant to Section 280G of the Code or an excise tax to the recipient of such payment pursuant to Section 4999 of the Code. RTI has not agreed to, nor is it required to make any adjustment under Code Section 481(a) by reason of, a change in accounting method. RTI is not, nor has it been, a "reporting corporation" subject to the information reporting and record maintenance requirements of
Section 6038A and the regulations thereunder. RTI is in compliance with the terms and conditions of any applicable tax exemptions, agreements or orders of any foreign government to which it may be subject or which it may have claimed, and the transactions contemplated by this Agreement will not have any adverse effect on such compliance.

         (i) The RTI Disclosure Schedule sets forth accurate and complete information regarding RTI's net operating losses for federal and each applicable state income tax purposes. Except as a result of the transactions contemplated hereby, RTI has no net operating losses and credit carryovers or other tax attributes currently subject to limitation under Sections 382, 383, or 384 of the Code.

         Section 3.6  Absence of Certain Changes or Events.  Since December 31,
                      ------------------------------------
1998, RTI has not:


         (a) suffered any material adverse change in its business, assets (including intangible assets), liabilities, condition (financial or otherwise) or results of operations ("Material Adverse Change");

         (b) suffered any damage, destruction or loss, whether covered by insurance or not, that has resulted, or would result in a Material Adverse Effect on RTI;

         (c) granted or agreed to make any increase in the compensation payable or to become payable by RTI to its officers or employees;

         (d) declared, set aside or paid any dividend or made any other distribution on or in respect of the shares of the capital stock of RTI or declared any direct or indirect redemption, retirement, purchase or other acquisition by RTI of such shares;

         (e) except as set forth on Schedule 3.6(e) of the RTI Disclosure Schedule, issued any shares of capital stock of RTI or any warrants, rights, options or entered into any commitment relating to the shares of RTI, except for the issuance of shares of RTI capital stock pursuant to the exercise of RTI Options and RTI Warrants listed in the RTI Disclosure Schedule and the conversion of outstanding RTI Preferred Stock;

         (f) made any change in the accounting methods or practices it follows, whether for general financial or tax purposes, or any change in depreciation or amortization policies or rates adopted therein;

         (g) sold, leased, abandoned or otherwise disposed of any real property or any machinery, equipment or other operating property with an individual net book value in excess of $5,000;

         (h) sold, assigned, transferred, licensed or otherwise disposed of any patent, trademark, trade name, brand name, copyright (or pending application for any patent, trademark or copyright) invention, work of authorship, process, know-how, formula or trade secret or interest thereunder or other intangible asset;

         (i) permitted or allowed any of its property or assets to be subjected to any mortgage, deed of trust, pledge, lien, security interest or other encumbrance of any kind (except those permitted under Section 3.7);

         (j) made any capital expenditure or commitment individually in excess of $10,000 or in the aggregate in excess of $50,000;

         (k) paid, loaned or advanced any amount to, or sold, transferred or leased any properties or assets to, or entered into any agreement or arrangement with, any of its Affiliates

(as defined in Section 3.16), officers, directors or stockholders or any affiliate of any of the foregoing;

         (l) made any amendment to or terminated any agreement which, if not so amended or terminated, would be required to be disclosed on the RTI Disclosure Schedule; or

         (m) agreed to take any action described in this Section 3.6 or outside of its ordinary course of business.

         Section 3.7  Title and Related Matters. RTI has good and valid
                      -------------------------
title to all its properties, interests in properties and assets, real and personal, free and clear of all mortgages, liens, pledges, charges or encumbrances of any kind or character, except the lien of current taxes not yet due and payable and minor imperfections of and encumbrances on title, if any, as do not materially detract from the value of or interfere with the present use of the property affected thereby. The equipment of RTI used in the operation of its business is, taken as a whole, (i) adequate for the business conducted by RTI as of the date of this Agreement and (ii) in good operating condition and repair, ordinary wear and tear excepted. All personal property leases to which RTI is a party are valid, binding, enforceable against the parties thereto and in effect in accordance with their respective terms. To the knowledge of RTI, there is not under any of such leases any existing default or event of default or event which, with notice or lapse of time or both, would constitute a default.
Schedule 3.7 of the RTI Disclosure Schedule contains a description of all items of personal property with an individual net book value in excess of $2,000 and real property leased by RTI, describing its interest in said property. True and correct copies of RTI's real property and personal property leases have been provided to Mpath or its representatives.

         Section 3.8  Proprietary Rights.

         (a) RTI owns all right, title and interest in and to, or otherwise possesses legally enforceable rights to use, all patents, copyrights, technology, software, software tools, know-how, processes, trade secrets, trademarks, service marks, trade names, Internet domain names and other proprietary rights used in the conduct of RTI's business as conducted to the date of this Agreement, including, without limitation, the technology, information, databases, data lists, data compilations, and all proprietary rights developed or discovered or used in connection with or contained in all versions and implementations of RTI's World Wide Web sites (including www.resounding.com and the other domain names listed on Schedule 3.8 of the RTI Disclosure Schedule) or any product which is being distributed or sold by RTI or currently is under development by RTI (collectively, including such Web sites, the "RTI Products"), free and clear of all liens, claims and encumbrances (including without limitation licensing and distribution rights) (all of which are collectively referred to as "RTI Proprietary Rights"). Schedule 3.8(a) of the RTI Disclosure Schedule contains an accurate and complete (i) description of all patents, trademarks (with separate listings of registered and unregistered trademarks), trade names, Internet domain names and registered copyrights in or related to the RTI Products or otherwise included in the RTI Proprietary Rights and all applications and registration statements therefor, including the jurisdictions in which each such RTI Proprietary Right has been issued or registered or in which any such application of such issuance and registration has been filed, (ii) list of all licenses and other agreements with third parties (the "Third Party Licenses") relating to any material patents, copyrights, trade secrets, software, inventions, technology, know-how, processes or other proprietary rights that RTI is licensed or otherwise authorized by such third parties to use, market, distribute or incorporate in RTI Products (such patents, copyrights, trade secrets, software, inventions, technology, know-how, processes or other proprietary rights are collectively referred to as the "Third Party Technology") and (iii) list of all licenses and other agreements with third parties relating to any material information, compilations, data lists or databases that RTI is licensed or otherwise authorized by such third parties to use, market, disseminate distribute or incorporate in RTI Products. All of RTI's patents, copyrights, trademarks, trade names or Internet domain name registrations related to or in the RTI Products are valid and in full force and effect, and consummation of the transactions contemplated by this Agreement will not alter or impair any such rights. No claims have been asserted or threatened against RTI (and RTI is not aware of any claims which are likely to be asserted or threatened against RTI or which have been asserted or threatened against others relating to RTI Proprietary Rights or RTI Products) by any person challenging RTI's use, possession, manufacture, sale or distribution of RTI Products under any RTI Proprietary Rights (including, without limitation, the Third Party Technology) or challenging or questioning the validity or effectiveness of any material license or agreement relating thereto (including, without limitation, the Third Party Licenses) or alleging a violation of any person's or entity's privacy, personal or confidentiality rights. None of the RTI Products nor the use or exploitation of any RTI Proprietary Rights in RTI's current business infringes on the rights of or constitutes misappropriation of any proprietary information or intangible property right of any third person or entity, including without limitation any patent, trade secret, copyright, trademark or trade name, and except as set forth on Schedule 3.8(a) of the RTI Disclosure Schedule, RTI has not been sued or named in any suit, action or proceeding which involves a claim of such infringement, misappropriation or unfair competition.

         (b) RTI has not granted any third party any right to reproduce, distribute, market or exploit any of the RTI Products or any adaptations, translations, or derivative works based on the RTI Products or any portion thereof. Except with respect to the rights of third parties to the Third Party Technology, no third party has any express right to reproduce, distribute, market or exploit any works or materials of which any of the RTI Products are a "derivative work" as that term is defined in the United States Copyright Act, Title 17, U.S.C. Section 101.

         (c) All material designs, drawings, specifications, source code, object code, scripts, documentation, flow charts, diagrams, data lists, databases, compilations and information incorporating, embodying or reflecting any of the RTI Products at any stage of their development (the "RTI Components") were written, developed and created solely and exclusively by employees of RTI without the assistance of any third party or entity or were created by third parties who assigned ownership of their rights to RTI by means of valid and enforceable confidentiality and invention assignment agreements, copies of which have been delivered to Mpath. RTI has at all times used commercially reasonable efforts to treat the RTI Proprietary Rights related to RTI Products and RTI Components as containing trade secrets and has not disclosed or otherwise dealt with such items in a manner intended or reasonably likely to cause the loss of such trade secrets by release into the public domain
         (d) To RTI's knowledge, no employee, contractor or consultant of RTI is in violation in any material respect of any term of any written employment contract, patent disclosure agreement or any other written contract or agreement relating to the relationship of any such employee, consultant or contractor with RTI or, to RTI's knowledge, any other party because of the nature of the business conducted by RTI or proposed to be conducted by RTI. Schedule 3.8(c) of the RTI Disclosure Schedule lists all employees, contractors and consultants who have participated in any way in the development of any material portion of the RTI Products or the RTI Proprietary Rights.

         (e) Each person presently or previously employed by RTI (including independent contractors, if any) with access authorized by RTI to confidential information of RTI has executed a confidentiality and non-disclosure agreement pursuant to the form of agreement previously provided to Mpath or its representatives.

         (f) No product liability or warranty claims have been communicated in writing to or, to RTI's knowledge, threatened against RTI.

         (g) To RTI's knowledge, there is no material unauthorized use, disclosure, infringement or misappropriation of any RTI Proprietary Rights, or any Third Party Technology to the extent licensed by or through RTI, by any third party, including any employee or former employee of RTI. RTI has not entered into any agreement to indemnify any other person against any charge of infringement of any RTI Proprietary Rights.

         (h) RTI has taken steps customary and reasonable in the industry to protect and preserve the confidentiality and proprietary nature of all RTI Proprietary Rights and other confidential information not otherwise protected by patents, patent applications or copyright ("Confidential Information"). All use, disclosure or appropriation by RTI or, to the knowledge of RTI, by another party pursuant to rights granted to it by RTI, of Confidential Information owned by RTI to a third party has been pursuant to the terms of a written agreement between RTI and such third party. All use, disclosure or appropriation by RTI of Confidential Information not owned by RTI has been pursuant to the terms of a written agreement between RTI and the owner of such Confidential Information, or is otherwise lawful.

         Section 3.9  Employee Benefit Plans.
                      ----------------------

         (a) Schedule 3.9 of the RTI Disclosure Schedule lists, with respect to RTI and any trade or business (whether or not incorporated) which is treated as a single employer with RTI (an "ERISA Affiliate") within the meaning of Section 414(b), (c), (m) or (o) of the Code, (i) all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), (ii) each loan to a non-officer employee, loans to officers and directors and any stock option, stock purchase, phantom stock, stock appreciation right, supplemental retirement, severance, sabbatical, medical, dental, vision care, disability, employee relocation, cafeteria benefit (Code Section 125) or dependent care (Code Section
129), life insurance or accident insurance plans, programs or arrangements,
(iii) all bonus, pension, profit sharing, savings, deferred compensation or incentive plans, programs or arrangements, (iv) other fringe or employee benefit plans, programs or arrangements that apply to senior management of RTI and that do not generally apply to all employees, and (v) any current or former employment or executive compensation or severance agreements, written or otherwise, for the benefit of, or relating to, any present or former employee, consultant or director of RTI as to which (with respect to any of items (i) through (v) above) any potential liability is borne by RTI (together, the "RTI Employee Plans").

         (b) RTI has delivered to Mpath or its representatives a copy of each of the RTI Employee Plans and related plan documents (including trust documents, insurance policies or contracts, employee booklets, summary plan descriptions and other authorizing documents, and, to the extent still in its possession, any material employee communications relating thereto) and has, with respect to each RTI Employee Plan which is subject to ERISA reporting requirements, provided copies of any Form 5500 reports filed for the last three plan years. Any RTI Employee Plan intended to be qualified under Section 401(a) of the Code has either obtained from the Internal Revenue Service a favorable determination letter as to its qualified status under the Code, including all amendments to the Code effected by the Tax Reform Act of 1986 and subsequent legislation, or has applied to the Internal Revenue Service for such a determination letter prior to the expiration of the requisite period under applicable Treasury Regulations or Internal Revenue Service pronouncements in which to apply for such determination letter and to make any amendments necessary to obtain a favorable determination. RTI has also furnished Mpath with the most recent Internal Revenue Service determination letter issued with respect to each such RTI Employee Plan, and nothing has occurred since the issuance of each such letter which could reasonably be expected to cause the loss of the tax-qualified status of any RTI Employee Plan subject to Code Section 401(a).

         (c) (i) None of the RTI Employee Plans promises or provides retiree medical or other retiree welfare benefits to any person; (ii) there has been no "prohibited transaction," as such term is defined in Section 406 of ERISA and
Section 4975 of the Code, with respect to any RTI Employee Plan; (iii) each RTI Employee Plan has been administered in accordance with its terms and in compliance with the requirements prescribed by any and all statutes, rules and regulations (including ERISA and the Code), and RTI and each subsidiary or ERISA Affiliate have performed all material obligations required to be performed by them under, are not in any material respect in default, under or violation of, and have no knowledge of any material default or violation by any other party to, any of the RTI Employee Plans; (iv) neither RTI nor any subsidiary or ERISA Affiliate is subject to any liability or penalty under Sections 4976 through 4980 of the Code or Title I of ERISA with respect to any of the RTI Employee Plans; (v) all contributions required to be made by RTI or any subsidiary or ERISA Affiliate to any RTI Employee Plan have been made on or before their due dates and a reasonable amount has been accrued for contributions to each RTI Employee Plan for the current plan years; (vi) with respect to each RTI Employee Plan, no "reportable event" within the meaning of Section 4043 of ERISA (excluding any such event for which the thirty (30) day notice requirement has been waived under the regulations to Section 4043 of ERISA) nor any event described in Section 4062, 4063 or 4041 of ERISA has occurred; and (vii) no RTI Employee Plan is covered by, and neither RTI nor any subsidiary or ERISA Affiliate has incurred or expects to incur any material liability under Title IV of ERISA or Section 412 of the Code. With respect to each RTI Employee Plan subject to ERISA as either an employee pension plan within the meaning of Section 3(2) of ERISA or an employee welfare benefit plan within the meaning of Section 3(1) of ERISA, RTI has prepared in good faith and timely filed all requisite governmental reports (which were true and correct as of the date filed) and has properly and timely filed and distributed or posted all notices and reports to employees required to be filed, distributed or posted with respect to each such RTI Employee Plan. No suit, administrative proceeding, action or other litigation has been brought, or to the knowledge of RTI is threatened, against or with respect to any such RTI Employee Plan, including any audit or inquiry by the IRS or United States Department of Labor. Neither RTI nor any ERISA Affiliate is a party to, or has made any contribution to or otherwise incurred any obligation under, any "multi-employer plan" as defined in Section 3(37) of ERISA.

         (d) With respect to each RTI Employee Plan, RTI has complied with (i) the applicable health care continuation and notice provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") and the proposed regulations thereunder, (ii) the applicable requirements of the Family Leave Act of 1993 and the regulations thereunder, and (iii) the applicable requirements of the Health Insurance Portability and Accountability Act of 1996 ("HIPAA") and the temporary regulations thereunder.

         (e) The consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former employee or other service provider of RTI or any other ERISA Affiliate to severance benefits or any other payment (including, without limitation, unemployment compensation, golden parachute or bonus), except as expressly provided in this Agreement, or (ii) accelerate the time of payment or vesting of any such benefits, or (iii) increase or accelerate any benefits or the amount of compensation due any such employee or service provider.

         (f) There has been no amendment to, written interpretation or announcement (whether or not written) by RTI or other ERISA Affiliate relating to, or change in participation or coverage under, any RTI Employee Plan which would materially increase the expense of maintaining such Plan above the level of expense incurred with respect to that Plan for the most recent fiscal year included in the RTI Financial Statements.

         Section 3.10  Bank Accounts. Schedule 3.10 of the RTI Disclosure
                       -------------
Schedule sets forth the names and locations of all banks, trust companies, savings and loan associations, and other financial institutions at which RTI maintains accounts of any nature and the names of all persons authorized to draw thereon or make withdrawals therefrom.

         Section 3.11  Contracts.
                       ---------

         (a) Except as identified on Schedule 3.11(a) of the RTI Disclosure Schedule.

         (i) RTI has no agreements, contracts or commitments that provide for the sale, licensing or distribution by RTI of any RTI Products or RTI Proprietary Rights. Without limiting the foregoing, except as set forth on the RTI Disclosure Schedule, RTI has not granted to any third party (including, without limitation, original equipment manufacturers ("OEMs") and site-license customers) any rights to reproduce, manufacture or distribute any of the RTI Products, nor has RTI granted to any third party any exclusive rights of any kind (including, without limitation, exclusivity with regard to categories of advertisers on RTI's World Wide Web site, territorial exclusivity or exclusivity with respect to particular versions, implementations or translations of any of the RTI Products), nor has RTI granted any third party any right to market any of the RTI Products under any private label or "OEM" arrangements, nor has RTI granted any license of any RTI trademarks or service marks.

         (ii) Except as set forth on Schedule 3.8(a) of the RTI Disclosure Schedule, RTI has no Third Party Licenses.

         (iii) RTI has no agreements, contracts or commitments that call for fixed and/or contingent payments or expenditures by or to RTI (including, without limitation, any advertising or revenue sharing arrangement).

         (iv) RTI has no outstanding sales or advertising contract, commitment or proposal (including, without limitation, insertion orders, slotting agreements or other agreements under which RTI has allowed third parties to advertise on or otherwise be included in RTI's World Wide Web sites) that RTI currently expects to result in any material loss to RTI upon completion or performance thereof.

         (v) RTI has no outstanding agreements, contracts or commitments with officers, employees, agents, consultants, advisors, salesmen, sales representatives, distributors or dealers that are not cancelable by RTI "at will" and without liability, penalty or premium.

         (vi) RTI has no employment, independent contractor or similar agreement, contract or commitment that is not terminable on thirty (30) days' notice or less without penalty, liability or premium of any type, including, without limitation, severance or termination pay.

         (vii) RTI has no currently effective collective bargaining or union agreements, contracts or commitments.

         (viii) RTI is not restricted by agreement from competing with any person or from carrying on its business anywhere in the world.

         (ix) RTI has not guaranteed any obligations of other persons or made any agreements to acquire or guarantee any obligations of other persons.

         (x) RTI has no outstanding loan or advance to any person; nor is it party to any line of credit, standby financing, revolving credit or other similar financing arrangement of any sort which would permit the borrowing by RTI of any sum.

         (xi) RTI has no agreements pursuant to which RTI has agreed to manufacture for, supply to or distribute to any third party any RTI Products or RTI Components.

         True and correct copies of each document or instrument listed on the RTI Disclosure Schedule have been provided to Mpath or its representatives.

         (b) All of the contracts listed on Schedule 3.11(a) of the RTI Disclosure Schedule are valid, binding, in full force and effect, and enforceable by RTI in accordance with their respective terms. Except as disclosed in Schedule 3.11(a) of the RTI Disclosure Schedule, no such contract contains any liquidated damages, penalty or similar provision. To the knowledge of RTI, no party to any such contract intends to cancel, withdraw, modify or amend such contract, agreement or arrangement.

         (c) RTI is not in default under or in breach or violation of, nor, to RTI's knowledge, is there any valid basis for any claim of default by RTI under, or breach or violation by RTI of, any material provision of any contract listed on Schedule 3.11(a) of the RTI Disclosure Schedule. To RTI's knowledge, no other party is in default under or in breach or violation of, nor is there any valid basis for any claim of default by any other party under or any breach or violation by any other party of, any such contract.

         (d) Except as specifically indicated on Schedule 3.11(a) of the RTI Disclosure Schedule, none of the contracts listed on Schedule 3.11(a) of the RTI Disclosure Schedule provides for indemnification by RTI of any third party. No claims have been made or threatened that would require indemnification by RTI, and RTI has not paid any amounts to indemnify any third party as a result of indemnification requirements of any kind.

         Section 3.12  Compliance With Law. RTI has complied in all material
                       -------------------
respects with, is not in material violation of, and has not received any notices of violation with respect to any federal, state or local statute, law or regulation with respect to the conduct of its business or the ownership or operation of its business.

         Section 3.13  Labor Difficulties; No Discrimination.
                       -------------------------------------
         (a) RTI is not engaged in any unfair labor practice and is not in material violation of any applicable laws respecting employment and employment practices, terms and conditions of employment, and wages and hours. There is no unfair labor practice complaint against RTI actually pending or, to the knowledge of RTI, threatened before the National Labor Relations Board. There is no strike, labor dispute, slowdown, or stoppage actually pending or, to the knowledge of RTI, threatened against RTI. To the knowledge of RTI, no union organizing activities are taking place with respect to the business of RTI. No grievance, nor any arbitration proceeding arising out of or under any collective bargaining agreement is pending and, to the knowledge of RTI, no claims therefor exist. No collective bargaining agreement that is binding on RTI restricts it from relocating or closing any of its operations. RTI has not experienced any material work stoppage or other material labor difficulty.

         (b) There is and has not been any claim against RTI or its officers or employees, or to RTI's knowledge, threatened against RTI or its officers or employees, based on actual or alleged race, age, sex, disability or other harassment or discrimination, or similar tortious conduct, or based on actual or alleged breach of contract with respect to any person's employment by RTI, nor, to the knowledge of RTI, is there any basis for any such claim.

         (c) There are no pending claims against RTI under any workers compensation plan or policy or for long term disability. RTI has no material obligations under COBRA with respect to any former employees or qualifying beneficiaries thereunder. There are no proceedings pending or, to the knowledge of RTI, threatened, between RTI and any of its employees, which proceedings have had or would have a Material Adverse Effect on RTI.

         Section 3.14  Insider Transactions. To the knowledge of RTI, no
                       --------------------
affiliate ("Affiliate") as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") of RTI has any interest in any equipment or other property, real or personal, tangible or intangible of RTI, including, without limitation, any RTI Proprietary Rights or any creditor, supplier, customer, manufacturer, agent, representative, or distributor of RTI Products; provided, however, that no such Affiliate or other person shall be
          --------  -------
deemed to have such an interest solely by virtue of the ownership of less than 1% of the outstanding stock or debt securities of any publicly-held company, the stock or debt securities of which are traded on a recognized stock exchange or quoted on the Nasdaq Stock Market.

         Section 3.15  Employees, Independent Contractors and Consultants.
                       --------------------------------------------------
Schedule 3.15 of the RTI Disclosure Schedule lists all past and all currently effective written or oral consulting, independent contractor and/or employment agreements and other material agreements concluded with individual employees, independent contractors or consultants to which RTI is a party. True and correct copies of all such written agreements have been provided to Mpath or its representatives. All independent contractors have been properly classified as independent contractors for the purposes of federal and applicable state tax laws, laws applicable to employee benefits and other applicable law. All salaries and wages paid by RTI are in compliance in all material respects with applicable federal, state and local laws. Also shown on Schedule 3.15 of the RTI Disclosure Schedule are the names, positions and salaries or rates of pay, including bonuses, of all persons presently employed by RTI.

         Section 3.16  Insurance. Schedule 3.16 of the RTI Disclosure
                       ---------
Schedule contains a list of the principal policies of fire, liability and other forms of insurance currently or previously held by RTI, and all claims made by RTI under such policies. To the knowledge of RTI, RTI has not done anything, either by way of action or inaction, that might invalidate such policies in whole or in part. There is no claim pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and RTI is otherwise in compliance with the terms of such policies and bonds in all material respects. RTI has no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

         Section 3.17  Litigation. There is no private or governmental
                       ----------
action, suit, proceeding, claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic, or, to the knowledge of RTI, threatened against RTI or any of its properties or any of its officers or directors (in their capacities as such). There is no judgment, decree or order against RTI, or, to the knowledge of RTI, any of its directors or officers (in their capacities as such). To RTI's knowledge, no circumstances exist that could reasonably be expected to result in a claim against RTI as a result of the conduct of RTI's business (including, without limitation, any claim of infringement of any intellectual property right).

         Section 3.18  Governmental Authorizations and Regulations. RTI has
                       -------------------------------------------
obtained each federal, state, county, local or foreign governmental consent, license, permit, grant, or other authorization of a Governmental Entity (i) pursuant to which RTI currently operates or holds any interest in any of its properties or (ii) that is required for the operation of RTI's business or the holding of any such interest, and all of such authorizations are in full force and effect, except when the failure to obtain such authorization would have a Material Adverse Effect.

         Section 3.19  Subsidiaries. RTI has no Subsidiaries. RTI does not
                       ------------
own or control (directly or indirectly) any capital stock, bonds or other securities of, and does not have any proprietary interest in, any other corporation, general or limited partnership, firm, association or business organization, entity or enterprise, and RTI does not control (directly or indirectly) the management or policies of any other corporation, partnership, firm, association or business organization, entity or enterprise.

         Section 3.20  Compliance with Environmental Requirements. RTI has
                       ------------------------------------------
obtained all permits, licenses and other authorizations which are required under federal, state and local laws applicable to RTI and relating to pollution or protection of the environment, including laws or provisions relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, or hazardous or toxic materials, substances, or wastes into air, surface water, groundwater, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants or hazardous or toxic materials, substances, or wastes or which are intended to assure the safety of employees, workers or other persons, except where the failure to obtain such authorizations would not have a Material Adverse Effect. RTI is in compliance in all material respects with all material terms and conditions of all such permits, licenses and authorizations. There are no conditions, circumstances, activities, practices, incidents, or actions known to RTI which could reasonably be expected to form the basis of any claim, action, suit, proceeding, hearing, or investigation of, by, against or relating to RTI, based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling, or the emission, discharge, release or threatened release into the environment, of any pollutant, contaminant, or hazardous or toxic substance, material or waste, or relating to the safety of employees, workers or other persons.

         Section 3.21  Corporate Documents. RTI has furnished to Mpath or
                       -------------------
its representatives: (a) copies of its Certificate of Incorporation and Bylaws, as amended to date; (b) its minute book containing consents, actions, and meetings of the stockholders, the board of directors and any committees thereof;
(c) all material permits, orders, and consents issued by any regulatory agency with respect to RTI, or any securities of RTI, and all applications for such permits, orders, and consents; and (d) the stock transfer books of RTI setting forth all transfers of any capital stock. The corporate minute books, stock certificate books, stock registers and other corporate records of RTI are complete and accurate, and the signatures appearing on all documents contained therein are the true or facsimile signatures of the persons purporting to have signed the same.

         Section 3.22  No Brokers. Neither RTI nor, to RTI's knowledge, any
                       ----------
RTI stockholder is obligated for the payment of fees or expenses of any broker or finder in connection with the origin, negotiation or execution of this Agreement or the other Transaction Documents or in connection with any transaction contemplated hereby or thereby.

         Section 3.23  RTI Action. The Board of Directors of RTI, by
                       ----------
unanimous written consent or at a meeting duly called and held, has (i) determined that the Merger is fair and in the best interests of RTI and its stockholders, (ii) approved the Merger and this Agreement in accordance with the provisions of Delaware Law, and (iii) directed that this Agreement and the Merger be submitted to RTI stockholders for their approval and resolved to recommend that RTI stockholders vote in favor of the approval of this Agreement and the Merger.

         Section 3.24  Offers. RTI has suspended or terminated, and has the
                       ------
legal right to terminate or suspend, all negotiations and discussions of Acquisition Transactions (as defined in Section 5.6) with parties other than Mpath.

         Section 3.25  Disclosure. No statements by RTI contained in this
                       ----------
Agreement, its exhibits and schedules nor in any of the certificates or documents, including any of the Transaction Documents, delivered or required to be delivered by RTI to Mpath or Sub under this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

         Section 3.26  Disclosure to Stockholders. The information supplied
                       --------------------------
by RTI for inclusion in the solicitation of consent and information statement, which shall include information regarding Mpath in connection with the issuance of its securities in the Merger, to be sent to the stockholders of RTI (the "RTI Stockholders Meeting") or in connection with any written consent of stockholders of RTI (such solicitation of consent and information statement, as amended or supplemented is referred to herein as the "Private Placement Memorandum") shall not, on the date the Private Placement Memorandum is first mailed to RTI stockholders, at the time of the RTI Stockholders Meeting, or written consent of stockholders and at the Effective Time, contain any statement which is false or misleading with respect to any material fact regarding RTI or its business, or omit to state any material fact regarding RTI or its business necessary in order to make the statements regarding RTI or its business made therein, in light of the circumstances under which they are made, not false or misleading. Whenever any event occurs which should be set forth in an amendment or supplement to the Private Placement Memorandum RTI or Mpath, as the case may be, will promptly inform the other of such occurrence and cooperate in making any appropriate amendment or supplement, and/or mailing to stockholders of RTI, such amendment or supplement. Notwithstanding the foregoing, RTI makes no representation, warranty or covenant with respect to any information supplied by

Mpath or Sub which is contained in any of the foregoing documents, whether such information is incorporated directly into the foregoing documents or forms the basis for information provided by RTI.

                                   ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF MPATH AND SUB

         Mpath and Sub jointly and severally represent and warrant to RTI that, except as disclosed in a filing with the Securities and Exchange Commission (the "Commission"), the statements contained in this Article IV are true and correct.

         Section 4.1  Organization of Mpath and Sub. Each of Mpath and its
                      -----------------------------
Subsidiaries, including Sub, is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation and has all requisite corporate power to own, lease and operate its property and to carry on its business as now being conducted and is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the failure to be so qualified or licensed would have a Material Adverse Effect on Mpath or Sub. The authorized capital stock of Sub consists of 1,000 shares of Common Stock, all of which are issued and outstanding, duly paid and nonassessable and are owned by Mpath free and clear of all liens, charges and encumbrances.

         Section 4.2  Capitalization .
                      --------------
         (a) The authorized capital stock of Mpath consists of 150,000,000 shares of Common Stock, par value $0.00005 per share ("Mpath Common Stock"), and 5,000,000 shares of undesignated Preferred Stock, par value $0.00005 per share ("Mpath Preferred Stock"). As of August 27, 1999, there were (i) 22,333,710 shares of Mpath Common Stock issued and outstanding, all of which are validly issued, fully paid and non-assessable, (ii) no shares of Mpath Preferred Stock issued or outstanding, (iii) warrants to purchase 430,727 shares of Mpath Common Stock at a weighted-average exercise price of $12.63 per share outstanding, and
(iv) options to purchase 2,971,912 shares of Mpath Common Stock at a weighted-average exercise price of $7.94 per share outstanding. All outstanding shares of Mpath Common Stock and outstanding options and warrants to purchase shares of Mpath Common Stock or Mpath Preferred Stock were issued in compliance with applicable federal and state securities laws.

         Mpath shall deliver a certificate signed by the Chief Executive Officer and the Chief Financial Officer of Mpath setting forth all changes in the capitalization of Mpath between August 27, 1999 and the Effective Time shall be delivered by Mpath to RTI on the Closing Date.

         (b) The shares of Mpath's Common Stock to be issued pursuant to the Merger will be duly authorized, validly issued, fully paid, and non-assessable.

         Section 4.3  Authority; No Conflict; Required Filings and Consents.
                      -----------------------------------------------------

         (a) Each of Mpath and Sub has all requisite corporate power and authority to enter into this Agreement and the other Transaction Documents to which it is or will become a party and to consummate the transactions contemplated by this Agreement and such Transaction Documents. The execution and delivery of this Agreement and such Transaction Documents and the consummation of the transactions contemplated by this Agreement and such Transaction Documents (other than the Investors' Rights Agreement which will be executed and delivered as of the Closing Date) have been duly authorized by all necessary corporate action on the part of Mpath and Sub. This Agreement has been and such Transaction Documents have been or, to the extent not executed by Mpath or Sub as of the date hereof, will be duly executed and delivered by Mpath and Sub. This Agreement and each of the Transaction Documents to which Mpath or Sub is a party constitutes, and each of the Transaction Documents to which Mpath or Sub will become a party when executed and delivered by Mpath or Sub will constitute, a valid and binding obligation of Mpath or Sub, enforceable by RTI against Mpath or Sub, as the case may be, in accordance with their respective terms, except to the extent that enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting the enforcement of creditors' rights generally and, except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought.

         (b) The execution and delivery by Mpath or Sub of this Agreement and the Transaction Documents to which it is or will become a party does not, and consummation of the transactions contemplated by this Agreement or the Transaction Documents to which it is or will become a party will not, (i) conflict with, or result in any violation or breach of any provision of the Certificate of Incorporation or Bylaws of Mpath or Sub, (ii) result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any material benefit) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, contract or other agreement, instrument or obligation to which Mpath or Sub is a party or by which either of them or any of their properties or assets may be bound, or (iii) conflict or violate any permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Mpath or Sub or any of their properties or assets, except in the case of (ii) and (iii) for any such conflicts, violations, defaults, terminations, cancellations or accelerations which would not have a Material Adverse Effect on Mpath and its Subsidiaries, taken as a whole.

         (c) Neither the execution and delivery of this Agreement by Mpath or Sub or the Transaction Documents to which Mpath or Sub is or will become a party nor the consummation of the transactions contemplated hereby or thereby will
===
require any consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity, except for (i) the filing of the Certificate of Merger with the Delaware Secretary of State, (ii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws and the laws of any foreign country, and (iii) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would have a Material Adverse Effect on Mpath and its Subsidiaries, taken as a whole.

         Section 4.4  Commission Filings; Financial Statements.
                      ----------------------------------------

         (a) Mpath has filed with the Commission and made available to RTI or its representatives all forms, reports and documents required to be filed by Mpath with the Commission since February 16, 1999 (collectively, the "Mpath Commission Reports"). The Mpath Commission Reports (i) at the time filed, complied in all material respects with the applicable requirements of the Securities Act of 1933, as amended, (the "Securities Act"), and the Exchange Act, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Mpath Commission Reports or necessary in order to make the statements in such Mpath Commission Reports, in the light of the circumstances under which they were made, not misleading.

         (b) Each of the financial statements (including, in each case, any related notes) contained in the Mpath Commission Reports, including any Mpath Commission Reports filed after the date of this Agreement until the Effective Time, complied or will comply as to form in all material respects with the applicable published rules and regulations of the Commission with respect thereto, was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q of the Commission) and fairly presented the consolidated financial position of Mpath and its Subsidiaries as at the respective dates and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount or effect.

         Section 4.5  Compliance with Laws. Mpath has complied with, is not
                      --------------------
in violation of, and has not received any notices of violation with respect to, any federal, state or local statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its business, except for failures to comply or violations which would not have a Material Adverse Effect on Mpath and its Subsidiaries, taken as a whole.

         Section 4.6  Interim Operations of Sub. Sub was formed by Mpath
                      -------------------------
solely for the purpose of engaging in the transactions contemplated by this Agreement, has engaged in no other business activities and has conducted its operations only as contemplated by this Agreement. Sub has no liabilities and, except for a subscription agreement pursuant to which all of its authorized capital stock was issued to Mpath, is not a party to any agreement other than this Agreement.

         Section 4.7  Stockholders Consent. No consent or approval of the
                      --------------------
stockholders of Mpath is required or necessary for Mpath to enter into this Agreement or the Transaction Documents or to consummate the transactions contemplated hereby and thereby.

         Section 4.8  Disclosure. No statements by Mpath contained in this
                      ----------
Agreement, its exhibits and schedules, or any of the certificates or documents, including any of the Transaction Documents, required to be delivered by Mpath or Sub to RTI under this Agreement contain any untrue statement of material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. The information supplied by Mpath for inclusion in the Private Placement Memorandum shall not, on the date the Private Placement Memorandum is first mailed to RTI stockholders, at the time of the RTI Stockholders Meeting or at the time of execution of a written consent of stockholders in lieu of such meeting and at the Effective Time, contain any statement which is false or misleading with respect to any material fact, or admit to state any material fact necessary in order to make the statement made therein, in light of the circumstances under which they were made, not false or misleading.

         Section 4.9  Absence of Undisclosed Liabilities. Mpath has no
                      ----------------------------------
material debt, liability, or obligation of any nature, whether accrued, absolute, contingent, or otherwise, and whether due or to become due, that is not reflected or reserved against in the financial statements in the Mpath Commission Reports, that would be required to be disclosed on any of Form 8K, Form 10K or Form 10Q of the Commission (if any such form were being filed as of the date of this Agreement or the Closing Date, as applicable), except for those that may have been incurred after the date of the most recently filed Mpath Commission Report containing financial statements, which were incurred in the ordinary course of business and are not material both individually and in the aggregate to Mpath or its business.

         Section 4.10  Absence of Certain Changes or Events. Since August 5,
                       ------------------------------------
1999, except as disclosed in the Mpath Commission Reports, there have been no events, changes or occurrences which would be required to be disclosed on Form 8K, Form 10K or Form 10Q of the Commission (if any such form were being filed as of the date of this Agreement or the Closing Date, as applicable) and which have not been previously disclosed in the Mpath Commission Reports.

         Section 4.11 Corporate Documents. Mpath has furnished to RTI or its
                      -------------------
representatives: copies of its Certificate of Incorporation and Bylaws, as amended to date. The signatures appearing on all documents contained therein are the true or facsimile signatures of the persons purporting to have signed the same.

         Section 4.12  No Brokers. Neither Mpath nor, to Mpath's knowledge,
                       ----------
any Mpath stockholder is obligated for the payment of fees or expenses of any broker or finder in connection with the origin, negotiation or execution of this Agreement or the other Transaction Documents or in connection with any transaction contemplated hereby or thereby.

         Section 4.13  Disclosure to Stockholders. The information supplied
                       --------------------------
by Mpath for inclusion in the Private Placement Memorandum shall not, on the date the Private Placement Memorandum is first mailed to RTI Stockholders, at the time of the RTI Stockholders Meeting, or written consent of stockholders and at the Effective Time, contain any statement which is false or misleading with respect to any material fact regarding Mpath or its business, or omit to state any material fact regarding Mpath or its business necessary in order to make the statements regarding Mpath or its business made therein, in light of the circumstances under which they are made, not false or misleading. Whenever any event occurs which should be set forth in an amendment or supplement to the Private Placement Memorandum, Mpath or RTI, as the case may be, will promptly inform the other of such occurrence and cooperate in making any appropriate amendment or supplement, and/or mailing to stockholders of RTI, such amendment or supplement. Notwithstanding the foregoing, Mpath makes no representation, warranty or covenant with respect to any information supplied by RTI which is contained in any of the foregoing documents, whether such information is incorporated directly into the foregoing documents or forms the basis for information provided by RTI.

                                    ARTICLE V

                      PRECLOSING COVENANTS OF MPATH AND RTI

         Section 5.1  Approval of RTI Stockholders. Prior to the Closing
                      ----------------------------
Date and at the earliest practicable date following the date hereof, RTI will solicit written consents from its stockholders seeking, or hold a RTI Stockholders Meeting for the purpose of seeking, approval of this Agreement, the Merger and related matters. If RTI holds a stockholders' meeting, the Board of Directors of RTI will solicit proxies from RTI's stockholders to vote such stockholders' shares at the RTI Stockholders' Meeting. In soliciting such written consent or proxies, the Board of Directors of RTI will recommend to the stockholders of RTI that they approve this Agreement and the Merger and shall use its reasonable efforts to obtain the approval of the stockholders of RTI entitled to vote on or consent to this Agreement and the Merger in accordance with Delaware Law and RTI's Certificate of Incorporation and Bylaws. RTI and Mpath will prepare as soon as reasonably practicable the Private Placement Memorandum in form and substance reasonably acceptable to both parties, with respect to the solicitation of written consents and/or proxies from the stockholders of RTI to approve this Agreement, the Merger and related matters. The Private Placement Memorandum shall be in such form and contain such information so as to permit compliance by Mpath with the requirements of Regulation D under the Securities Act in connection with the issuance of shares of Mpath Common Stock in the Merger and will comply in all material respects with all applicable requirements of law and the rules and regulations promulgated thereunder. The Private Placement Memorandum shall include as an attachment an Investor Representation Statement, in substantially the form attached hereto as Exhibit E (an "Investor Representation Statement"), to be completed by each stockholder of RTI and delivered to Mpath for purposes of confirming the availability of an exemption from registration under the Securities Act for the issuance by Mpath of shares of Mpath Common Stock in the Merger. Within two business days after the execution of this Agreement, the parties will distribute the Private Placement Memorandum to the stockholders of RTI. Whenever any event occurs which should be set forth in an amendment or supplement to the Private Placement Memorandum, RTI or Mpath, as the case may be, will promptly inform the other of such occurrence and cooperate in making any appropriate amendment or supplement, and/or mailing to stockholders of RTI, such amendment or supplement. The Private Placement Memorandum will include the recommendation of the Board of Directors of RTI in favor of adoption and approval of this Agreement and approval of the Merger.

         Section 5.2  Advice of Changes. RTI will promptly advise Mpath in
                      -----------------
writing of any event known to RTI occurring subsequent to the date of this Agreement which would render any representation or warranty of RTI contained in this Agreement, if made on or as of the date of such event or the Closing Date, untrue or inaccurate in any material respect.

         Section 5.3  Operation of Business. During the period beginning
                      ---------------------
with the date hereof and ending on the Closing Date, RTI shall conduct its business only in the normal and ordinary course and use commercially reasonable efforts to preserve its business organization intact, to retain the services of its present employees and to preserve the goodwill of its customers and suppliers. In addition, RTI will agree that without Mpath's prior written consent (which consent shall not be unreasonably withheld or delayed) and during such period, it will not:

         (a) Except for the issuance of shares of capital stock of RTI upon exercise or conversion of currently outstanding options, warrants or preferred stock, issue or sell, or contract to issue or sell, any shares of capital stock of RTI or any securities convertible into or exchangeable for shares of capital stock of RTI or securities, warrants, options or rights to purchase any of the foregoing (with the understanding of the parties being that in the period beginning on the date hereof and ending on the Closing Date, RTI will be permitted to issue to newly hired RTI employees a number of options to be determined on terms, including exercise prices, mutually acceptable to Mpath and RTI, with a view to causing such issuances to be done without the incurrence of compensation expense and with the understanding that such issuances and option grants of cash shall in no way affect the number of Total Consideration Shares or the aggregate amount to be paid to the holders of RTI Preferred Stock, if any);

         (b) Incur any indebtedness for borrowed money other than in the ordinary course of business;

         (c) Purchase or redeem any shares of its capital stock or other securities (other than repurchases done pursuant to existing restricted stock agreements in connection with the termination of the employment of RTI employees prior to the Closing);

         (d) Declare or pay any dividends or agree to make any other distribution with respect to any shares of its capital stock;

         (e) Amend its Certificate of Incorporation or Bylaws;

         (f) Increase the compensation of any officer, employee or agent of RTI, create any additional employee benefit plan or amend any existing employee benefit plan;

         (g) Propose or enter into an agreement with any person, other than Mpath, providing for the possible acquisition (whether by way of merger, purchase of capital stock, purchase of assets or otherwise) of any material portion of the capital stock or assets of another entity.

         (h) Enter into any agreement in which the obligation of RTI exceeds $25,000 or shall not terminate or be subject to termination for convenience within 180 days following execution without Mpath's consent; or

         (i) Enter into any agreement not in the ordinary course of business; or

         (j) Allow any intellectual property deadlines, registrations or applications to lapse.

         Section 5.4  Access to Information. RTI shall afford, and cause
                      ---------------------
its affiliates, officers and agents to afford, to Mpath and its representatives and agents full, complete and timely access to the properties, business, personnel, and financial, legal, tax and other data and information of RTI as reasonably requested by Mpath or its representatives or agents upon reasonable prior notice; provided that such access occurs during regular business hours and at such location or locations as the parties shall mutually agree upon and that Mpath coordinates in advance with RTI the conduct of any examination to be conducted during such access.

         Section 5.5  Satisfaction of Conditions Precedent. RTI will use
                      ------------------------------------
commercially reasonable efforts to satisfy or cause to be satisfied all the conditions precedent which are set forth in Sections 8.1 and 8.2, and RTI will use commercially reasonable efforts to cause the transactions contemplated by this Agreement to be consummated, and, without limiting the generality of the foregoing, to use commercially reasonable efforts to obtain all consents and authorizations of third parties and to make all filings with, and give all notices to, third parties which may be necessary or reasonably required on its part in order to effect the transactions contemplated by this Agreement. RTI shall use commercially reasonable efforts to obtain any and all consents necessary with respect to those contracts listed on Schedule 5.5 of the RTI Disclosure Schedule required to consummate the Merger (the "Material Consents").

         Section 5.6  Other Negotiations. Following the date hereof and
                      ------------------
until termination of this Agreement pursuant to Section 9.1, RTI will not (and it will not permit any of its officers, directors, employees, agents and Affiliates on its behalf to) take any action to solicit, initiate, seek, encourage or support any inquiry, proposal or offer from, furnish any information to, or participate in any negotiations with, any corporation, partnership, person or other entity or group (other than Mpath) regarding any acquisition of RTI, any merger or consolidation with or involving RTI, or any acquisition of any material portion of the assets of RTI, or any acquisition of any capital stock of RTI, or any material license of RTI Proprietary Rights (any of the foregoing being referred to in this Agreement as an "Acquisition Transaction") or enter into an agreement concerning any Acquisition Transaction with any party other than Mpath. If between the date of this Agreement and the termination of this Agreement pursuant to Section 9.1, RTI receives from a third party any offer or indication of interest regarding any Acquisition Transaction, or any request for information regarding any Acquisition Transaction, RTI shall
(i) notify Mpath immediately (orally and in writing) of such offer, indication of interest or request, including the identity of such party and the full terms of any proposal therein, and (ii) notify such third party of RTI's obligations under this Agreement (without any reference to Mpath). Notwithstanding the foregoing, nothing in this Section 5.6 shall be construed to restrict the ability of the RTI Board of Directors to take such actions in connection with any proposed Acquisition Transactions that such Board reasonably determines in good faith to be required to permit it to discharge properly its fiduciary duties, provided that this qualification shall in no way affect the obligations
        --------
of RTI and the RTI Board of Directors pursuant to Section 5.1.

                                   ARTICLE VI

                 PRECLOSING AND OTHER COVENANTS OF MPATH AND SUB

         Section 6.1  Advice of Changes. Mpath and Sub will promptly advise
                      -----------------
RTI in writing of any event occurring subsequent to the date of this Agreement which would render any representation or warranty of Mpath or Sub contained in this Agreement, if made on or as of the date of such event or the Closing Date, untrue or inaccurate in any material respect.

         Section 6.2  Reservation of Mpath Common Stock. Mpath shall prior
                      ---------------------------------
to the Effective Time reserve for issuance, out of its authorized but unissued capital stock, the maximum number of shares of Mpath Common Stock as may be issuable upon consummation of the Merger.

         Section 6.3  Satisfaction of Conditions Precedent. Mpath and Sub
                      ------------------------------------
will use commercially reasonable efforts to satisfy or cause to be satisfied all the conditions precedent which are set forth in Sections 8.1 and 8.3, and Mpath and Sub will use commercially reasonable efforts to cause the transactions contemplated by this Agreement to be consummated, and, without limiting the generality of the foregoing, to use commercially reasonable efforts to obtain all consents and authorizations of third parties and to use commercially reasonable efforts to make all filings with, and give all notices to, third parties which may be necessary or reasonably required on its part in order to effect the transactions contemplated hereby.

         Section 6.4  Nasdaq National Market Listing. Mpath shall prior to
                      ------------------------------
the Effective Time cause the shares of Mpath Common Stock issuable to the stockholders of RTI in the Merger to be authorized for listing on the Nasdaq National Market.

         Section 6.5  Stock Options and Warrants.
                      --------------------------

                (a)   At the Effective Time, each outstanding RTI Option
under the RTI Option Plan, whether vested or unvested, shall be assumed by Mpath and deemed to constitute an option (an "Mpath Option") to acquire the same number of shares of Mpath Common Stock as the holder of such RTI Option would have been entitled to receive pursuant to the Merger had such holder exercised such option in full immediately prior to the Effective Time (rounded down to the nearest whole number), at a price per share (rounded up to the nearest whole cent) equal to (i) the aggregate exercise price for the shares of RTI Common Stock otherwise purchasable pursuant to such RTI Option divided by (ii) the number of full shares of Mpath Common Stock deemed purchasable pursuant to such Mpath Option in accordance with the foregoing; provided, however, that, in the
                                               --------  -------
case of any RTI Option to which Section 422 of the Code applies ("incentive stock options"), the option price, the number of shares purchasable pursuant to such option and the terms and conditions of exercise of such option shall be determined in order to comply with Section 424(a) of the Code. In connection with the assumption by Mpath of the RTI Options pursuant to this Section 6.5(a), RTI shall be deemed to have assigned to Mpath, effective at the Effective Time, RTI's right to repurchase unvested shares of RTI Common Stock issuable upon the exercise of the RTI Options or previously issued upon the exercise of options granted under the RTI Option Plan, in accordance with the terms of the RTI Option Plan and the related stock option agreements and stock purchase agreements entered into under the RTI

Option Plan. With respect to provisions regarding a change of control, all RTI Options assumed by Mpath shall be subject to the same restrictions and shall be treated no less favorably than options granted under Mpath's 1999 Stock Incentive Plan.

                (b) As soon as practicable after the Effective Time, Mpath shall deliver to the participants in the RTI Option Plan appropriate notice setting forth such participants' rights pursuant thereto and the grants pursuant to the RTI Option Plan shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section 6.5 after giving effect to the Merger and except that the vesting schedule for any RTI Options will be amended to provide that one third of all RTI Options shall have vested as of the Closing Date and that the remaining two thirds of each optionholder's RTI Options will vest equally in two annual installments on the first and second anniversary of the Closing Date. Mpath shall comply with the terms of the RTI Option Plan and the parties intend that, to the extent required by, and subject to the provisions of, such RTI Option Plan and Sections 422 and 424(a) of the Code, that RTI Options which qualified as incentive stock options prior the Effective Time continue to qualify as incentive stock options after the Effective Time, and this provision shall be interpreted consistent with that intent. At or prior to the Effective Time, Mpath shall take all corporate action necessary to reserve for issuance sufficient shares of Mpath Common Stock for delivery upon exercise of RTI Options assumed by it in accordance with this
Section 6.5. Mpath shall file a registration statement on Form S-8 (or any successor or other appropriate forms) on or promptly following the one year anniversary of the Closing Date, with respect to the shares of Mpath Common Stock subject to such options and shall use its reasonable efforts to maintain the effectiveness of such registrations statements and maintain the current status of the prospectus or prospectuses contained therein for so long as such options remain outstanding.

                (c) Mpath shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Mpath Common Stock for delivery upon exercise of RTI Options assumed in accordance with this Section 6.5.

                (d) Each RTI Warrant, to the extent outstanding at the Effective Time, whether or not exercisable and whether or not vested at the Effective Time, shall remain outstanding at the Effective Time. At the Effective Time, RTI Warrants shall, by virtue of the Merger and without any further action on the part of RTI or the holder of any of RTI Warrants (unless further action may be required by the terms of any of RTI Warrants), be assumed by Mpath pursuant to such documentation as is reasonably acceptable to RTI and each RTI Warrant assumed by Mpath shall be exercisable upon the same terms and conditions as under the applicable warrant agreements with respect to such RTI Warrants, except that (A) each such RTI Warrant shall be exercisable for that whole number of shares of Mpath Common Stock (rounded down to the nearest whole share) into which the number of shares of RTI Common Stock subject to such RTI Warrant would be converted under Section 2.1(c), and (B) the exercise price per share of Mpath Common Stock shall be an amount equal to the exercise price per share of RTI Common Stock subject to such RTI Warrant in effect immediately prior to the Effective Time divided by the applicable Exchange Ratio (the exercise price per share, so determined, being rounded to the nearest full cent). From and after the Effective Time, all references to RTI in the warrant agreements underlying RTI Warrants shall be deemed to refer to Mpath. Mpath further agrees that, notwithstanding any other term of this Section 6.5(d) to the contrary, if required under the terms of RTI Warrants or if otherwise appropriate under the terms of RTI Warrants, it will execute a supplemental agreement with the holders of RTI Warrants to effectuate the foregoing. No payment shall be made for fractional shares. Mpath shall (i) on or prior to the Effective Time, reserve for issuance the number of shares of Mpath Common Stock that will become subject to warrants to purchase Mpath Common Stock ("Mpath Warrants") pursuant to this Section 6.5(d), (ii) from and after the Effective Time, upon exercise of the Mpath Warrants in accordance with the terms thereof, make available for issuance all shares of Mpath Common Stock covered thereby and
(iii) as promptly as practicable following the Effective Time, issue to each holder of an outstanding RTI Warrant a document evidencing the foregoing assumption by Mpath.

         Section 6.6  Registration of Shares Issued in the Merger. As soon
                      -------------------------------------------
as practicable following the date hereof, and prior to the Closing Date, Mpath shall enter into the Fifth Amended and Restated Investors' Rights Agreement in substantially the form attached as Exhibit G hereto (the "Investors' Rights Agreement") with each of the RTI Stockholders and the other parties thereto pursuant to which Mpath grants to each RTI Stockholder registration rights on terms consistent with those granted to other stockholders of Mpath.

         Section 6.7  Certain Employee Benefit Matters. From and after the
                      --------------------------------
Effective Time, employees of RTI at the Effective Time (each, an "RTI Employee") will be provided with employee benefits by the Surviving Corporation or Mpath which in the aggregate are no less favorable to such employees than those provided from time to time by Mpath to its similarly situated employees. If any employee of RTI becomes a participant in any employee benefit plan, program, policy or arrangement of Mpath, such employee shall be given credit for all service prior to the Effective Time with RTI to the extent permissible under such plan, program, policy or arrangement. No RTI Employee as of the time of Closing shall be required to relocate from Williamstown, Massachusetts in order to continue their employment with RTI and Mpath following the Closing.

         Section 6.8  Put Right. Following the Closing, each RTI Employee
                      ---------
shall have the right (a "Put Right") to offer to Mpath up to such RTI Employee's Pro Rata Portion of 200,000 shares of Mpath Common Stock and Mpath shall be obligated to purchase such shares of Mpath Common Stock at a purchase price of $10.00 per share. The RTI Employee must provide Mpath with five (5) business days prior written notice of its intent to exercise such Put Right. In order to exercise such Put Right, the RTI Employee shall be required to deliver written notice thereof to Mpath at or prior to 5:00 p.m. California time on the second anniversary of the Effective Time. Such Put Right may be exercised by each RTI Employee at any time and from time to time prior to such second anniversary date. Written notice shall be delivered for this purpose in accordance with
Section 11.2 hereof. Exercise of such right shall in all instances be subject to any and all applicable state law restrictions on the ability of Mpath to make such payments to its stockholders. If, on or after the date of this Agreement, the outstanding shares of Mpath Common Stock shall have been changed into a different number of shares or a different class by reason of any reclassification, split-up, stock dividend or stock combination, then the number of shares of

Mpath Common Stock subject to the Put Right and the $10.00 per share repurchase price shall be correspondingly adjusted.


                                   ARTICLE VII

                                OTHER AGREEMENTS

         Section 7.1  Confidentiality. Each party acknowledges that Mpath
                      ---------------
and RTI have executed a Non-Disclosure Agreement dated August 23, 1999 (the "Confidentiality Agreement"), which agreement shall continue in full force and effect in accordance with its terms.

         Section 7.2  No Public Announcement. Each of Mpath and RTI agrees
                      ----------------------
that neither it nor any of their respective representatives, officers, directors, agents, stockholder or affiliates shall make any public announcement with respect to this Agreement or the transactions contemplated hereby, or disclose the terms or existence of this Agreement to any third party prior to the public announcement of the transactions contemplated hereby. All public announcements with respect to this Agreement or the transactions contemplated hereby will be made upon the mutual agreement of the parties and only after each party has had the opportunity to review and comment on the proposed public announcement.

         Section 7.3  Regulatory Filings; Consents; Reasonable Efforts.
                      ------------------------------------------------
Subject to the terms and conditions of this Agreement, RTI and Mpath shall use their respective reasonable good faith efforts to (i) make all necessary filings with respect to the Merger and this Agreement under the Exchange Act and applicable blue sky or similar securities laws and obtain required approvals and clearances with respect thereto and supply all additional information requested in connection therewith; (ii) make merger notification or other appropriate filings with federal, state or local governmental bodies or applicable foreign governmental agencies and obtain required approvals and clearances with respect thereto and supply all additional information requested in connection therewith;
(iii) obtain all consents, waivers, approvals, authorizations and orders required in connection with the authorization, execution and delivery of this Agreement and the consummation of the Merger; and (iv) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement as promptly as practicable.

         Section 7.4  Further Assurances. Prior to and following the
                      ------------------
Closing, each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurances, as may be reasonably requested by any other party to better evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

         Section 7.5  Escrow Agreement. On or before the Effective Time,
                      ----------------
Mpath shall, and the parties hereto shall exercise their reasonable good faith efforts to cause the Escrow Agent (as defined in Section 10.2) and the Stockholders' Agents (as defined in Section 10.9), to enter into an Escrow Agreement in substantially the form attached hereto as Exhibit F.
                                                       ---------

         Section 7.6  FIRPTA. RTI shall, prior to the Closing Date, provide
                      ------
Mpath with a properly executed Foreign Investment and Real Property Tax Act of 1980 ("FIRPTA") FIRPTA Notification Letter which states that shares of capital stock of RTI do not constitute "United States real property interests" under
Section 897(c) of the Code, for purposes of satisfying Mpath's obligations under Treasury Regulation Section 1.1445-2(c)(3). In addition, simultaneously with delivery of such FIRPTA Notification Letter, RTI shall provide to Mpath, as agent for RTI, a form of notice to the Internal Revenue Service in accordance with the requirements of Treasury Regulation Section 1.897-2(h)(2), along with written authorization for Mpath to deliver such notice form to the Internal Revenue Service on behalf of RTI upon the Closing of the Merger.

         Section 7.7  Blue Sky Laws. Mpath shall take such steps as may be
                      -------------
necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable to the issuance of the Mpath Common Stock in connection with the Merger. RTI shall use its reasonable good faith efforts to supply information to Mpath as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable in connection with the issuance of Mpath Common Stock in connection with the Merger.

         Section 7.8  Other Filings. As promptly as practicable after the
                      -------------
date of this Agreement, RTI and Mpath will prepare and file any other filings required under the Exchange Act, the Securities Act or any other Federal, foreign or state securities or blue sky laws relating to the Merger and the transactions contemplated by this Agreement (the "Other Filings"). The Other Filings will comply in all material respects with all applicable requirements of law and the rules and regulations promulgated thereunder. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Other Filings, RTI or Mpath, as the case may be, will promptly inform the other of such occurrence and cooperate in making any appropriate amendment or supplement, and/or mailing to stockholders of RTI, such amendment or supplement.

                                  ARTICLE VIII

                              CONDITIONS TO MERGER

         Section 8.1  Conditions to Each Party's Obligation to Effect the
                      ---------------------------------------------------
Merger. The respective obligations of each party to this Agreement to effect the
------
Merger shall be subject to the satisfaction prior to the Closing Date of the following conditions:

                (a)   Stockholder Approval. The stockholders of RTI
                      --------------------
entitled to vote on or consent to this Agreement and the Merger in accordance with Delaware Law and RTI's Certificate of Incorporation, shall have approved this Agreement and the Merger.

                (b)   Approvals. Other than the filing provided for by
                      ---------
Section 1.2, all authorizations, consents, orders or approvals of, or declarations or filings with, or expirations of waiting periods imposed by, any Governmental Entity shall have been filed, occurred or been obtained.

                (c)   No Injunctions or Restraints; Illegality. No
                      ----------------------------------------
temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger or limiting or restricting the conduct or operation of the business of RTI by Mpath after the Merger shall have been issued, nor shall any proceeding brought by a domestic administrative agency or commission or other domestic Governmental Entity or other third party, seeking any of the foregoing be pending; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger which makes the consummation of the Merger illegal.

                (d)   Nasdaq.  The shares of Mpath Common Stock to be issued in
                      ------
the Merger shall have listed on the Nasdaq Stock Market.

         Section 8.2  Additional Conditions to Obligations of Mpath and Sub.
                      -----------------------------------------------------
The obligations of Mpath and Sub to effect the Merger are subject to the satisfaction of each of the following conditions, any of which may be waived in writing exclusively by Mpath and Sub:

                (a)   Representations and Warranties. The representations
                      ------------------------------
and warranties of RTI set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, except for changes contemplated by this Agreement; and Mpath shall have received a certificate signed on behalf of RTI by the chief executive officer and the chief financial officer of RTI to such effect.

                (b)   Performance of Obligations of RTI. RTI shall have
                      ---------------------------------
performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date; and Mpath shall have received a certificate signed on behalf of RTI by the chief executive officer of RTI to such effect.

                (c)   Blue Sky Laws. Mpath shall have received all state
                      -------------
securities or "Blue Sky" permits and other authorizations necessary to issue shares of Mpath Common Stock pursuant to the Merger.

                (d)   Dissenting Stockholders. Holders of no more than 10%
                      -----------------------
of RTI's issued and outstanding capital stock as of the Closing shall have elected to, or continue to have contingent rights to, exercise appraisal rights under Delaware Law as to such shares.

                (e)   Escrow Agreement. The Escrow Agent and Stockholders'
                      ----------------
Agents shall have executed and delivered to Mpath the Escrow Agreement and such agreement shall remain in full force and effect.

                (g)   Ancillary Agreements. Each of the Stockholders
                      --------------------
Agreements, the Noncompetition Agreements and the Stock Repurchase Agreements executed and delivered concurrently with the execution of this Agreement shall remain in full force and effect.

                (h)   Opinion of RTI's Counsel. Mpath shall have received
                      ------------------------
an opinion dated the Closing Date of Bingham Dana LLP, counsel to RTI, in a form mutually satisfactory to the parties.

                (i)   Approvals. All authorizations, consents (including
                      ---------
the Material Consents), or approvals of, or notifications to any third party, required by RTI's contracts, agreements or other obligations in connection with the consummation of the Merger shall have occurred or been obtained.

                (j)   Board Resignations. RTI shall have received written
                      ------------------
letters of resignation from the RTI Board of Directors from each of the current members of such Board, in each case effective at the Effective Time.

                (k)   Securities Exemption. Each stockholder of RTI shall
                      --------------------
have executed and delivered to Mpath an Investor Representation Statement and, based upon the information supplied in such Investor Representation Statement, Mpath shall have reasonably concluded that the issuance of shares of Mpath Common Stock shall be exempt from registration under the Securities Act pursuant to Section 4(2) thereof and Regulation D promulgated thereunder.

         Section 8.3  Additional Conditions to Obligations of RTI. The
                      -------------------------------------------
obligation of RTI to effect the Merger is subject to the satisfaction of each of the following conditions, any of which may be waived, in writing, exclusively by
RTI:

                (a)   Representations and Warranties. The representations
                      ------------------------------
and warranties of Mpath and Sub set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, and RTI shall have received a certificate signed on behalf of Mpath by the chief financial officer of Mpath to such effect.

                (b)   Performance of Obligations of Mpath and Sub. Mpath
                      -------------------------------------------
and Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date; and RTI shall have received a certificate signed on behalf of Mpath by the chief financial officer of Mpath to such effect.

                (c)   Registration Rights. Mpath and holders of at least
                      -------------------
two-thirds of Registrable Securities (as defined in the Investors' Rights Agreement) shall have executed and delivered the Investors' Rights Agreement to the RTI Stockholders.

                (d)   Escrow Agreement. The Escrow Agent and Mpath shall
                      ----------------
have executed and delivered to RTI and the Stockholder's Agents the Escrow Agreement and such agreement shall remain in full force and effect.

                (e)   Tax Opinion. RTI shall have received the opinion
                      -----------
dated the Closing Date of Bingham Dana LLP to the effect that the Merger will be treated for federal income tax purposes as a tax-free reorganization within the meaning of Section 368(a) of the Code. In rendering such opinion, counsel shall be entitled to rely upon, among other things, reasonable assumptions as well as representations of Mpath, Sub and RTI.

                (f)   Opinion of Mpath's Counsel. RTI shall have received
                      --------------------------
an opinion dated the Closing Date of Venture Law Group, A Professional Corporation, counsel to Mpath, in a form mutually satisfactory to the parties.

                                   ARTICLE IX

                            TERMINATION AND AMENDMENT

         Section 9.1  Termination.  This Agreement may be terminated at any time
                      -----------
 prior to the Effective Time:

                (a)   by mutual written consent of Mpath and RTI;

                (b) by either Mpath or RTI, by giving written notice to the other party, if a court of competent jurisdiction or other Governmental Entity shall have issued a nonappealable final order, decree or ruling or taken any other action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, except, if such party relying on such order, decree or ruling or other action shall not have complied with its respective obligations under Sections 5.5 or 6.3 of this Agreement, as the case may be;

                (c) by Mpath or RTI, by giving written notice to the other party, if the other party is in material breach of any representation, warranty, or covenant of such other party contained in this Agreement, which breach shall not have been cured, if subject to cure, within 10 business days following receipt by the breaching party of written notice of such breach by the other party;

                (d) by Mpath, by giving written notice to RTI, if the Closing shall not have occurred on or before October 31, 1999 by reason of the failure of any condition precedent under Section 8.1 or 8.2 (unless the failure results primarily from a breach by Mpath of any representation, warranty, or covenant of Mpath contained in this Agreement or Mpath's failure to fulfill a condition precedent to closing or other default);

                (e) by RTI, by giving written notice to Mpath, if the Closing shall not have occurred on or before October 31, 1999 by reason of the failure of any condition precedent under Section 8.1 or 8.3 (unless the failure results primarily from a breach by RTI of any representation, warranty, or covenant of RTI contained in this Agreement or RTI's failure to fulfill a condition precedent to closing or other default); or

                (f) by Mpath, by giving written notice to RTI, if the required approvals of the stockholders of RTI contemplated by this Agreement shall not have been obtained by reason of the failure to obtain the required consents or votes upon a vote taken by written consent or at a meeting of stockholders, duly convened therefor or at any adjournment thereof.

         Section 9.2  Effect of Termination. In the event of termination of
                      ---------------------
this Agreement as provided in Section 9.1, this Agreement shall immediately become void and there shall be no liability or obligation on the part of Mpath, RTI, Sub or their respective officers, directors, stockholders or Affiliates, except as set forth in Sections 7.1 and 9.3 and further except to the extent that such termination results from the willful breach by any such party of any of its representations, warranties or covenants set forth in this Agreement.

         Section 9.3  Fees and Expenses.
                      -----------------

                (a) Except as set forth in this Section 9.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the Merger is consummated.

                (b) If the Merger is consummated, all legal, accounting, investment banking, broker's and finder's fees and expenses incurred by RTI or its stockholders in connection with the Merger shall be deemed expenses of RTI. RTI will make arrangements for the payments of such fees acceptable to Mpath.

                                    ARTICLE X

                           ESCROW AND INDEMNIFICATION

         Section 10.1  Indemnification. From and after the Effective Time
                       ---------------
and subject to the limitations contained in this Article X, the Former RTI Stockholders will, severally and pro rata, in accordance with their Pro Rata Portion, indemnify and hold Mpath harmless against (A) any loss, expense, liability or other damage, including reasonable attorneys' fees, to the extent of the amount of such loss, expense, liability or other damage that Mpath has incurred by reason of the breach by RTI of any representation, warranty, covenant or agreement of RTI contained in this Agreement that becomes known to Mpath during the Regular Escrow Period (as defined in Section 10.4 below) (collectively, "Regular Damages") and (B)(i) any money damages awarded to Gateway 2000, Inc. ("Gateway") by a court of competent jurisdiction in connection with a final and non-appealable judgment from such court holding that the technology or any use thereof underlying RTI's U.S. Patent application Serial Number 09/248,371 (the "RTI Patent") actually infringes U.S. Patent No. U.S. 5,850,396 issued on December 15, 1998 to Gateway (the "Gateway Patent") together with all litigation fees and expenses (including reasonable attorneys' fees) associated with any lawsuit that results in any such final and non-appealable judgement and (ii) fifty percent (50%) of any amount paid in settlement of any lawsuit together with 50% of all litigation fees and expenses (including reasonable attorneys' fees), in connection with any claim that the RTI Patent infringes the Gateway Patent (the amounts referred to in this clause
(ii) and the foregoing clause (i) are collectively referred to as "Special IP Damages"). Mpath, RTI and Sub acknowledge and agree, and the Former RTI Stockholders, by their approval of this Agreement and their execution of the Stockholders Agreement, agree that, notwithstanding anything to the contrary contained in this Agreement or any other Transaction Document, (w) fifty percent (50%) of any amount paid in settlement of any lawsuit together with 50% of all litigation fees and expenses (including reasonable attorneys' fees), in connection with any claim that the RTI Patent infringes the Gateway Patent shall not constitute Special IP

Damages, (x) any amounts that Mpath or RTI may be required to pay in connection with any license of the Gateway Patent and the rights associated therewith shall not constitute Special IP Damages, (y) all costs, expenses, fees and all other payments incurred or required to be paid in connection with the matters described in clauses (ii) through (v) of Section 10.4 below shall not constitute Special IP Damages and (z) the costs, expenses, fees or amounts referred in the foregoing clauses (w), (x) and (y) shall not be indemnifiable under this Article X or the Escrow Agreement and shall be paid by Mpath. Mpath, RTI and Sub acknowledge and agree, and the Former RTI Stockholders, by their approval of this Agreement and their execution of the Stockholders Agreement, agree that notwithstanding anything to the contrary contained in this Agreement or any other Transaction Document, such indemnification under this Article X shall be the sole and exclusive remedy for any claim for Regular Damages or for Special IP Damages, except for Regular Damages based upon a claim of fraud.

         Section 10.2  Escrow Funds.
                       ------------

         (a) As security and the sole and exclusive recourse for the indemnities in Section 10.1, as soon as practicable after the Effective Time, the Escrow Shares shall be deposited with U.S. Bank Trust, National Association (or such other institution selected by Mpath with the reasonable consent of RTI) as escrow agent (the "Escrow Agent"), such deposit to constitute the Escrow Fund (the "Escrow Fund") and to be governed by the terms set forth in this Article X and in the Escrow Agreement.

         (b) Notwithstanding the foregoing or anything to the contrary contained in this Agreement or in any Transaction Document, (i) the indemnification obligations of the Former RTI Stockholders pursuant to this Article X or otherwise with respect to claims for Regular Damages shall be limited to fifty percent (50%) of the Escrow Shares initially deposited with the Escrow Agent at the Effective Time, and (ii) the indemnification obligations of the Former RTI Stockholders pursuant to this Article X or otherwise with respect to claims for Special IP Damages shall be limited to the amount and assets deposited and present in the Escrow Fund.

         (c) Notwithstanding the foregoing or anything to the contrary contained in this Agreement or in any Transaction Document, Mpath shall not be entitled to pursue any claims for indemnification under this Article X or otherwise against the Former RTI Stockholders directly or personally, and the sole recourse of Mpath shall be to make claims against the Escrow Fund in accordance with the terms of this Article X and the Escrow Agreement, except for any Regular Damages based upon a claim of fraud.

         Section 10.3  Damage Threshold.
                       ----------------

         (a) Notwithstanding the foregoing, the Former RTI Stockholders shall have no liability under Section 10.1 and Mpath may not receive any shares from the Escrow Fund unless and until an Officer's Certificate or Certificates (as defined in Section 10.5 below) for an aggregate amount of Mpath's Regular Damages and Special IP Damages in excess of $100,000 has been delivered to the Stockholders' Agents and to the Escrow Agent; provided, however, that after an
                                              --------  -------
Officer's Certificate or Certificates for an aggregate of $100,000 in Regular Damages and Special IP Damages has been delivered Mpath shall be entitled, subject to the provisions of this Article X (including, without limitation, the provisions of Section 10.2), to receive Escrow Shares equal in value to the full amount of Regular Damages and/or Special IP Damages identified in such Officer's Certificate or Certificates.

         (b) Notwithstanding anything to the contrary in this Agreement, the amount of any Regular Damages and/or Special IP Damages as applicable otherwise due and/or payable to Mpath in connection with any claim for indemnification under this Agreement shall be reduced (i) to the extent that Mpath actually realizes, by reason of such Regular Damages and/or Special IP Damages (as applicable), any tax benefit, and (ii) by any insurance proceeds actually received by Mpath in respect thereof. Mpath shall use reasonable efforts to make a claim for Regular Damages or Special IP Damages, as applicable, from any available insurers prior to attempting to collect from the Escrow Fund. If Mpath recovers any amount from any insurer after payment to Mpath out of the Escrow Fund, of any Regular Damages and/or Special IP Damages suffered or incurred by Mpath in respect of the matters to which such insurance payment relates, then Mpath will promptly pay over to the Escrow Agent the amount so recovered, to the extent not in excess of the amount previously paid to Mpath in respect of such matter.

         Section 10.4  Escrow Periods.
                       --------------

         (a) The period during which any indemnification claims with respect to Regular Damages are permitted to be made under this Article X and the Escrow Agreement (such period referred to as the "Regular Escrow Period") shall terminate upon the first anniversary date of the Closing Date.

         (b) The period during which any indemnification claims with respect to Special IP Damages are permitted to be made under this Article X and the Escrow Agreement (such period referred to as the "Special Escrow Period") shall terminate upon the earliest to occur of (i) the second anniversary date of the Closing Date, (ii) the assignment to Mpath of the Gateway Patent pursuant to an assignment agreement in substance and form reasonably satisfactory to Mpath and its counsel, (iii) the license to Mpath of the Gateway Patent for a period of the duration of the Gateway Patent pursuant to a license agreement in form and substance reasonably satisfactory to Mpath and its counsel, (iv) the declaration, pursuant to a final judgment (with all appeals exhausted) that the Gateway Patent is invalid or that the RTI Patent does not infringe the Gateway Patent, or (v) the receipt by Mpath of an executed certificate from the registered owner of the Gateway Patent that such registered owner waives any and all current and future claims of infringement of the Gateway Patent such registered owner may have against Mpath or its subsidiaries or their respective successors or the customers or licensees of Mpath, its subsidiaries or their respective successors, provided such certificate is in form and substance reasonably satisfactory to Mpath and its counsel. Each of Mpath, Sub and the Surviving Corporation agree to use reasonable efforts to cause one of the matters described in the foregoing clauses (ii) through (v) to occur as soon as possible following the Effective Time, and Mpath, Sub and the Surviving Corporation further agree to include the Stockholders' Agents in any meetings, negotiations, settlements or proceedings relating to the matters described in clauses (ii) through (v) of this Section 10.4.

         (c) Upon the termination of Regular Escrow Period, no Escrow Shares shall be released from the Escrow Fund, unless the Special Escrow Period shall have already terminated, in which case all Escrow Shares shall be released from the Escrow Fund pursuant to Section 10.6 hereof.

         (d) In the event that the Special Escrow Period shall terminate prior to the termination of the Regular Escrow Period, fifty percent (50%) of the Escrow Shares initially deposited with the Escrow Agent at the Effective Time, less the number of escrow Shares previously released in respect of Special IP Damages already paid, shall be released from the Escrow Fund pursuant to Section
10.6 hereof. In the event that the Special Escrow Period shall terminate after the termination of the Regular Escrow Period, all of the remaining Escrow Shares shall be released from the Escrow Fund pursuant to Section 10.6 hereof.

         (e) Notwithstanding the foregoing, in the event that the Special Escrow Period terminates prior to the Regular Escrow Period and at the end of the Regular Escrow Period there exists unsatisfied claims (notice of which shall have been given pursuant to Section 10.5 below) for Regular Damages that were pending prior to expiration of the Regular Escrow Period, the Escrow Agent shall retain in the Escrow Fund that number of Regular Damage Escrow Shares (as defined below), which, in the reasonable judgment of Mpath, subject to the objection of the Stockholders' Agents and the subsequent resolution of the matter in the manner provided in Section 10.9, are necessary to satisfy any such unsatisfied claims and such retained Regular Damage Escrow Shares (as defined below) shall not be released until such claims have been finally resolved. For purposes of this Section 10.4(e), the term "Regular Damage Escrow Shares" shall mean those Escrow Shares that remain in the Escrow Fund immediately after giving effect to the release of Escrow Shares contemplated in the first sentence of
Section 10.4(d).

         (f) Notwithstanding the foregoing, in the event that the Special Escrow Period ends after the Regular Escrow Period and at the end of the Special Escrow Period there exists unsatisfied claims (notice of which shall have been given pursuant to Section 10.5 below) for Special IP Damages that were pending prior to expiration of the Special Escrow Period, the Escrow Agent shall retain in the Escrow Fund that number of Escrow Shares, which, in the reasonable judgment of Mpath, subject to the objection of the Stockholders' Agents and the subsequent resolution of the matter in the manner provided in Section 10.9, are necessary to satisfy any such unsatisfied claims and such retained Escrow Shares shall not be released until such claims have been finally resolved by the delivery of a joint certificate from Mpath and the Stockholders' Agents stating that such lawsuit has been resolved and attaching the final and non-appealable judgment of the Court.

         Section 10.5  Claims Upon Escrow Fund.
                       -----------------------

         (a) Upon receipt by the Escrow Agent on or before the last day of the Regular Escrow Period of a certificate signed by any appropriately authorized officer of Mpath (an "Officer's Regular Damages Certificate"):

                (i) Stating the aggregate amount of Mpath's Regular Damages or an estimate thereof, in each case to the extent known or determinable at such time; and

                (ii) Specifying in reasonable detail the individual items of such Regular Damages included in the amount so stated, the date each such item was paid or properly accrued or arose, and the nature of the misrepresentation, breach or claim to which such item is related, the Escrow Agent shall, subject to the provisions of Sections 10.2, 10.3, 10.8 and 10.9 hereof and of the Escrow Agreement, deliver to Mpath out of the Escrow Fund, as promptly as practicable, Escrow Shares having a value equal to such Regular Damages, all in accordance with the Escrow Agreement and Section 10.7 below.

         (b) Upon receipt by the Escrow Agent on or before the last day of the Special Escrow Period of a certificate signed by any appropriately authorized officer of Mpath (an "Officer's Special IP Damages Certificate") stating that a lawsuit has been filed by Gateway with respect to the infringement of the Gateway Patent by the RTI Patent and attaching a copy of the complaint filed certified by the Clerk of the Court in which such complaint has been filed, the Escrow Agent shall retain in the Escrow Fund that number of Escrow Shares, which, in the reasonable judgment of Mpath, subject to the objection of the Stockholders' Agents and the subsequent resolution of the matter in the manner provided in Section 10.9, are necessary to satisfy any Special IP Damages that may arise from such lawsuit, and such Escrow Shares, shall be retained by the Escrow Agent in the Escrow Fund until such lawsuit shall have been finally resolved, dismissed or the parties hereto otherwise agree, whereupon, if such lawsuit shall have been decided in a manner adverse to the RTI Stockholders, the Escrow Agent shall, subject to the provisions of Section 10.2, 10.3 10.8 and
10.9 hereof and of the Escrow Agreement, deliver to Mpath out of the Escrow Fund Escrow Shares have a value equal to any such Special IP Damages. If any such lawsuit shall be dismissed with prejudice, the Escrow Shares held in the Escrow Fund Shall be distributed pursuant to Section 10.6 hereof.

         (c) For purposes of this Agreement, the term "Officer's Certificate" shall mean either an Officer's Special IP Damages Certificate or an Officer's Regular Damages Certificate as the context may require.

         Section 10.6  Final Release of Escrow Shares. All Escrow Shares
                       ------------------------------
remaining in the Escrow Fund after (a) the satisfaction of all indemnification claims pursuant to this Article X and the Escrow Agreement and (b) the expiration of both the Regular Escrow Period and the Special Escrow Period shall be distributed from the Escrow Fund to the Holders (as defined in the Escrow Agreement) on a pro rata basis based upon their respective percentage interests therein at the time or such distribution.

         Section 10.7  Valuation. For the purpose of compensating Mpath for
                       ---------
its Regular Damages or Special IP Damages, as applicable, pursuant to this Agreement, the value per share of the Escrow Shares which shall be released to Mpath in respect of a claim for Regular Damages or Special IP Damages shall be, in each case, the Average Stock Price.

         Section 10.8  Delivery of Officer's Certificate; Objections to
                       ------------------------------------------------
Claims for Regular Damages. At the time of delivery of any Officer's Certificate
--------------------------
to the Escrow Agent, a duplicate copy of such Officer's Certificate shall be delivered to the Stockholders' Agents (as defined in Section 10.10 below). In the case of delivery of an Officer's Regular Damages Certificate, for a period of thirty (30) days after such delivery, the Escrow Agent shall make no delivery of Escrow Shares pursuant to Section 10.5 unless the Escrow Agent shall have received written authorization from the Stockholders' Agents to make such delivery. After the expiration of such thirty (30) day period, the Escrow Agent shall make delivery of the Escrow Shares in the Escrow Fund in accordance with those provisions of Section 10.4 and Section 10.5 relating to claims for Regular Damages, provided that no such delivery may be made if the Stockholders' Agents
         --------
shall object in a written statement to the claim made in the Officer's Regular Damages Certificate, and such statement shall have been delivered to the Escrow Agent and to Mpath prior to the expiration of such thirty (30) day period.

         Section 10.9  Resolution of Conflicts.
                       -----------------------

                (a) In case the Stockholders' Agents shall so object in writing to any claim or claims by Mpath made in any Officer's Certificate, Mpath shall have thirty (30) days to respond in a written statement to the objection of the Stockholders' Agents. If after such thirty (30) day period there remains a dispute as to any claims, the Stockholders' Agents and Mpath shall attempt in good faith for thirty (30) days to agree upon the rights of the respective parties with respect to each of such claims. If the Stockholders' Agents and Mpath should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and shall be furnished to the Escrow Agent. The Escrow Agent shall be entitled to rely on any such memorandum and shall distribute the Escrow Shares from the applicable Escrow Fund in accordance with the terms of the memorandum.

                (b) If no such agreement can be reached after good faith negotiation, either Mpath or the Stockholders' Agents may, by written notice to the other, demand arbitration of the matter unless the amount of the damage or loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in either such event the matter shall be settled by arbitration conducted by three arbitrators. Within fifteen (15) days after such written notice is sent, Mpath (on the one hand) and the Stockholders' Agents (on the other hand) shall each select one arbitrator, and the two arbitrators so selected shall select a third arbitrator. The decision of the arbitrators as to the validity and amount of any claim in such Officer's Certificate shall be binding and conclusive upon the parties to this Agreement, and notwithstanding anything in Section 10.4, the Escrow Agent shall be entitled to act in accordance with such decision and make or withhold payments out of the applicable Escrow Fund in accordance with such decision.

                (c) Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction. Any such arbitration shall be held in Santa Clara County, California under the commercial rules then in effect of the American Arbitration Association. The non-prevailing party to an arbitration shall pay its own expenses, the fees of each arbitrator, the administrative fee of the American Arbitration Association, and the expenses, including, without limitation, the reasonable attorneys' fees and costs, incurred by the prevailing party to the arbitration.

         Section 10.10  Stockholders' Agents.
                        --------------------

                  Adam Frankl and Henri de Marcellus shall be constituted and appointed as agents (the "Stockholders' Agents") for and on behalf of the Former RTI Stockholders to give and receive notices and communications, to authorize delivery to Mpath of the Escrow Shares or other property from the applicable Escrow Fund in satisfaction of claims by Mpath, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of the Stockholders' Agents for the accomplishment of the foregoing. All actions of the Stockholders' Agents shall be taken jointly, not individually. Such agency may be changed by the holders of a majority in interest of the Escrow Shares from time to time upon not less than ten (10) days' prior written notice to Mpath. No bond shall be required of the Stockholders' Agents, and the Stockholders' Agents shall receive no compensation for services. Notices or communications to or from the Stockholders' Agents shall constitute notice to or from each of the Former RTI Stockholders.

                (b) The Stockholders' Agents shall not be liable for any act done or omitted hereunder as Stockholders' Agent while acting in good faith, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith. The Former RTI Stockholders shall severally and pro rata, in accordance with their Pro Rata Portion, indemnify the Stockholders' Agents and hold them harmless against any loss, liability or expense incurred without gross negligence or bad faith on the part of the Stockholders' Agents and arising out of or in connection with the acceptance or administration of their duties hereunder under this Agreement or the Escrow Agreement.

                (c) The Stockholders' Agents shall have reasonable access to information about RTI and Mpath and the reasonable assistance of RTI's and Mpath's officers and employees for purposes of performing their duties and exercising their rights under this Article X, provided that the Stockholders'
                                              --------
Agents shall treat confidentially and not disclose any nonpublic information from or about RTI or Mpath to anyone (except on a need to know basis to individuals who agree to treat such information confidentially).

         Section 10.11  Actions of the Stockholders' Agents. A decision, act,
                        -----------------------------------
consent or instruction of the Stockholders' Agents shall constitute a decision of all of the Former RTI Stockholders for whom shares of Mpath Common Stock otherwise issuable to them are deposited in the applicable Escrow Fund and shall be final, binding and conclusive upon each such Former RTI Stockholder, and the Escrow Agent and Mpath may rely upon any decision, act, consent or instruction of the Stockholders' Agents as being the decision, act, consent or instruction of each and every such Former RTI Stockholder. The Escrow Agent and Mpath are hereby relieved from any liability to any person for any acts done by them in accordance with such decision, act, consent or instruction of the Stockholders' Agents.

         Section 10.12  Claims. In the event Mpath becomes aware of a
                        ------
third-party claim which Mpath believes may result in a demand against the Escrow Fund, Mpath shall promptly notify the Stockholders' Agents of such claim, and the Stockholders' Agents and the Former RTI Stockholders for whom shares of Mpath Common Stock otherwise issuable to them are deposited in the Escrow Fund shall be entitled, at their expense, to participate in any defense of such claim. Mpath shall have the right in its sole discretion to settle any such claim; provided, however, that Mpath may not effect the settlement of any such
       --------  -------
claim without the consent of the Stockholders' Agents, which consent shall not be unreasonably withheld. In the event that the Stockholders' Agents have consented to any such settlement, the Stockholders' Agents shall have no power or authority to object to the amount of any claim by Mpath against the Escrow Fund for indemnity with respect to such settlement in the amount agreed to.

                                   ARTICLE XI

                                  MISCELLANEOUS

         Section 11.1  Survival of Representations and Covenants. All
                       -----------------------------------------
representations, warranties, covenants and agreements of RTI contained in this Agreement shall survive the Closing and any investigation at any time made by or on behalf of Mpath until the end of the Escrow Period. If Escrow Shares or other assets are retained in the Escrow Fund beyond expiration of the period specified in the Escrow Agreement, then (notwithstanding the expiration of such time period) the representation, warranty, covenant or agreement applicable to such claim shall survive until, but only for purposes of, the resolution of the claim to which such retained Escrow Shares or other assets relate. All representations, warranties, covenants and agreements of Mpath contained in this Agreement shall terminate as of the Effective Time, provided that the covenants
                                                    --------
and agreements contained in Sections 6.5, 6.6, 6.7, 6.8, 6.9 and 9.3 shall survive the Closing and shall continue in full force and effect.

         Section 11.2  Notices. All notices and other communications
                       -------
hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or two business days after being mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  (a)      if to Mpath or Sub:

                           Mpath Interactive, Inc.
                           665 Clyde Avenue
                           Mountain View, CA  94043
                           Attention:  Chief Executive Officer
                           Fax No:  (650) 429-3911
                           Telephone No:  (650) 429-3888
                           with a copy to:

                           Venture Law Group
                           A Professional Corporation
                           2775 Sand Hill Road
                           Menlo Park, California  94025
                           Attention:  Steven J. Tonsfeldt
                           Fax No:  (650) 233-8386
                           Telephone No:  (650) 854-4488

                  (b)      if to RTI, to:

                           Resounding Technology, Inc.
                           87 Marshall Street
                           Building 10, Third Floor
                           North Adams, MA   01247
                           Fax No.  (413) 663-3033
                           Telephone No.  (413) 663-3001

                           with a copy to:

                           Bingham Dana LLP
                           150 Federal Street
                           Boston, Massachusetts 02113
                           Attention:  Julio E. Vega, Esq.
                                        Matthew J. Cushing, Esq.
                           Fax No:  (617) 951-8736
                           Telephone No:  (617) 951-8000

         Section 11.3  Interpretation. When a reference is made in this
                       --------------
Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation." Whenever the words "to the knowledge of RTI" or "known to RTI" or similar phrases are used in this Agreement, they mean to the actual knowledge, after reasonable inquiry, of Adam Frankl and Henri de Marcellus and all other executive officers of RTI.

         Section 11.4  Counterparts. This Agreement may be executed in two
                       ------------
or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

         Section 11.5  Entire Agreement; No Third Party Beneficiaries. This
                       ----------------------------------------------
Agreement (including the documents and the instruments referred to herein), the Confidentiality Agreement, and the Transaction Documents (a) constitute the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and (b) are not intended to confer upon any person other than the parties hereto (including without limitation any RTI employees) any rights or remedies hereunder.

         Section 11.6  Governing Law. This Agreement shall be governed and
                       -------------
construed in accordance with the laws of the State of Delaware without regard to any applicable conflicts of law.

         Section 11.7  Assignment. Neither this Agreement nor any of the
                       ----------
rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

         Section 11.8  Amendment. This Agreement may be amended by the
                       ---------
parties hereto, at any time before or after approval of matters presented in connection with the Merger by the stockholders of RTI, but after any such stockholder approval, no amendment shall be made which by law requires the further approval of stockholders without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

         Section 11.9  Extension; Waiver. At any time prior to the Effective
                       -----------------
Time, the parties hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or the other acts of the other parties hereto, (ii) waive any inaccuracies in the representations or warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

         Section 11.10  Specific Performance. The parties hereto agree that
                        --------------------
irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to injunctive relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

                            [Signature Page Follows]

         IN WITNESS WHEREOF, Mpath, Sub and RTI have caused this Agreement and Plan of Merger to be signed by their respective officers thereunto duly authorized as of the date first written above.

                                  MPATH INTERACTIVE, INC.



                                  By:    /s/ Paul Matteucci
                                         -------------------------------------
                                  Title: President and Chief Executive Officer
                                         -------------------------------------



                                  ITR ACQUISITION CORP.



                                  By:    /s/ Paul Matteucci
                                         -------------------------------------
                                  Title: President and Chief Executive Officer
                                         -------------------------------------


                                  RESOUNDING TECHNOLOGY, INC.


                                  By:     /s/ Adam Frankl
                                         -------------------------------------
                                  Title:  CEO
                                         -------------------------------------

                                                                    EXHIBIT A

                                VOTING AGREEMENT


         THIS VOTING AGREEMENT ("Agreement") is made and entered into as of September 27, 1999, between Mpath Interactive, Inc. ("Mpath"), a Delaware corporation, and the undersigned stockholder (the "Stockholder") of Resounding Technology, Inc., a Delaware corporation ("Resounding").

                                    RECITALS

         A. Concurrently with the execution of this Agreement, Mpath, Resounding and ITR Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Mpath ("Merger Sub"), have entered into an Agreement and Plan of Merger (the "Merger Agreement"), which provides for the merger (the "Merger") of Merger Sub with and into Resounding and the conversion of each outstanding share of Resounding's capital stock into shares of Mpath Common Stock.

         B. As a condition to its willingness to enter into the Merger Agreement, Mpath has requested that the Stockholder agree to certain matters regarding the retention and voting of the Shares (as defined below) in connection with the Merger.

                                    AGREEMENT

         The parties agree as follows:

         1.       Agreement to Retain Shares.
                  --------------------------

                  1.1 Transfer and Encumbrance. The Stockholder agrees not to
                      ------------------------
transfer, sell, exchange, pledge or otherwise dispose of or encumber (in each case, other than as a result of death) any of shares of capital stock of Resounding owned or beneficially held by such Stockholder (the "Shares") or New Shares, as defined in Section 1.2 below, or to make any offer or agreement relating thereto, at any time prior to the Expiration Date. As used herein, the term "Expiration Date" shall mean the earlier to occur of (i) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Merger Agreement and, (ii) the date on which the Merger Agreement shall be terminated in accordance with Section 9.1 thereof.

                  1.2 Additional Purchases. The Stockholder agrees that any
                      --------------------
shares of capital stock of Resounding that such Stockholder shall purchase or with respect to which such Stockholder shall otherwise acquire beneficial ownership after the execution of this Agreement and prior to the Expiration Date (the "New Shares") shall be subject to the terms and conditions of this Agreement to the same extent as if they were Shares.

         2.      Agreement to Vote Shares and Grant Proxy. At every meeting of
                 ----------------------------------------
the Stockholders of Resounding called with respect to any of the following, and on every action or approval by written consent of the Stockholders of Resounding with respect to any of the following, the Stockholder agrees to vote the Shares and any New Shares in favor of approval of the Merger Agreement and the Merger and any matter that could reasonably be expected to facilitate the Merger, including the manner in which the Escrow Fund under the Merger Agreement is to be established as contemplated by Section 2.2 and Article X of the Merger Agreement. The Stockholder further agrees not, directly or indirectly, to solicit or encourage any offer from any party concerning the possible disposition of all or any substantial portion of Resounding's business, assets or capital stock. In the event Resounding's board of directors does not call a meeting to approve the Merger, the Stockholder agrees to take all action necessary to call a meeting to approve the Merger or to approve the Merger by written consent. In order to effectuate the foregoing, the Stockholder does hereby constitute and appoint Mpath, or any nominee of Mpath, with full power of substitution, from the date hereof to the Expiration Date, as its true and lawful proxy, for and in its name, place and stead, including the right to sign its name (as stockholder) to any consent, certificate or other document relating to Resounding, for the sole purpose of causing the Shares and any New Shares to be voted in the manner contemplated by this Section 2. The parties acknowledge that the proxy provided for here is irrevocable and coupled with an interest.

         3.       Representations, Warranties and Covenants of the Stockholder.
                  ------------------------------------------------------------
The Stockholder represents, warrants and covenants to Mpath as follows:

                  3.1 Ownership of Shares. The Stockholder (together with such
                      -------------------
Stockholder's spouse, if applicable) is the sole beneficial and record owner and holder of the Shares, which at the date hereof and at all times up until the Expiration Date, will be free and clear of any liens, claims, options, charges, security interests, equities, options, warrants, rights to purchase (including, without limitation, restrictions on rights of disposition other than those imposed by applicable securities laws), third party rights of any nature or other encumbrances; and (ii) does not own any shares of capital stock of Resounding other than the Shares.

                  3.2 Authority; Due Execution. The Stockholder has full power
                      ------------------------
and authority to make, enter into and carry out the terms of this Agreement. The Stockholder has duly executed and delivered this Agreement and (assuming the due authorization, execution and delivery of this Agreement by Mpath) this Agreement constitutes a valid and binding obligation of the Stockholder.

         3.       Representations, Warranties and Covenants of Mpath.  Mpath
                  --------------------------------------------------
represents, warrants and covenants to the Stockholder as follows:

                  3.1 Due Authorization. This Agreement has been authorized by
                      -----------------
all necessary corporate action on the part of Mpath and has been duly executed by a duly authorized officer of Mpath.

                  3.2 Validity; No Conflict. This Agreement constitutes the
                      ---------------------
legal, valid and binding obligation of Mpath. Neither the execution of this Agreement by Mpath nor the consummation of the transactions contemplated hereby will result in a breach or violation of the terms of any agreement by which Mpath is bound or by any decree, judgment, order, law or regulation now in effect of any court or other governmental body applicable to Mpath.

         4.       Termination. This Agreement shall terminate and shall have no
                  -----------
further force or effect as of the Expiration Date.

         5.       Miscellaneous.
                  -------------

                  5.1 Severability. If any term, provision, covenant or
                      ------------
restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

                  5.2 Binding Effect and Assignment. This Agreement and all of
                      -----------------------------
the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by either of the parties without prior written consent of the other.

                  5.3 Amendments and Modification. This Agreement may not be
                      ---------------------------
modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

                  5.4 Specific Performance; Injunctive Relief. The parties
                      ---------------------------------------
here to acknowledge that Mpath will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of the Stockholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to Mpath upon any such violation, Mpath shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to Mpath at law or in equity.

                  5.5 Governing Law. This Agreement shall be governed by,
                      -------------
construed and enforced in accordance with, the internal laws of the State of California as such laws are applied to contracts entered into and to be performed entirely within California.

                  5.6 Entire Agreement. This Agreement contains the entire
                      ----------------
understanding of the parties in respect of the subject matter hereof, and supersedes all prior negotiations and understandings between the parties with respect to such subject matter.

                  5.7 Counterparts. This Agreement may be executed in several
                      ------------
counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

                  5.8 Effect of Headings. The section headings herein are for
                      ------------------
convenience only and shall not affect the construction or interpretation of this Agreement.

                  5.9 No Limitation on Actions of the Stockholder as Director.
                      -------------------------------------------------------
In the event the Stockholder is a director of Resounding, notwithstanding anything to the contrary in this Agreement, nothing in this Agreement is intended or shall be construed to require the Stockholder to take or in any way limit any action that the Stockholder may take to discharge the Stockholder's fiduciary duties as a director of Resounding.

                            [Signature Page Follows.]

                  IN WITNESS WHEREOF, the parties have caused this Voting Agreement to be duly executed on the day and year first above written.


                                  MPATH INTERACTIVE, INC.

                                  By:    /s/ Paul Matteucci
                                         -------------------------------------
                                  Name:  Paul Matteucci
                                         -------------------------------------
                                  Title: President and Chief Executive Officer
                                         -------------------------------------


                                  STOCKHOLDER


                                  /s/ Sylvan Clebsch
                                  --------------------------------------------

                                  Name:  Sylvan Clebsch
                                         -------------------------------------

                                 STOCKHOLDER


                                  /s/ Hiroyuki Ogata
                                  --------------------------------------------

                                  Name:  Hiroyuki Ogata
                                         -------------------------------------

                                  STOCKHOLDER


                                  /s/ Anthony Lovell
                                  --------------------------------------------

                                  Name:  Anthony Lovell
                                         -------------------------------------

                                  STOCKHOLDER


                                  /s/ Henri V. de Marcellus
                                  --------------------------------------------

                                  Name:  Henri V. de Marcellus
                                         -------------------------------------

                                  STOCKHOLDER


                                  /s/ Ralph M. Bradburd
                                  --------------------------------------------

                                  Name:  Ralph M. Bradburd
                                         -------------------------------------

                                  STOCKHOLDER


                                  /s/ Zelda N. Stern
                                  --------------------------------------------

                                  Name:  Zelda N. Stern
                                         -------------------------------------

                                  STOCKHOLDER


                                  /s/ Adam Frankl
                                  --------------------------------------------

                                  Name:  Adam Frankl
                                         -------------------------------------

                                  STOCKHOLDER


                                  /s/ Calvin R. Carver, Jr.
                                  --------------------------------------------

                                  Name:  Calvin R. Carver, Jr.
                                         -------------------------------------

                                  STOCKHOLDER


                                  /s/ Kerry L. Haselton
                                  --------------------------------------------

                                  Name:  Kerry L. Haselton
                                         -------------------------------------

                                  STOCKHOLDER


                                  /s/ Philip N. Haselton
                                  --------------------------------------------

                                  Name:  Philip N. Haselton
                                         -------------------------------------

                                  STOCKHOLDER


                                  /s/ Douglas R. Hiscano
                                  --------------------------------------------

                                  Name:  Douglas R. Hiscano
                                         -------------------------------------

                                  STOCKHOLDER


                                  /s/ Kimberley L. Hiscano
                                  --------------------------------------------

                                  Name:  Kimberley L. Hiscano
                                         -------------------------------------

                                  STOCKHOLDER


                                  /s/ Mark S. Gold
                                  --------------------------------------------

                                  Name:  Mark S. Gold
                                         -------------------------------------

                                  STOCKHOLDER


                                  /s/ Gregory L. Meyers
                                  --------------------------------------------

                                  Name:  Gregory L. Meyers
                                         -------------------------------------

                                  STOCKHOLDER


                                  /s/ Matthew C. Harris
                                  --------------------------------------------

                                  Name:  Matthew C. Harris, Managing Diector
                                         -------------------------------------

                                          The Berkshires Management Company,
                                            General Partner,
                                          The Berkshires Capital Investors Fund
                                            II, LP

                                  STOCKHOLDER


                                  /s/ Matthew C. Harris
                                  --------------------------------------------

                                  Name:  Matthew C. Harris, Managing Director
                                         -------------------------------------
                                          The Berkshires Management Company, GP
                                          The Berkshires Capital Investor, LP

                                  STOCKHOLDER


                                  /s/ Robert M. Lovell
                                  --------------------------------------------

                                  Name:  Robert M. Lovell
                                         -------------------------------------

                                                                    EXHIBIT B

                            NONCOMPETITION AGREEMENT

         THIS NONCOMPETITION AGREEMENT (this "Agreement") is entered into as of September 27, 1999, by and between Mpath Interactive, Inc., a Delaware corporation ("Mpath") and Name ("Individual"), an employee of Resounding Technology, Inc. ("RTI").


                                    RECITALS

         A. RTI is engaged in the business of designing, developing, licensing and marketing software solutions which enable the efficient transmission and receipt of data between multiple devices over the Internet, currently productized as interactive voice, but envisioned to include other media types (the "Business").

         B. Individual is a stockholder and an employee of RTI and has confidential and proprietary information relating to the business and operation of RTI.

         C. Individual's covenant not to compete with Mpath, as reflected in this Agreement, is an essential part of the transactions described in that certain Agreement and Plan of Merger dated as of September 27, 1999 (the "Merger Agreement"), among Mpath, ITR Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Mpath ("Sub"), and RTI, whereby Sub will be merged with and into RTI (the transactions contemplated by the Merger Agreement are referred to hereinafter as the "Merger").

         D. As a condition to its willingness to enter into the Merger Agreement, Mpath has required that Individual agree, and Individual has agreed, to the noncompetition and nonsolicitation covenants and the confidentiality agreements provided in this Agreement.

         E. References to Mpath hereinafter shall include all subsidiaries of Mpath and shall include RTI which is the surviving corporation in the Merger.


                                    AGREEMENT

         NOW, THEREFORE, in consideration of the foregoing and to induce Mpath to consummate the transactions contemplated by the Merger Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Individual hereby covenants and agrees as follows:


         1.       Noncompetition.
                  --------------

                  (a) Individual and Mpath agree that due to the nature of Individual's employment with RTI, Individual has confidential and proprietary information relating to the business and operations of RTI. Individual acknowledges that such information is of importance to the Business and will continue to be so after the Merger and that disclosure of such confidential information to others or the unauthorized use of such information by others would cause substantial loss and harm to RTI and, following the Merger, Mpath.

                  (b) During the period which shall commence at the Effective Time and shall terminate on the second anniversary of the Effective Time (such period, the "Restricted Period"), Individual shall not (i) enter into or participate in the Business, or (ii) directly or indirectly (including without limitation, through any Affiliate (as defined below) of Individual), own, manage, operate, control or otherwise engage or participate in, or be connected as an owner, partner, principal, creditor, salesman, guarantor, advisor, member of the board of directors of, employee of or consultant in (A) the companies listed on Exhibit A or any of their respective controlled Affiliates to the
          ---------
extent that Individual's relationship with, employment by or participation with such companies shall relate to or concern the Business, or (B) any entity or business, or any division, group, or other subset of any business, devoting 20% or more of its resources to engaging in or developing a business competitive with the Business or generating 20% or more of its gross revenues or earnings from a business competitive with the Business.

                  (c) Notwithstanding the foregoing provisions of Section 1(b) and the restrictions set forth therein, Individual may own securities in any publicly held corporation that is covered by the restrictions set forth in
Section 1(b), but only to the extent that Individual does not own, of record or beneficially, more than 1% of the outstanding beneficial ownership of such corporation.

                  (d) The restrictions set forth in Section 1(b) shall apply worldwide (the "Business Area").

                  (e) "Affiliate" as used herein, means, with respect to any person or entity, any person or entity directly or indirectly controlling, controlled by or under direct or indirect common control with such other person or entity.

         2.       Nonsolicitation of Mpath Employees. During the Restricted
                  ----------------------------------
Period, Individual shall not, without the prior written consent of Mpath, directly or indirectly (including without limitation, through any Affiliate of Individual), solicit, request, cause or induce any person who is at the time, an employee of or a consultant of Mpath to leave the employ of or terminate such person's relationship with Mpath.

         3.       Nonsolicitation of Customers. During the Restricted Period,
                  ----------------------------
Individual shall not, directly or indirectly (including without limitation, through any Affiliate of Individual) (i) solicit, induce or attempt to induce any customer of Mpath, including but not limited to any customer of RTI that was a customer of Mpath or RTI while the Individual was an employee of Mpath or RTI, as the case may be, or during the Restricted Period, to cease doing business in whole or in part with Mpath with respect to the Business; (ii) attempt to limit or interfere with any business agreement or relationship existing between Mpath and/or its Affiliates with any third party; or (iii) make materially false statements, or take intentional actions, which are intended to disparage the business reputation of Mpath (or its management team) or take any intentional actions which are intended to result in material harm to Mpath's goodwill with its customers, content providers, bandwidth or other network infrastructure providers, vendors, employees, the media or the public.

         4.       Confidentiality. Prior to the Effective Time, Individual will
                  ---------------
execute Mpath's standard employee proprietary information and inventions agreement in the form attached hereto as Exhibit B.
                                         ---------

         5.       Stay of Time. In the event that either party shall request a
                  ------------
court of competent jurisdiction (collectively a "Court") or other entity or person mutually selected by the parties to determine whether the Individual has violated the provisions of this Agreement, the running of the time period of such provisions so violated shall be automatically suspended as of the date of such violation and shall resume on the date of the final order or remedy that the Court or other entity or person rules or determines that such violation occurred.

         6.       Injunctive Relief. The remedy at law for any breach of this
                  -----------------
Agreement is and will be inadequate, and in the event of a breach or threatened breach by Individual of the provisions of Sections 1, 2 or 3 of this Agreement, RTI and Mpath shall be entitled to seek an injunction restraining Individual from the conduct which would constitute a breach of this Agreement. Nothing herein contained shall be construed as prohibiting RTI or Mpath from pursuing any other remedies available to it or them for such breach or threatened breach, including, without limitation, the recovery of damages from Individual.

         7.       Separate Covenants. This Agreement shall be deemed to consist
                  ------------------
of a series of separate covenants, one for each line of business carried on by the Business and each county, state, country or other region included within the Business Area. The parties expressly agree that the character, duration and geographical scope of this Agreement are reasonable in light of the circumstances as they exist on the date upon which this Agreement has been executed. However, should a determination nonetheless be made by a court of competent jurisdiction at a later date that the character, duration or geographical scope of this Agreement is unreasonable in light of the circumstances as they then exist, then it is the intention and the agreement of Individual that this Agreement shall be construed by the court in such a manner as to impose only those restrictions on the conduct of Individual that are reasonable in light of the circumstances as they then exist and as are necessary to assure RTI and Mpath of the intended benefit of this Agreement. If, in any judicial proceeding, a court shall refuse to enforce all of the separate covenants deemed included herein because, taken together, they are more extensive than necessary to assure Mpath of the intended benefit of this Agreement, it is expressly understood and agreed among the parties hereto that those of such covenants that, if eliminated, would permit the remaining separate covenants to be enforced in such proceeding shall, for the purpose of such proceeding, be deemed eliminated from the provisions hereof.

         8.       Severability. If any of the provisions of this Agreement shall
                  ------------
otherwise contravene or be invalid under the laws of any state, country or other jurisdiction where this Agreement is applicable but for such contravention or invalidity, such contravention or invalidity shall not invalidate all of the provisions of this Agreement but rather it shall be construed, insofar as the laws of that state, country or jurisdiction are concerned, as not containing the provision or provisions contravening or invalid under the laws of that state or jurisdiction, and the rights and obligations created hereby shall be construed and enforced accordingly.

         9.       Construction. This Agreement shall be construed and enforced
                  ------------
in accordance with and governed by the laws of the State of Massachusetts, without regard to principles of conflicts or choice of laws; provided, however, that with respect to activities occurring in a particular jurisdiction, the law of such jurisdiction shall apply solely to the extent it results in the greatest enforcement of the terms of this Agreement.

         10.      Amendments and Waivers. This Agreement may be modified only by
                  ----------------------
a written instrument duly executed by each party hereto. No breach of any covenant, agreement, warranty or representation shall be deemed waived unless expressly waived in writing by the party who might assert such breach. No waiver of any right hereunder shall operate as a waiver of any other right or of the same or a similar right on another occasion.

         11.      Entire Agreement. This Agreement, together with the Merger
                  ----------------
Agreement and the ancillary documents executed in connection therewith, contains the entire understanding of the parties relating to the subject matter hereof, supersedes all prior and contemporaneous agreements and understandings relating to the subject matter hereof and shall not be amended except by a written instrument signed by each of the parties hereto.

         12.      Counterparts. This Agreement may be executed by the parties in
                  ------------
separate counterparts, each of which, when so executed and delivered, shall be an original, but all of which, when taken as a whole, shall constitute one and the same instrument.

         13.      Section Headings. The headings of each Section, subsection or
                  ----------------
other subdivision of this Agreement are for reference only and shall not limit or control the meaning thereof.

         14.      Assignment. Neither this Agreement nor any right, remedy,
                  ----------
obligation or liability arising hereunder or by reason hereof nor any of the documents executed in connection herewith may be assigned by any party without the consent of the other parties; provided, however, that Mpath and RTI may assign their rights hereunder, without the consent of Individual, to any entity that acquires or succeeds to the Business.

         15.      Further Assurances. From time to time, at Mpath's request and
                  ------------------
without further consideration, Individual shall execute and deliver such additional documents and take all such further action as reasonably requested by RTI or Mpath to be necessary or desirable to make effective, in the most expeditious manner possible, the terms of this Agreement.

         16.      Notices. All notices and other communications hereunder shall
                  -------
be in writing and shall be deemed given if delivered personally or two business days after being mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  (a)      if to Mpath:

                                            Mpath Interactive, Inc.
                                            665 Clyde Avenue
                                            Mountain View, CA  94043
                                            Attention: Chief Executive Officer

                                            with a copy to:

                                            Venture Law Group
                                            A Professional Corporation
                                            2775 Sand Hill Road
                                            Menlo Park, CA  94025
                                            Attention: Steven J. Tonsfeldt

                   (b)     if to Individual:

                           to the address set forth below the name of Individual on the signature page hereof.

         17.      Effectiveness. Notwithstanding any other provision of this
                  -------------
Agreement, this Agreement shall become effective only upon the Effective Time, and if such Effective Time shall not occur prior to the termination of the Merger Agreement this Agreement shall be deemed void ab initio and have no further force or effect upon such termination of the Merger Agreement.

         19.      Defined Terms.  Capitalized terms not otherwise defined herein
                  -------------
shall have the meanings given to them in the Merger Agreement.

                                    ********

         IN WITNESS WHEREOF, the parties hereto have executed this Noncompetition Agreement as of the date first above written.

                          MPATH INTERACTIVE, INC.


                          By:  /s/ Paul Matteucci
                             --------------------------------
                          Name:  Paul Matteucci
                               ------------------------------
                          Title: President and CEO
                                -----------------------------


                          -----------------------------------
                          Name:
                          Address:



                        ****NONCOMPETITION AGREEMENT****

                                    Exhibit A
                                    ---------



         Yahoo!

         Excite (Excite@Home)

         GO Network

         Lycos

         Alta Vista

         America Online Inc.

         Microsoft

         Lipstream

         Multitude

         NetTalk

         Communities.com

         Really Easy Voice

         NetDive

         PowWow

         Real Networks

                                   Exhibit B


                                    EMPLOYEE
                            PROPRIETARY INFORMATION
                            AND INVENTIONS AGREEMENT
                            ------------------------

                                                              September 15, 1999

          The following confirms an agreement between <FirstName> <LastName> and Mpath Interactive, Inc., a Delaware corporation (the "Company"), which is a material part of the consideration for my employment by the Company:

          1. I understand that the Company possesses and will possess Proprietary Information that is important to its business. For purposes of this Agreement, "Proprietary Information" is information that was or will be developed, created, or discovered by or on behalf of the Company, or which became or will become known by, or was or is conveyed to the Company, which has commercial value in the Company's business. "Proprietary Information" includes, but is not limited to, information about algorithms, trade secrets, computer programs, designs, technology, ideas, know-how, processes, formulas, compositions, data, circuits, mask works, layouts, techniques, improvements, inventions (whether patentable or not), works of authorship, business and product development plans, the salaries and terms of compensation of other employees, customers and other information concerning the Company's actual or anticipated business, research or development, or which is received in confidence by or for the Company from any other person. I understand that my employment creates a relationship of confidence and trust between me and the Company with respect to Proprietary Information.

          2. I understand that the Company possesses or will possess "Company Materials" which are important to its business. For purposes of this Agreement, "Company Materials" are documents or other media or tangible items that contain or embody Proprietary Information or any other information concerning the business, operations or plans of the Company, whether such documents have been prepared by me or by others, or any verbal communications. "Company Materials" include, but are not limited to, blueprints, drawings, photographs, charts, graphs, notebooks, customer lists, computer disks, tapes or printouts, sound recordings and other printed, typewritten or handwritten documents, as well as samples, prototypes, models, products and the like.


                                      1.

          3. In consideration of my employment by the Company and the compensation received by me from the Company from time to time, I hereby agree as follows:

              a. All Proprietary Information and all title, patents, patent rights, copyrights, mask work rights, trade secret rights, and other intellectual property and rights anywhere in the world (collectively "Rights") in connection therewith shall be the sole property of the Company. I hereby assign to the Company any Rights I may have or acquire in such Proprietary Information. At all times, both during my employment by the Company and after its termination, I will keep in confidence and trust and will not use or disclose any Proprietary Information or anything relating to it without the prior written consent of an officer of the Company. Nothing contained herein will prohibit an employee from disclosing to anyone the amount of his or her wages.

              b. All Company Materials shall be the sole property of the Company. I agree that during my employment by the Company, I will not remove any Company Materials from the business premises of the Company or deliver any Company Materials to any person or entity outside the Company, except as I am required to do in connection with performing the duties of my employment. I further agree that, immediately upon the termination of my employment by me or by the Company for any reason, or during my employment if so requested by the Company, I will return all Company Materials, apparatus, equipment and other physical property, or any reproduction of such property, excepting only (i) my personal copies of records relating to my compensation; (ii) my personal copies of any materials previously distributed generally to stockholders of the Company; and (iii) my copy of this Agreement.

              c. I will promptly disclose in writing to my immediate supervisor or to any persons designated by the Company, all "Inventions", (which term includes improvements, inventions, works of authorship, trade secrets, technology, mask works, circuits, layouts, algorithms, computer programs, formulas, compositions, ideas, designs, processes, techniques, know-how and data, whether or not patentable) made or conceived or reduced to practice or developed by me, either alone or jointly with others, during the term of my employment. I will also disclose to the President of the Company Inventions conceived, reduced to practice, or developed by me within six (6) months after termination of my employment with the Company; such disclosures shall be received by the Company in confidence (to the extent they are not assigned in (d) below) and do not extend the assignment made in Section (d) below. I will not disclose Inventions covered by Section 3.d to any person outside the Company unless I am requested to do so by management personnel of the Company.

                                      2.

              d. I agree that all Inventions which I make, conceive, reduce to practice or develop (in whole or in part, either alone or jointly with others) during my employment shall be the sole property of the Company to the maximum extent permitted by Section 2870 of the California Labor Code, a copy of which is attached and I hereby assign such Inventions and all Rights therein to the Company. No assignment in this Agreement shall extend to inventions, the assignment of which is prohibited by Labor Code section 2870. The Company shall be the sole owner of all Rights in connection therewith.

              e. I agree to perform, during and after my employment, all acts deemed necessary or desirable by the Company to permit and assist it, at the Company's expense, in evidencing, perfecting, obtaining, maintaining, defending and enforcing Rights and/or my assignment with respect to such Inventions in any and all countries. Such acts may include, but are not limited to, execution of documents and assistance or cooperation in legal proceedings. I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents, as my agents and attorneys-in-fact to act for and in my behalf and instead of me, to execute and file any documents and to do all other lawfully permitted acts to further the above purposes with the same legal force and effect as if executed by me.

              f. Any assignment of copyright hereunder includes all rights of paternity, integrity, disclosure and withdrawal and any other rights that may be known as or referred to as "moral rights" (collectively "Moral Rights"). To the extent such Moral Rights cannot be assigned under applicable law and to the extent the following is allowed by the laws in the various countries where Moral Rights exist, I hereby waive such Moral Rights and consent to any action of the Company that would violate such Moral Rights in the absence of such consent. I will confirm any such waivers and consents from time to time as requested by the Company.

              g. I have attached hereto a complete list of all existing Inventions to which I claim ownership as of the date of this Agreement and that I desire to specifically clarify are not subject to this Agreement, and I acknowledge and agree that such list is complete. If no such list is attached to this Agreement, I represent that I have no such Inventions at the time of signing this Agreement.

              h. During the term of my employment and for one (1) year thereafter, I will not encourage or solicit any employee or consultant of the Company to leave the Company for any reason. However, this obligation shall not affect any responsibility I may have as an employee of the Company with respect to the bona fide hiring and firing of Company personnel.

                                      3.

              i. I agree that during my employment with the Company: (i) I will not engage in any employment, business, or activity that is in any way competitive with the business or proposed business of the Company; (ii) I will not assist any other person or organization in competing with the Company or in preparing to engage in competition with the business or proposed business of the Company; and (iii) I will devote my full business time and attention and loyalty exclusively to the Company. The provisions of this paragraph shall apply both during normal working hours and at all other times including, but not limited to, nights, weekends and vacation time, while I am employed by the Company. I may, however, request from time to time that the Company allow me to serve on advisory boards of companies within the industry.

              j. I represent that my performance of all the terms of this Agreement will not breach any agreement to keep in confidence proprietary information acquired by me in confidence or in trust prior to my employment by the Company. I have not entered into, and I agree I will not enter into, any agreement either written or oral in conflict herewith or in conflict with my employment with the Company.

          4. I agree that this Agreement is not an employment contract and that my employment with the Company constitutes at-will employment, and, accordingly, that I have the right to resign and the Company has the right to terminate my employment at any time, for any reason, with or without cause.

          5. I agree that this Agreement does not purport to set forth all of the terms and conditions of my employment, and that as an employee of the Company I have obligations to the Company which are not set forth in this Agreement.

          6. I agree that my obligations under paragraphs 3(a) through 3(f) and paragraph 3(h) of this Agreement shall continue in effect after termination of my employment, regardless of the reason or reasons for termination, and whether such termination is voluntary or involuntary on my part, and that the Company is entitled to communicate my obligations under this Agreement to any future employer or potential employer of mine.

                                      4.

          7. I agree that any controversy between me and the Company involving the construction of application of any terms, covenants or conditions of this Agreement, or any claims arising out of or relating to this Agreement or the breach thereof or with my employment with the Company or any termination of that employment, except with respect to prejudgment remedies, will be submitted to and settled by final and binding arbitration in San Mateo County, California, in accordance with the Model Employment Dispute Resolution Rules of the American Arbitration Association (the "Rules") then in effect, any arbitrator shall be selected pursuant to such Rules and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. I further agree that if one or more provisions of this Agreement are held to be illegal or unenforceable under applicable California law, such illegal or unenforceable portion(s) shall be limited or excluded from this Agreement to the minimum extent required so that this Agreement shall otherwise remain in full force and effect and enforceable in accordance with its terms.

          8. This Agreement shall be effective as of the date I execute this Agreement and shall be binding upon me, my heirs, executors, assigns, and administrators and shall inure to the benefit of the Company, its subsidiaries, successors and assigns.

          9. This Agreement can only be modified by a subsequent written agreement executed by the Company.

          10. This Agreement shall be interpreted, construed, governed and enforced according to the laws of the State of California. If any provision of this Agreement is determined by a court of law to be illegal or unenforceable, then such provision shall be enforced to the maximum extent possible and the other provisions shall remain in full force and effect.

                                      5.

          I HAVE READ THIS AGREEMENT CAREFULLY AND I UNDERSTAND AND ACCEPT THE OBLIGATIONS WHICH IT IMPOSES UPON ME WITHOUT RESERVATION. NO PROMISES OR REPRESENTATIONS HAVE BEEN MADE TO ME TO INDUCE ME TO SIGN THIS AGREEMENT. I SIGN THIS AGREEMENT VOLUNTARILY AND FREELY, IN DUPLICATE, WITH THE UNDERSTANDING THAT ONE COUNTERPART WILL BE RETAINED BY THE COMPANY AND THE OTHER COUNTERPART WILL BE RETAINED BY ME.



Dated:          , 199
      ----------     -                ------------------------------------
                                      <FirstName> <LastName>, Employee


Accepted and Agreed to:

Mpath Interactive, Inc.


By
  -------------------------------
  Paul Matteucci, President & CEO


                                      6.

                                  ATTACHMENT A
                                  ------------

Mpath Interactive, Inc.
665 Clyde Ave.
Mountain View, CA 94043



          1. The following is a complete list of Inventions relevant to the subject matter of my employment by Mpath Interactive, Inc. (the "Company") that have been made or conceived or first reduced to practice by me alone or jointly with others prior to my employment by the Company that I desire to clarify are not subject to the Company's Proprietary Information and Inventions Agreement.

     No Inventions
---
     See below:
---


     Additional sheets attached
---

          2. I propose to bring to my employment the following materials and documents of a former employer:

     No materials or documents
---

     See below:
---


Dated:
      -----------------           ------------------------------------
                                  <FirstName> <LastName>, Employee

                                      1.

                                  ATTACHMENT B
                                  ------------


          Section 2870. Application of provision providing that employee shall assign or offer to assign rights in invention to employer.

          (a) Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer's equipment, supplies, facilities, or trade secret information except for those inventions that either:

              (1) Relate at the time of conception or reduction to practice of the invention to the employer's business, or actual or demonstrably anticipated research or development of the employer; or

              (2) Result from any work performed by the employee for his employer.

          (b) To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable.


                                      1.

                                                                       EXHIBIT C


                            STOCKHOLDERS AGREEMENT

     THIS STOCKHOLDERS AGREEMENT (this "Agreement") is entered into as of October __, 1999, among Mpath Interactive, Inc., a Delaware corporation ("Mpath"), and the undersigned Stockholder ("Stockholder") of Resounding Technology, Inc., a Delaware corporation ("Resounding").

                                   RECITALS

     A. Concurrently with the execution of this Agreement, Mpath, Resounding and ITR Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Mpath ("Merger Sub"), have entered into an Agreement and Plan of Merger (the "Merger Agreement"), which provides for the merger (the "Merger") of Merger Sub with and into Resounding and the conversion of each outstanding share of Resounding's capital stock into shares of Mpath Common Stock.

     B. In the Merger, outstanding shares of Resounding capital stock, including any such shares owned by Stockholder, will be converted into the right to receive shares of Mpath Common Stock (the "Shares") subject to the terms of, and as set forth in, the Merger Agreement.

     C. At the time of issuance to the Stockholder, the Shares to be received by Stockholder in the Merger will not have been registered under the Securities Act of 1933, as amended (the "Securities Act"), but will have been issued in reliance upon the exemption from registration contained in Section 4(2) of the Securities Act or Regulation D promulgated thereunder.

     D. Pursuant to the terms of the Merger Agreement, after the Effective Time (as defined in the Merger Agreement), Mpath has agreed to grant the Stockholders certain registration rights pursuant to that certain Fifth Amended and Restated Investors' Rights Agreement, dated as of October __, 1999 among the Company and the other parties thereto (as amended from time to time, the "Investors' Rights Agreement").

      E. In order to induce Mpath to enter into the Merger Agreement and to grant such registration rights, Stockholder is willing to agree to be bound by certain requirements and to execute and deliver this Agreement.

      NOW, THEREFORE, the parties, intending to be legally bound, agree as follows:

     1.    Acknowledgments by Stockholder. Stockholder acknowledges and
           ------------------------------
understands that the representations, warranties and covenants made by Stockholder set forth herein shall be relied upon by Mpath, Resounding, and their respective affiliates, counsel and accounting firms, and that substantial losses and damages may be incurred by such persons if Stockholder's representations, warranties or covenants are breached. Stockholder has carefully read this Agreement and the Merger Agreement (including the Escrow Agreement attached thereto as

Exhibit F) and has discussed the requirements of this Agreement with
---------
Stockholder's professional advisors to the extent Stockholder has deemed necessary.

     2.    Stockholder's Representations. Stockholder represents, warrants and
           -----------------------------
covenants that:

           (a)   Acquire Solely for Own Account. The Shares to be received by
                 ------------------------------
Stockholder in the Merger will be acquired for investment for Stockholder's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the Securities Act of 1933, as amended. Stockholder does not presently have any contract, understanding, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third party with respect to any of the Shares.

           (b)   Restricted Securities. Stockholder understands that the Shares
                 ---------------------
will be "restricted securities" under applicable federal and state securities laws. Accordingly Stockholder will not make any sale, transfer, or other disposition of Shares unless (i) such sale, transfer, or other disposition is within the applicable limitations of and in compliance with Rule 144 promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act, or (ii) some other exemption from registration under the Securities Act is available with respect to any such proposed sale, transfer or other disposition of Shares, or (iii) such distribution of Shares has been registered under the Securities Act. Stockholder has no present intention to sell or otherwise dispose of the Shares and is acquiring such Shares for investment and not with a view to resale or distribution in a manner that would violate applicable securities laws.

           (c)   Information Concerning Mpath and Resounding.
                 -------------------------------------------

                 (i) Stockholder, either alone or together with his or her purchaser representative (the "Purchaser Representative"), has had the opportunity to ask questions of, and obtain any additional information reasonably available to Mpath and Resounding with respect to their respective plans, results of operations, financial conditions, businesses, properties, assets or business prospects, and Stockholder, either alone or together with the Purchaser Representative, has received all such information as Stockholder or the Purchaser Representative deems necessary and appropriate to enable Stockholder, either alone or together with the Purchaser Representative, to evaluate the risks and merits of the Merger and the Shares.

                 (ii) If Stockholder has retained a Purchaser Representative, Stockholder has been informed in writing by the Purchaser Representative of any material relationship between the Purchaser Representative and its affiliates and Mpath and its affiliates that currently exists, that is understood to be contemplated or has existed at any time during the previous two years, and any compensation received or to be received as a result of such relationship, and has, to the extent necessary to evaluate the risks and merits of the Merger, relied upon the advice of the Purchaser Representative in connection with the Merger;

                 (iii) Stockholder acknowledges he or she has previously received (A) a Private Placement Memorandum describing the Merger, (B) a copy of the Merger Agreement and (C) a copy of Mpath's Quarterly Report on Form 10-Q for the quarter ended June 30, 1999.

           (d)   Economic Risk. Stockholder, either alone or together with the
                 -------------
Purchaser Representative, can look after Stockholder's financial interests in connection with the Merger; has such knowledge and experience in financial or business matters as to be able to evaluate the merits and risks of the Merger; and is able to acquire the Shares without impairing Stockholder's financial condition, to hold the Shares for an indefinite period of time and to suffer a complete loss on Stockholder's investment. Stockholder has not been organized solely for the purpose of acquiring the Shares.

     3.    Restrictions on and Procedure for Sales.
           ---------------------------------------

           (a)   Legend. Stockholder understands that all certificates
                 ------
representing Shares deliverable to Stockholder pursuant to the Merger shall, until the occurrence of one of the events referred to below, bear a legend substantially as follows:

     "THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED, SOLD, PLEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE WITH THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, AND THE OTHER CONDITIONS SPECIFIED IN THE STOCKHOLDERS AGREEMENT DATED AS OF OCTOBER __, 1999 BETWEEN THE HOLDER OF THIS CERTIFICATE AND MPATH INTERACTIVE, INC., A COPY OF WHICH AGREEMENT WILL BE FURNISHED BY MPATH INTERACTIVE, INC. TO THE HOLDER OF THIS CERTIFICATE UPON WRITTEN REQUEST AND WITHOUT CHARGE."

     Mpath, in its discretion, may cause stop transfer orders to be placed with its transfer agent with respect to the certificates for the Shares which are required to bear such legend.

     4.    Information for Use in Registration Statement. In connection with any
           ---------------------------------------------
registration statement being prepared by Mpath to register the Shares to permit Stockholder to sell the Shares registered for sale under the registration statement, the Stockholder represents and warrants that the information set forth below is true, accurate and complete:

           (a) Except as described on Schedule 4 hereto, the undersigned has not had a material relationship with Mpath or any of its predecessors or affiliates within the last three years, except that the undersigned has been a Stockholder, officer, director, advisor or employee of Resounding.

           The term "material relationship" has not been defined by the Commission. However, the Commission has indicated that it will probably construe as a "material relationship" any relationship which tends to prevent arms length bargaining in dealings with a company, whether arising from a close business connection or family relationship, a relationship of control or otherwise. It seems prudent, therefore, to consider that the undersigned would have such a relationship, for example, with any organization of which the undersigned is an officer, director, trustee or partner or in which the undersigned owns, directly or indirectly, 10% or more of the outstanding voting stock, or in which the undersigned has some other substantial interest, and with any person or organization with whom the undersigned has, or with whom any relative or spouse of the undersigned (or any other person or organization as to which the undersigned has any of the foregoing other relationships) has, a contractual relationship.

           (b) The undersigned acknowledges that the anti-manipulation rules under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), may apply to sales of the Shares owned by the undersigned and to the activities of the undersigned and his or her affiliates.

           (c) Stockholder represents, warrants and covenants to Mpath to provide such additional information related to the Stockholder as shall be reasonably requested by Mpath to enable Mpath to cause any registration statement to comply with the Securities Act and the rules and regulations thereunder and that the information so provided is and will be true, accurate and complete in all material respects. Stockholder understands that such information is being provided to Mpath specifically for use in, or in connection with, a registration statement and the prospectus contained therein, and has executed this Agreement with such knowledge.

     5.    Access to Information. Stockholder acknowledges that Mpath is a
           ---------------------
publicly held company that files reports and other information under the Exchange Act with the Commission and with the National Association of Securities Dealers, Inc. Stockholder further acknowledges the availability of information about Mpath through such reports and other information.

     6.    Additional Provisions Regarding Indemnification. Stockholder
           -----------------------------------------------
approves and agrees to be bound by all provisions of Section 2.2 and Article X of the Merger Agreement and the Escrow Agreement attached as Exhibit F to the
                                                             ---------
Merger Agreement. Without limiting the generality of the foregoing, Stockholder consents and agrees to the appointment of Stockholders' Agent pursuant to
Article X of the Merger Agreement and to the indemnification obligations provided for in Section 10.9(b) of the Merger Agreement.

     7.    Confidentiality. Stockholder agrees to at all times keep confidential
           ---------------
and not divulge, furnish or make accessible to anyone any information regarding or relating to the signing of the Merger Agreement or the Closing of the Merger until Mpath has publicly announced the Merger or such other time as requested by Mpath.

     8.    Termination of Certain Agreements. Resounding and each Stockholder
           ---------------------------------
acknowledge and agree that each of (i) the Amended and Restated Voting Agreement, dated as of June 30, 1999 among Resounding and certain other parties thereto, (ii) the Stockholders Agreement, dated as of November 5, 1998 among Resounding and certain other parties thereto and (iii) the Registration Rights Agreement, dated as of June 30, 1999 among Resounding and certain other parties thereto shall each terminate and be of no further force or effect as of the Closing Date (as defined in Merger Agreement) of the Merger.

     9.    Market-Standoff Provisions.
           --------------------------

     Each Stockholder hereby agrees, for a period beginning on the date hereof and ending on October 27, 1999 (the "Lock-Up Period"), not to offer to sell,
                                     --------------
contract to sell or otherwise sell, dispose of, loan, pledge or grant any rights with respect to (collectively, a "Disposition") any shares of Mpath's Common
                                  -----------
Stock (the "Common Stock"), any options or warrants to purchase any shares of
            ------------
Common Stock or any securities convertible into or exchangeable for shares of Common Stock (collectively, "Securities"), now owned or hereafter acquired
                             ----------
directly by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, otherwise than (i) as a bona fide gift or gifts, provided the donee or donees thereof agree to be bound by Section 9 of this Stockholders Agreement, (ii) as a distribution to limited partners or shareholders of the undersigned, provided that the distributees thereof agree in writing to be bound by the terms of Section 9 of this Stockholders Agreement or
(iii) with the prior written consent of BancBoston Robertson Stephens. The foregoing restriction is expressly agreed to preclude the holder of the Securities from engaging in any hedging or other transaction which is designed to or reasonably expected to lead to or result in a Disposition of Securities during the Lock-Up Period even if such Securities would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale (whether or not against the box) or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any Securities or with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from Securities. Furthermore, the undersigned hereby agrees and consents to the entry of stop transfer instructions with the Company's transfer agent against the transfer of the Securities held by the undersigned except in compliance with this Section 9.

     10.   Miscellaneous.
           -------------

           (a) This Agreement constitutes the entire agreement between the parties pertaining to the subject matter hereof. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

           (b) For the convenience of the parties hereto, this Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

           (c) This Agreement shall be enforceable by, and shall inure to the benefit of and be binding upon, the parties hereto and their respective successors and assigns. As used herein, the term "successors and assigns" shall mean, where the context so permits, heirs, executors, administrators, trustees and successor trustees, and personal and other representatives.

     (d) This Agreement shall be governed by and construed, interpreted and enforced in accordance with the internal laws of the State of Delaware (without regard to the principles of conflict of laws thereof).

     (e) If a court of competent jurisdiction determines that any provision of this Agreement is not enforceable or enforceable only if limited in time and/or scope, this Agreement shall continue in full force and effect with such provision stricken or so limited

                           [Signature Page Follows.]

         Executed as of the date shown on the first page of this Agreement.


                                    MPATH INTERACTIVE, INC.


                                    By: /s/ PAUL MATTEUCCI
                                        ----------------------------------------
                                        Name: Paul Matteucci
                                               ---------------------------------
                                        Title: President & CEO
                                               ---------------------------------


                                    STOCKHOLDER


                                    By:
                                        ----------------------------------------

                                    Name of Stockholder:
                                                         -----------------------

                                    Name of Signatory (if different from name
                                    of Stockholder):
                                                     ---------------------------

                                    Title of Signatory
                                    (if applicable):
                                                     ---------------------------


Number of shares beneficially owned by Stockholder:
--------------------------------------------------

Common Stock
                                -------------------

Series A Preferred Stock
                                -------------------

FEIN or SS Number
                                -------------------



                         ****STOCKHOLDERS AGREEMENT****

         Executed as of the date shown on the first page of this Agreement.


                                    MPATH INTERACTIVE, INC.


                                    By:
                                        ----------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                    STOCKHOLDER


                                    By: /s/ ANTHONY LOVELL
                                        ----------------------------------------

                                    Name of Stockholder: Anthony Lovell
                                                         -----------------------

                                    Name of Signatory (if different from name
                                    of Stockholder):
                                                     ---------------------------

                                    Title of Signatory
                                    (if applicable):
                                                     ---------------------------


Number of shares beneficially owned by Stockholder:
--------------------------------------------------

Common Stock
                                -------------------

Series A Preferred Stock
                                -------------------

FEIN or SS Number
                                -------------------



                         ****STOCKHOLDERS AGREEMENT****

         Executed as of the date shown on the first page of this Agreement.


                                    MPATH INTERACTIVE, INC.


                                    By:
                                        ----------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                    STOCKHOLDER


                                    By: /s/ ADAM FRANKL
                                        ----------------------------------------

                                    Name of Stockholder: Adam Frankl
                                                         -----------------------

                                    Name of Signatory (if different from name
                                    of Stockholder):
                                                     ---------------------------

                                    Title of Signatory
                                    (if applicable):
                                                     ---------------------------


Number of shares beneficially owned by Stockholder:
--------------------------------------------------

Common Stock
                                -------------------

Series A Preferred Stock
                                -------------------

FEIN or SS Number
                                -------------------



                         ****STOCKHOLDERS AGREEMENT****

         Executed as of the date shown on the first page of this Agreement.


                                    MPATH INTERACTIVE, INC.


                                    By:
                                        ----------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                    STOCKHOLDER


                                    By: /s/ Sylvan Clebsch
                                        ----------------------------------------

                                    Name of Stockholder: /s/ Sylvan Clebsch
                                                         -----------------------

                                    Name of Signatory (if different from name
                                    of Stockholder):
                                                     ---------------------------

                                    Title of Signatory
                                    (if applicable):
                                                     ---------------------------


Number of shares beneficially owned by Stockholder:
--------------------------------------------------

Common Stock
                                -------------------

Series A Preferred Stock
                                -------------------

FEIN or SS Number
                                -------------------



                         ****STOCKHOLDERS AGREEMENT****

         Executed as of the date shown on the first page of this Agreement.


                                  MPATH INTERACTIVE, INC.


                                  By:
                                      ----------------------------------------
                                      Name:
                                            ----------------------------------
                                      Title:
                                             ---------------------------------


                                  STOCKHOLDER


                                  By: /s/ Henri V. de Marcellus
                                      ----------------------------------------

                                  Name of Stockholder: /s/ Henri V. de Marcellus
                                                       -------------------------

                                    Name of Signatory (if different from name
                                    of Stockholder):
                                                     ---------------------------

                                    Title of Signatory
                                    (if applicable):
                                                     ---------------------------


Number of shares beneficially owned by Stockholder:
--------------------------------------------------

Common Stock
                                -------------------

Series A Preferred Stock
                                -------------------

FEIN or SS Number
                                -------------------



                         ****STOCKHOLDERS AGREEMENT****

         Executed as of the date shown on the first page of this Agreement.


                                    MPATH INTERACTIVE, INC.


                                    By:
                                        ----------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                    STOCKHOLDER


                                    By: /s/ The Berkshire Capital Investors II
                                            The Berkshire Management Co, LLC
                                        ----------------------------------------

                                    Name of Stockholder: The Berkshire Capital
                                                         Investors II, LP
                                                         -----------------------


                                    Name of Signatory (if different from name
                                    of Stockholder): Matthew C. Harris
                                                     ---------------------------

                                    Title of Signatory
                                    (if applicable): Managing Director
                                                     ---------------------------


Number of shares beneficially owned by Stockholder:
--------------------------------------------------

Common Stock
                                -------------------

Series A Preferred Stock           400,000
                                -------------------

FEIN or SS Number
                                -------------------



                         ****STOCKHOLDERS AGREEMENT****

         Executed as of the date shown on the first page of this Agreement.


                                    MPATH INTERACTIVE, INC.


                                    By:
                                        ----------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                    STOCKHOLDER

                                       Peabody Sabot Ventures
                                    By: /s/ RICHARD A. SABOT
                                        ----------------------------------------

                                    Name of Stockholder: Richard A. Sabot
                                                         -----------------------

                                    Name of Signatory (if different from name
                                    of Stockholder):
                                                     ---------------------------

                                    Title of Signatory  General
                                    (if applicable):    Partner
                                                     ---------------------------


Number of shares beneficially owned by Stockholder:
--------------------------------------------------

Common Stock
                                -------------------

Series A Preferred Stock           185,000
                                -------------------

FEIN or SS Number
                                -------------------



                         ****STOCKHOLDERS AGREEMENT****

         Executed as of the date shown on the first page of this Agreement.


                                    MPATH INTERACTIVE, INC.


                                   By:
                                       -----------------------------------------
                                       Name:
                                             -----------------------------------
                                       Title:
                                              ----------------------------------


                                    STOCKHOLDER


                                   By: /s/ SABOT FAMILY IRREVOCABLE TRUST
                                       -----------------------------------------
                                   By: /s/ JUDITH A. SABOT, TRUSTEE
                                   Name of Stockholder: Judith A. Sabot, Trustee
                                                         -----------------------
                                   By: Sherwood Guernsy, Trustee
                                   Name of Signatory (if different from name
                                   of Stockholder): /s/
                                                    ----------------------------

                                   Title of Signatory
                                   (if applicable): Trustees
                                                    ----------------------------


Number of shares beneficially owned by Stockholder:
--------------------------------------------------

Common Stock
                                -------------------

Series A Preferred Stock           25,000
                                -------------------

FEIN or SS Number
                                -------------------



                         ****STOCKHOLDERS AGREEMENT****

         Executed as of the date shown on the first page of this Agreement.


                                    MPATH INTERACTIVE, INC.


                                    By:
                                        ----------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                    STOCKHOLDER


                                    By: /s/ CALVIN R. CARVER, JR.
                                        ----------------------------------------

                                    Name of Stockholder: Calvin R. Carver, Jr.
                                                         -----------------------

                                    Name of Signatory (if different from name
                                    of Stockholder):
                                                     ---------------------------

                                    Title of Signatory
                                    (if applicable):
                                                     ---------------------------


Number of shares beneficially owned by Stockholder:
--------------------------------------------------

Common Stock
                                -------------------

Series A Preferred Stock
                                -------------------

FEIN or SS Number
                                -------------------



                         ****STOCKHOLDERS AGREEMENT****

      Executed as of the date shown on the first page of this Agreement.


                                    MPATH INTERACTIVE, INC.


                                    By:
                                        ----------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                    STOCKHOLDER


                                    By: /s/ GREG L. COCKROFT
                                        ----------------------------------------

                                    Name of Stockholder: Greg L. Cockroft
                                                         -----------------------

                                    Name of Signatory (if different from name
                                    of Stockholder):
                                                     ---------------------------

                                    Title of Signatory
                                    (if applicable):
                                                     ---------------------------


Number of shares beneficially owned by Stockholder:
--------------------------------------------------

Common Stock
                                -------------------

Series A Preferred Stock
                                -------------------

FEIN or SS Number
                                -------------------



                         ****STOCKHOLDERS AGREEMENT****

         Executed as of the date shown on the first page of this Agreement.


                                    MPATH INTERACTIVE, INC.


                                    By:
                                        ----------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                    STOCKHOLDER


                                    By: /s/ ROBERT M. LOVELL, JR.
                                        ----------------------------------------

                                    Name of Stockholder: Robert M. Lovell, Jr.
                                                         -----------------------

                                    Name of Signatory (if different from name
                                    of Stockholder):
                                                     ---------------------------

                                    Title of Signatory
                                    (if applicable):
                                                     ---------------------------


Number of shares beneficially owned by Stockholder:
--------------------------------------------------

Common Stock                         41,687
                                -------------------

Series A Preferred Stock             Combined
                                -------------------

FEIN or SS Number
                                -------------------

                                      10/15/99

                         ****STOCKHOLDERS AGREEMENT****

         Executed as of the date shown on the first page of this Agreement.


                                    MPATH INTERACTIVE, INC.


                                    By:
                                        ----------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                    STOCKHOLDER


                                    By: The Berkshires Capital Investors, L.P.
                                        The Berkshires Management Company, LLC
                                        ----------------------------------------

                                    Name of Stockholder: The Berkshires
                                                        -----------------------
                                                        Capital Investors II, LP

                                    Name of Signatory (if different from name
                                    of Stockholder): Matthew C. Harris
                                                     ---------------------------

                                    Title of Signatory
                                    (if applicable): Managing Director
                                                     ---------------------------


Number of shares beneficially owned by Stockholder:
--------------------------------------------------

Common Stock
                                -------------------

Series A Preferred Stock           100,000
                                -------------------

FEIN or SS Number
                                -------------------



                         ****STOCKHOLDERS AGREEMENT****

         Executed as of the date shown on the first page of this Agreement.


                                    MPATH INTERACTIVE, INC.


                                    By:
                                        ----------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                    STOCKHOLDER


                                    By: /s/ D.R. HISCANO
                                        ----------------------------------------

                                    Name of Stockholder: Douglas R. Hiscano
                                                         -----------------------

                                    Name of Signatory (if different from name
                                    of Stockholder):
                                                     ---------------------------

                                    Title of Signatory
                                    (if applicable):
                                                     ---------------------------


Number of shares beneficially owned by Stockholder:
--------------------------------------------------

Common Stock
                                -------------------

Series A Preferred Stock
                                -------------------

FEIN or SS Number
                                -------------------



                         ****STOCKHOLDERS AGREEMENT****

         Executed as of the date shown on the first page of this Agreement.


                                    MPATH INTERACTIVE, INC.


                                    By:
                                        ----------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                    STOCKHOLDER


                                    By: /s/ PHILIP N. HASELTON
                                        ----------------------------------------

                                    Name of Stockholder: Philip N. Haselton
                                                         -----------------------

                                    Name of Signatory (if different from name
                                    of Stockholder):
                                                     ---------------------------

                                    Title of Signatory
                                    (if applicable):
                                                     ---------------------------


Number of shares beneficially owned by Stockholder:
--------------------------------------------------

Common Stock
                                -------------------

Series A Preferred Stock
                                -------------------

FEIN or SS Number
                                -------------------



                         ****STOCKHOLDERS AGREEMENT****

         Executed as of the date shown on the first page of this Agreement.


                                    MPATH INTERACTIVE, INC.


                                    By:
                                        ----------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                    STOCKHOLDER


                                    By: /s/ MARK S. GOLD
                                        ----------------------------------------

                                    Name of Stockholder: Mark S. Gold
                                                         -----------------------

                                    Name of Signatory (if different from name
                                    of Stockholder):
                                                     ---------------------------

                                    Title of Signatory
                                    (if applicable):
                                                     ---------------------------


Number of shares beneficially owned by Stockholder:
--------------------------------------------------

Common Stock
                                -------------------

Series A Preferred Stock           50,000
                                -------------------

FEIN or SS Number
                                -------------------



                         ****STOCKHOLDERS AGREEMENT****

         Executed as of the date shown on the first page of this Agreement.


                                    MPATH INTERACTIVE, INC.


                                    By:
                                        ----------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                    STOCKHOLDER

                                        ATLANTA SIGNAL PROCESSORS, INC.
                                    By: /s/ CRAIG H. RICHARDSON PRESIDENT & CEO
                                        ----------------------------------------

                                                         ATLANTA SIGNAL
                                                         PROCESSORS, INC.
                                    Name of Stockholder: Craig H. Richardson
                                                         -----------------------

                                    Name of Signatory (if different from name
                                    of Stockholder):
                                                     ---------------------------

                                    Title of Signatory
                                    (if applicable): President & CEO
                                                     ---------------------------


Number of shares beneficially owned by Stockholder:
--------------------------------------------------

Common Stock
                                -------------------

Series A Preferred Stock           50,000
                                -------------------

FEIN or SS Number
                                -------------------



                         ****STOCKHOLDERS AGREEMENT****

                                  SCHEDULE B
                                  ----------

                        LIST OF RESOUNDING STOCKHOLDERS
                        -------------------------------

[DRAFT LIST - SUBJECT TO CHANGE]

Adam H. Frankl
Tony M. Lovell
Greg L. Cockroft
Henri V. de Marcellus
Sylvan W. Clebesch
Kara M. Myers
Robert W. Morgan
Stephen J. Daniels
Calvin R. Carver, Jr.
Douglas R. Hiscano
Philip N. Haselton
Robert M. Lovell, Jr.
Kimberly W. Hiscano
Kerry K. Haselton
Matthew C. Lovell
The Berkshires Capital Investors I
The Berkshires Capital Investors II
Peabody/Sabot Ventures
Sabot Family Irrevocable Trust
Peabody Family Ventures
Mark S. Gold
Gregory L. Meyers
Ethan Zuckerman
Ralph M. Bradburd and Zelda Stern
John Umlauf Retirement Plan
Julio E. Vega and Maria Ifarraguerri
Hiroyuki Ogata
Atlanta Signal Processors, Inc.

         Executed as of the date shown on the first page of this Agreement.


                                    MPATH INTERACTIVE, INC.


                                    By:
                                        ----------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                    STOCKHOLDER

                                        Peabody Family Ventures

                                    By: /s/ WILLIAM S. "BO" PEABODY
                                        ----------------------------------------

                                    Name of Stockholder: William S. "Bo" Peabody
                                                         -----------------------

                                    Name of Signatory (if different from name
                                    of Stockholder):
                                                     ---------------------------

                                    Title of Signatory
                                    (if applicable):
                                                     ---------------------------


Number of shares beneficially owned by Stockholder:
--------------------------------------------------

Common Stock
                                -------------------

Series A Preferred Stock           40,000
                                -------------------

FEIN or SS Number
                                -------------------



                         ****STOCKHOLDERS AGREEMENT****

         Executed as of the date shown on the first page of this Agreement.


                                    MPATH INTERACTIVE, INC.


                                    By:
                                        ----------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------


                                    STOCKHOLDER


                                    By: /s/ K. L. HISCANO
                                        ----------------------------------------

                                    Name of Stockholder: Kimberley L. Hiscano
                                                         -----------------------

                                    Name of Signatory (if different from name
                                    of Stockholder):
                                                     ---------------------------

                                    Title of Signatory
                                    (if applicable):
                                                     ---------------------------


Number of shares beneficially owned by Stockholder:
--------------------------------------------------

Common Stock
                                -------------------

Series A Preferred Stock
                                -------------------

FEIN or SS Number
                                -------------------



                         ****STOCKHOLDERS AGREEMENT****

         Executed as of the date shown on the first page of this Agreement.


                                    MPATH INTERACTIVE, INC.


                                    By:
                                        ----------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                    STOCKHOLDER


                                    By: /s/ KERRY L. HASELTON
                                        ----------------------------------------

                                    Name of Stockholder: Kerry L. Haselton
                                                         -----------------------

                                    Name of Signatory (if different from name
                                    of Stockholder):
                                                     ---------------------------

                                    Title of Signatory
                                    (if applicable):
                                                     ---------------------------


Number of shares beneficially owned by Stockholder:
--------------------------------------------------

Common Stock
                                -------------------

Series A Preferred Stock
                                -------------------

FEIN or SS Number
                                -------------------



                         ****STOCKHOLDERS AGREEMENT****

         Executed as of the date shown on the first page of this Agreement.


                                    MPATH INTERACTIVE, INC.


                                    By:
                                        ----------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                    STOCKHOLDER

                                        /s/ RALPH BRADBURD
                                    By: /s/ ZELDA STERN
                                        ----------------------------------------
                                                         Ralph Bradburd
                                    Name of Stockholder: Zelda Stern
                                                         -----------------------

                                    Name of Signatory (if different from name
                                    of Stockholder):
                                                     ---------------------------

                                    Title of Signatory
                                    (if applicable):
                                                     ---------------------------


Number of shares beneficially owned by Stockholder:
--------------------------------------------------

Common Stock
                                -------------------

Series A Preferred Stock
                                -------------------

FEIN or SS Number
                                -------------------



                         ****STOCKHOLDERS AGREEMENT****

         Executed as of the date shown on the first page of this Agreement.


                                    MPATH INTERACTIVE, INC.


                                    By:
                                        ----------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                    STOCKHOLDER

                                        /s/ MARIA IFARRAGUERRI
                                    By: /s/ JULIO VEGA
                                        ----------------------------------------

                                    Name of Stockholder: Julio E. Vega and Maria
                                                         -----------------------
                                    Ifarraguerri as joint tenants with rights of
                                    --------------------------------------------
                                    survivorship.
                                    --------------------------------------------

                                    Name of Signatory (if different from name
                                    of Stockholder):
                                                     ---------------------------

                                    Title of Signatory
                                    (if applicable):
                                                     ---------------------------


Number of shares beneficially owned by Stockholder:
--------------------------------------------------

Common Stock
                                -------------------

Series A Preferred Stock
                                -------------------

FEIN or SS Number
                                -------------------



                         ****STOCKHOLDERS AGREEMENT****

         Executed as of the date shown on the first page of this Agreement.


                                    MPATH INTERACTIVE, INC.


                                    By:
                                        ----------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                    STOCKHOLDER


                                    By: /s/ STEPHEN DANIELS
                                        ----------------------------------------

                                    Name of Stockholder: Stephen Daniels
                                                         -----------------------

                                    Name of Signatory (if different from name
                                    of Stockholder):
                                                     ---------------------------

                                    Title of Signatory
                                    (if applicable):
                                                     ---------------------------


Number of shares beneficially owned by Stockholder:
--------------------------------------------------

Common Stock
                                -------------------

Series A Preferred Stock
                                -------------------

FEIN or SS Number
                                -------------------



                         ****STOCKHOLDERS AGREEMENT****

         Executed as of the date shown on the first page of this Agreement.


                                    MPATH INTERACTIVE, INC.


                                    By:
                                        ----------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                    STOCKHOLDER


                                    By: /s/ ETHAN ZUCKERMAN
                                        ----------------------------------------

                                    Name of Stockholder: Ethan Zuckerman
                                                         -----------------------

                                    Name of Signatory (if different from name
                                    of Stockholder):
                                                     ---------------------------

                                    Title of Signatory
                                    (if applicable):
                                                     ---------------------------


Number of shares beneficially owned by Stockholder:
--------------------------------------------------

Common Stock
                                -------------------

Series A Preferred Stock
                                -------------------

FEIN or SS Number
                                -------------------



                         ****STOCKHOLDERS AGREEMENT****

         Executed as of the date shown on the first page of this Agreement.


                                    MPATH INTERACTIVE, INC.


                                    By:
                                        ----------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                    STOCKHOLDER


                                    By: /s/ HIROYUKI OGATA
                                        ----------------------------------------

                                    Name of Stockholder: Hiroyuki Ogata
                                                         -----------------------

                                    Name of Signatory (if different from name
                                    of Stockholder):
                                                     ---------------------------

                                    Title of Signatory
                                    (if applicable):
                                                     ---------------------------


Number of shares beneficially owned by Stockholder:
--------------------------------------------------

Common Stock
                                -------------------

Series A Preferred Stock           10,000
                                -------------------

FEIN or SS Number
                                -------------------



                         ****STOCKHOLDERS AGREEMENT****

                                                                      SCHEDULE 4


                    Prior or Existing Relationship with Mpath
                    -----------------------------------------



                         ****STOCKHOLDERS AGREEMENT****

                                                                       EXHIBIT D

                          RESOUNDING TECHNOLOGY, INC.

                              FIRST AMENDMENT TO
                             AMENDED AND RESTATED
                      FOUNDER STOCK RESTRICTION AGREEMENT

     This FIRST AMENDMENT TO AMENDED AND RESTATED FOUNDER STOCK RESTRICTION AGREEMENT (this "Amendment") is entered into as of September 27, 1999 by and among Resounding Technology, Inc., a Delaware corporation (the "Company"), and the individual set forth on the signature page hereto (the "Founder").

                                   RECITALS

     WHEREAS, the Company and the Founder are parties to a certain Amended and Restated Founder Stock Restriction Agreement dated as of June 30, 1999 (the "Original Agreement");

     WHEREAS, the Company, Mpath Interactive, Inc., a Delaware corporation ("Mpath") and ITR Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Mpath ("Merger Sub") have entered into an Agreement and Plan of Merger (the "Merger Agreement") which provides for the merger (the "Merger") of Merger Sub with and into the Company and the conversion of each outstanding share of the Company's capital stock into shares of Mpath Common Stock.

     WHEREAS, in the Merger, outstanding shares of Resounding capital stock, including any such shares owned by Founder, will be converted into the right to receive shares of Mpath Common Stock subject to the terms of, and as set forth in, the Merger Agreement;

     WHEREAS, in order to induce Mpath to enter into the Merger Agreement, Founder is willing to agree to be bound by certain requirements and to execute and deliver this Agreement;

     NOW, THEREFORE, in consideration of the promises and mutual covenants herein set forth, and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto hereby mutually covenant and agree as follows:

                                   AGREEMENT

     1. Definitions. Any terms used herein but not defined herein shall have the meaning ascribed to it in the Original Agreement.

     2. Amendments to Section 1. (a) Section 1 of the Original Agreement is hereby amended by deleting in their entirety the definitions of the term "Stockholders Agreement" and the term "Voting Agreement".

     (b) The definition of "Initial Restricted Shares" set forth in Section 1 of the Original Agreement is hereby amended and restated in its entirety as follows:

           ""Initial Restricted Shares" shall mean all of the Founder Shares"
             -------------------------

     3.    Amendment to Section 2(b). Section 2(b) of the Original Agreement is
           -------------------------
hereby amended and restated in its entirety as follows:

           "(b) Vesting Schedule. The Shares shall vest in a series of three (3)
                ----------------
annual installments as equal in number as possible, with the first installment vesting on the Closing Date (as defined in the Merger Agreement), as second installment vesting on the first anniversary of the Closing Date and the final installment of Shares vesting on the second anniversary of the Closing Date, at which point all of the Shares shall have vested. Notwithstanding the foregoing, in the event that the Company terminates without Cause the Founder's employment or consulting relationship with the Company, then the vesting of the United Shares that are outstanding immediately prior to the date of such termination (the "Termination Date") shall be accelerated so that they become fully vested
      ----------------
immediately prior to the occurrence of such termination and shall, thereafter, be treated as Vested Shares for all purposes of this Agreement. It is understood and agreed that, for purposes of determining the number of Shares that have become vested as of any date, all of the Shares owned of record or beneficially by the Founder on such date shall be deemed to have been acquired by the Founder of the Closing Date, notwithstanding that any such Shares may have been acquired by the Founder at any time or from time to time after the date of this Agreement."

     4.    Amendment to Section 2(c). Section 2(c) of the Original Agreement is
           -------------------------
hereby amended and restated in its entirety as follows:

           "(c) Change in Control. In the event of a Change of Control (as
                -----------------
     defined in Mpath's 1999 Stock Incentive Plan), all conditions and restrictions with respect to the Shares shall lapse, except to the extent such conditions and restrictions are assigned to the successor corporation (or its Parent (as defined in Mpath's 1999 Stock Incentive Plan) in connection with the Change in Control."

     5.    Amendment to Section 3. Section 3 of the Original Agreement is hereby
           ----------------------
amended and restated in its entirety as follows:

     "3.   Mandatory Repurchase Upon Voluntary Termination by Founder or by
           ----------------------------------------------------------------
     Company for Cause of Founder's Employment or Consulting Relationship with
     -------------------------------------------------------------------------
     Company. In the event that the Founder's consulting or employment
     -------
     relationship with the Company is terminated voluntarily by the Founder or terminated for Cause by the Company, the Company shall purchase from the Founder, and the Founder shall sell to the Company, on the Termination
     Date (the "Repurchase Date"), all of the Unvested Shares that are then owned of record or beneficially by the Founder, at the purchase price per share equal to $0.01. The purchase and sale of such Unvested Shares pursuant to this Section 3 shall become effective automatically (without any further action required by either the Company or the Founder) on the Repurchase Date. From and after the Repurchase Date the Founder shall have no further right, title or interest in and to any of the then Unvested Shares. Promptly after the Repurchase Date, the Company shall make payment of the aggregate purchase price for all of such Unvested Shares, and the Escrow Holder shall deliver to the Company the stock certificate or stock certificates representing all of such Unvested Shares, together with a stock power or stock powers duly executed in blank by or on behalf of the Founder."

        6.  Amendment to Section 4(b). Section 4(b) of the Original Agreement is
            -------------------------
hereby amended by deleting the phrase "Subject to the terms hereof and to the terms of the Stockholders Agreement, the" at the beginning of the first sentence of such Section 4(b) and replacing it with the word "The".

        7.  Amendment to Section 5(b). Section 5(b) of the Original Agreement is
            -------------------------
hereby amended and restated in its entirety as follows:

                "(b)  Legend for Unvested Shares.  The certificates evidencing
                      --------------------------
        any of the Unvested Shares shall be endorsed with a legend substantially as follows:

            "THIS CERTIFICATE AND THE SHARES REPRESENTED BY THIS CERTIFICATE ARE
             SUBJECT TO AN AMENDED AND RESTATED FOUNDER STOCK RESTRICTION AGREEMENT DATED AS OF JUNE 30, 1999 AS AMENDED BY FIRST AMENDMENT THERETO DATED AS OF SEPTEMBER 27, 1999 AND TO THE RESTRICTIONS UPON TRANSFER CONTAINED THEREIN. A COPY OF SUCH FOUNDER STOCK RESTRICTION AGREEMENT WILL BE FURNISHED TO ANY INTERESTED PARTY UPON WRITTEN REQUEST FREE OF CHARGE.""

        8.  Amendment to Section 5(c). Section 5(c) of the Original Agreement is
            -------------------------
hereby amended by deleting Section 5(c) in its entirety.

        9.  No Further Amendment. Except as set forth herein, the Original
            --------------------
Agreement shall remain in full force and effect.

        10. Governing Law. This Amendment shall be governed by the internal
            -------------
substantive laws of the Commonwealth of Massachusetts.

        11. Effectiveness. Notwithstanding any other provisions on this
            -------------
Amendment, this Amendment shall become effective only upon the Effective Time (as such term is defined in the Merger Agreement), and if such Effective Time shall not occur prior to the termination of the Merger Agreement this Amendment shall be deemed void ab initio and have no further force or effect upon such termination of the Merger Agreement.

     The parties have executed this First Amendment to Amended and Restated Founder Stock Restriction Agreement as of the date first set forth above.


                                       COMPANY:
                                       -------

                                       RESOUNDING TECHNOLOGY, INC.


                                       By:  /s/ Adam Frankl
                                          --------------------------------------
                                       Name: Adam H. Frankl
                                       Title: President


                                       FOUNDER:
                                       -------


                                       By:  /s/ Adam Frankl
                                          --------------------------------------
                                       Name: Adam Frankl


                                       FOUNDER:
                                       -------


                                       By:  /s/ Henri V. de Marcellus
                                          --------------------------------------
                                       Name: Henri V. de Marcellus


                                       FOUNDER:
                                       -------


                                       By:  /s/ Anthony Lovell
                                          --------------------------------------
                                       Name: Anthony Lovell


                                       FOUNDER:
                                       -------


                                       By:  /s/ Sylvan Clebsch
                                          --------------------------------------
                                       Name: Sylvan Clebsch

                                                                       EXHIBIT E


   Name of Resounding Technology, Inc. Stockholder:________________________
                                                   (Please Print)

                      State of Domicile:____________________________





                          RESOUNDING TECHNOLOGY, INC.



                           --------------------------
                       INVESTOR REPRESENTATION STATEMENT
                           --------------------------



   INSTRUCTIONS: IN CONNECTION WITH THE CLOSING OF THE PROPOSED MERGER BETWEEN RESOUNDING TECHNOLOGY, INC. AND A WHOLLY OWNED SUBSIDIARY OF MPATH INTERACTIVE, INC., PLEASE COMPLETE THIS INVESTOR REPRESENTATION STATEMENT BY FILLING IN THE INFORMATION CALLED FOR, CHECKING THE APPROPRIATE BOXES, AND SIGNING AT PAGE 3. PLEASE RETURN THE COMPLETED QUESTIONNAIRE AS SOON AS POSSIBLE TO [COUNSEL TO
----------------------------------------------------------------------------
RESOUNDING TECHNOLOGY, INC.]
----------------------------

                          RESOUNDING TECHNOLOGY, INC.


                           --------------------------
                       INVESTOR REPRESENTATION STATEMENT
                           --------------------------



TO:    Mpath Interactive, Inc.
       665 Clyde Avenue
       Mountain View, California  94043


Ladies and Gentlemen:

       In connection with the proposed merger between a wholly owned subsidiary of Mpath Interactive, Inc. and RESOUNDING TECHNOLOGY, INC. (the "Corporation"),
                                                                 -----------
the undersigned hereby represents as follows:


   1.  Representations as to Accredited Investor Status.  The undersigned has
       ------------------------------------------------
read the definition of "Accredited Investor" from Rule 501 of Regulation D attached hereto as Exhibit A, and certifies that either (check one):

   A.  [_]   The undersigned is an "Accredited Investor" for one or more of the following reasons:

             [_]    (a) The undersigned is an individual (not a partnership,
                        corporation, etc.) whose individual net worth, or joint net worth with his or her spouse, presently exceeds $1,000,000;

             [_]    (b) The undersigned is an individual (not a partnership,
                        corporation, etc.) who had an income in excess of $200,000 in each of the two most recent years, or joint income with their spouse in excess of $300,000 in each of those years (in each case including foreign income, tax exempt income and full amount of capital gains and losses but excluding any income of other family members and any unrealized capital appreciation) and has a reasonable expectation of reaching the same income level in the current year;

                 [_]  (c) The undersigned is a director or executive officer of the Corporation which is issuing and selling the Shares;

                 [_]  (d) The undersigned is a corporation, partnership,
                          Massachusetts business trust, or non-profit organization within the meaning of Section 501(c)(3) of the Internal Revenue Code, in each case not formed for the specific purpose of acquiring the Shares and with total assets in excess of $5,000,000;

                          ------------------------------------------------------

                          ------------------------------------------------------
                          (describe entity)

                 [_]  (c) The undersigned is a trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Shares, where the purchase is directed by a "sophisticated person" as defined in Regulation 506(b)(2)(ii).;

                 [_]  (f) The undersigned is an entity all the equity owners of which are "accredited investors" within one or more of the above categories. If relying upon this Category
                                                -----------------------------
                          alone, each equity owner must complete a separate copy
                          ------------------------------------------------------
                          of this Agreement;
                          -----------------

                          ______________________________________________________

                          ______________________________________________________
                          (describe entity)

   B.      [_]   The undersigned is not an "Accredited Investor" but has
                                    ---
                 completed the statement concerning his/her knowledge and experience in financial and business matters included in Exhibit B hereto. Kindly provide sufficient detail so that the Corporation's legal counsel may conclude that the undersigned is capable of evaluating the merits and risks of investment in the Corporation.

2. Entity Type.  The undersigned is:
   -----------

           [_]   An individual

           [_]   A corporation

           [_]   A partnership

           [_]   A trust

           [_]   Other
                       -----------------------------
3. Tax I.D. Number.  The social security number or federal tax I.D. number of
   ---------------
   the undersigned is:                      .
                       ---------------------
4.   Address.  The address of the undersigned is:
     -------                                     -------------------------------

     ---------------------------------------------------------------------------

   -----------------------------------------------------------------------------
   The phone, fax and contact person (if an entity) are as follows:

                  Phone:
                           ---------------------------------
                  Fax:
                           ---------------------------------
                  Contact:
                           ---------------------------------

5.   Individuals.  If the undersigned is an individual:
     -----------

                  Name of Employer:
                                   -------------------------
                  Position:
                                   -------------------------

6.   Institutions.  If the undersigned is an institution:
     ------------

                  Nature of business:
                                     -----------------------

                  Date of inception of business:
                                                ------------

       If the answer to Question 1 is that the undersigned is an "Accredited Investor", the questionnaire is complete and please simply sign below. Any potential investor who is not an "Accredited Investor" also must complete the supplemental questionnaire attached hereto as Exhibit B to assure compliance with state and federal securities laws.

       The foregoing representation is true and accurate as of the date hereof and shall be true and accurate as of the date of Closing. If in any respect
                                                           -----------------
such representation shall not be true and accurate prior to Closing, the
------------------------------------------------------------------------
undersigned shall give immediate notice of such fact to the President of the
----------------------------------------------------------------------------
Corporation.
------------

                                         Very truly yours,


                                    ------------------------------------
                                    Print Name of Investor

Dated:
        --------------------        ------------------------------------
                                    Signature

                                    --------------------------------------------
                                    Print Title (if applicable)

                                    --------------------------------------------
                                    Print Name of joint investor or other person whose signature is required


                                    --------------------------------------------
                                    Signature

                                    --------------------------------------------
                                    Print Title (if applicable)

                                   EXHIBIT A
                                   ---------

Rule 501.  Definitions and Terms Used in Regulation D.
           ------------------------------------------

           As used in Regulation D, the following terms have the meaning indicated:

           (a) Accredited Investor. "Accredited investor" shall mean any person
               -------------------
who comes within any of the following categories, or who the issuer reasonably believes comes within any of the following categories, at the time of the sale of the securities to that person:

               (1) Any bank as defined in section 3(a)(2) of the Act or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity; any broker dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; insurance company as defined in Section 2(13) of the Act; investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act; Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000; or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

               (2) Any private business development company as defined in
                   Section 202(a)(22) of the Investment Advisers Act of 1940;

               (3) Any organization described in Section 501(c)(3) of the
                   Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

               (4) Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

               (5) Any natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his purchase exceeds $1,0000,000;

               (6) Any natural person who had an individual income in excess of
                   $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

               (7) Any trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii); and

               (8) Any entity in which all of the equity owners are accredited investors.
                   [Remainder omitted]

                                   EXHIBIT B
                                   ---------
                CONFIDENTIAL SUPPLEMENTAL INFORMATION STATEMENT
  (To be completed by stockholders of Resounding Technology, Inc. that are not
                            "Accredited Investors")

In order to assure compliance with applicable federal and state laws, it is necessary to obtain information regarding the financial position and experience of stockholders of Resounding Technology, Inc. that are not "Accredited Investors."

I.   GENERAL INFORMATION (For individual stockholders and each individual
                              -------------------------------------------
partner or stockholder if the stockholder is a partnership or corporation that
------------------------------------------------------------------------------
is not an "Accredited Investor" -- attach additional sheets if necessary)
------------------------------

     A.  Purchasers

         1.  Name:

             ---------------------------------------------------------------

         2.  Address:
                     Business:
                               ----------------------------------------------
                               ----------------------------------------------
                               ----------------------------------------------
                               ----------------------------------------------

                     Residence:
                               ----------------------------------------------
                               ----------------------------------------------
                               ----------------------------------------------
         3.  Telephone:

                     Business:
                                           (        )
                                            -------- ------------------------

                     Residence:
                                           (        )
                                            -------- ------------------------

         4.  State where registered to vote:

             --------------------------------------

         5.  Social Security Number:

             --------------------------------------

         6.  Date of Birth:

             --------------------------------------

         7.  Country of citizenship, if
             other than the United States
                                         --------------------------------------

         8.  Marital status:

             --------------------------------------

9.   Please state your education and degrees earned:

     Degree          School                                   Year
     ------          ------                                   ----

     -------------   -------------------------------------    ---------------

     -------------   -------------------------------------    ---------------

     -------------   -------------------------------------    ---------------

10.  Current occupation (if retired, please described your last occupation):

     Employer:
                            --------------------------------------------------
     Nature of Business:
                            --------------------------------------------------
     Position and/or duties:
                            --------------------------------------------------
     Period Employed:
                            --------------------------------------------------

11. If current employment is less than five years, please complete the following chart on your employment history for the past five (5) years:

     Employer and Title      Primary Duties                 From       To
     ------------------      --------------                 ----       --

     --------------------    ---------------------------    ------     ------

     --------------------    ---------------------------    ------     ------

     --------------------    ---------------------------    ------     ------

12. Please list all professional qualifications that you have held or currently hold, including bar admissions, accounting certificates, brokerage licenses and other professional licenses or certificates:


                                          Year
     Professional Qualifications          Received               Still Effective
     ---------------------------          ---------              ---------------

                                                             Yes  [_]     No [_]
     ------------------------------       -------------

                                                             Yes  [_]     No [_]
     ------------------------------       -------------

                                                             Yes  [_]     No [_]
     ------------------------------       -------------

II.  FINANCIAL INFORMATION (For individual stockholders and each individual
                            ------------------------------------------------
     partner or stockholder if the stockholder is a partnership or corporation
     -------------------------------------------------------------------------
     that is not an "Accredited Investor" -- attach additional
     -----------------------------------
     sheets if necessary)

     A. To confirm that each individual investor meets the financial requirements established for this offering, please answer the questions set forth below, as appropriate.

          1. Please indicate your net worth (including spouse, if applicable), excluding home, home furnishings and automobiles:
               ---------

               $ 25,000 - 75,000         [_]  $250,000 -   500,000  [_]
               $ 75,000 - 150,000        [_]  $500,000 - 1,000,000  [_]
               $150,000 - 250,000        [_]
               Greater than $1,000,000   [_]

          2.   What was your income for 1997 and 1998?

               1997
                     ----------------
               1998
                     ----------------

          Do you expect your income for 1999 to equal or exceed 1997?

                            Yes [_]    No [_]

          If no, what do you expect your 1999 income will be?

               1999
                     ----------------


III.  INVESTMENT EXPERIENCE REPRESENTATIONS

      A.  Indicate how often you invest in:

      1.       Marketable Securities
               Often [_]       Occasionally [_]     Seldom [_]      Never [_]

      2.       Restricted Securities
               Often [_]       Occasionally [_]     Seldom [_]      Never [_]

      3.       Venture Capital Limited Partnership Funds
               Often [_]       Occasionally [_]     Seldom [_]      Never [_]

       4. Please list below your most recent private investments (attach a separate sheet if necessary):

Private                                             When          Amount of
Offering    Type of Investment                      Purchased     Investment

                                                                 $
---------   -------------------------------------   ------------- --------------
                                                                 $
---------   -------------------------------------   ------------- --------------
                                                                 $
---------   -------------------------------------   ------------- --------------
                                                                 $
---------   -------------------------------------   ------------- --------------

        B. Please answer each of the following questions regarding your investment experience:

            1. Do you have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Corporation?

                                Yes [_]   No [_]

            2. Do you, either alone by reason of your business or financial experience or together with your professional advisor or advisors, have the capacity to protect your own interests in connection with a purchase of the Shares in the Corporation?

                                Yes [_]   No [_]

            3. Are you (or the trust beneficiary for which you are the fiduciary) able to bear the economic risk of the investment, including a complete loss of the investment?

                                Yes [_]   No [_]

       C.   What is your relationship to the founders of the Corporation?


-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

     I confirm that the foregoing statements are complete and accurate to the best of my knowledge and belief, and that I undertake to notify the Corporation regarding any material change in the information set forth above prior to the closing of the merger referred to in this Investor Representation Statement.


--------------------------------------------------------
Print Name of Purchaser

By:                                                          Date
--------------------------------------------------------         --------------
          Signature


--------------------------------------------------------
          Print Title


--------------------------------------------------------
Print Name of joint purchaser or other person whose signature is required

By:                                                          Date
--------------------------------------------------------         --------------
          Signature


--------------------------------------------------------
          Print Title (if applicable)

                                                                       EXHIBIT F

                                ESCROW AGREEMENT

     THIS ESCROW AGREEMENT (this "Agreement") is entered into as of October __, 1999, by and among Mpath Interactive, Inc., a Delaware corporation ("Mpath"), Resounding Technology, Inc., a Delaware corporation ("Resounding"), U.S. Bank Trust, National Association, as Escrow Agent ("Escrow Agent") and Adam Frankl and Henri de Marcellus, as Stockholders' Agents ("Stockholders' Agents") with respect to the shares of Mpath capital stock to be issued to the stockholders (collectively, the "Holders") of Resounding in the Merger (as defined below).

                                    RECITALS

     A. Mpath, Resounding and ITR Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Mpath ("Sub"), have entered into a Agreement and Plan of Merger dated as of September 27, 1999 (the "Merger Agreement") pursuant to which Sub will merge with and into Resounding (the "Merger"), with Resounding surviving the Merger as the surviving corporation. Capitalized terms used in this Agreement and not otherwise defined in this Agreement shall have the meanings given them in the Merger Agreement.

     B. Section 2.2 of the Merger Agreement provides that at the Effective Time, or such later time as determined in accordance with Section 2.3(b) of the Merger Agreement with respect to Dissenting Shares for which dissenters' rights shall have been withdrawn or lost, Mpath will deposit in the Escrow Fund certificates representing the Escrow Shares, on a pro rata basis, in accordance with each Holder's percentage ownership of Mpath Common Stock issuable pursuant to the Merger. Such shares (the "Escrow Securities") shall be held as security for Resounding's indemnification obligations under Article X of the Merger Agreement and shall represent Mpath's sole and exclusive remedy with respect to such indemnification obligations.

     C. The parties to this Agreement desire to establish the terms and conditions pursuant to which the Escrow Securities will be deposited, held in, and disbursed from the Escrow Fund.

     NOW, THEREFORE, the parties, intending to be legally bound, agree as follows:

     1.  Escrow Fund.  The Escrow Agent agrees to: (a) accept delivery of the
         -----------
Escrow Securities; and (b) hold such Escrow Securities in escrow as part of the Escrow Fund, all subject to the terms and conditions of this Agreement and
Article X of the Merger Agreement (which Article X is attached to this Agreement as Appendix I and incorporated by reference into this Agreement) (collectively,
   ----------
the "Escrow Provisions"). The Escrow Securities will include "Additional Escrow Securities" as that term is defined in Section 2(c) of this Agreement.

     2.  Deposit of Escrow Securities: Release from Escrow.
         -------------------------------------------------

         (a) Delivery of Escrow Securities.  As soon as practicable after the
             -----------------------------
Effective Time, the Escrow Securities will be delivered by Mpath on behalf of the Holders to the Escrow Agent. Such shares shall be issued in the name of the Escrow Agent. In the event Mpath issues any Additional Escrow Securities, such Escrow Securities will be issued in the name of the Escrow Agent and delivered to the Escrow Agent in the same manner as the Escrow Securities.

         (b) Holders' Accounts.  The Escrow Agent will maintain for each Holder
             -----------------
an accounting record (each Holder's "Account") specifying the Escrow Securities held for the record of each Holder pursuant to the Escrow Provisions. All Escrow Securities received under Section 2(a) will be allocated to each Holder's Account in accordance with such Holder's percentage interest in the Escrow Fund as set forth on Appendix II.
                -----------

         (c) Dividends, Voting and Rights of Ownership.  Except for tax-free
             -----------------------------------------
dividends paid in stock declared with respect to the Escrow Securities pursuant to Section 305(a) of the Internal Revenue Code of 1986, as amended (the "Code") ("Additional Escrow Securities"), there will be distributed promptly to the Holders any cash dividends or dividends payable in securities or other distributions of any kind made in respect of the Escrow Securities. Each Holder will have voting rights with respect to the Escrow Securities deposited in the Escrow Fund with respect to such Holder so long as such Escrow Securities are held in escrow, and Mpath will take all reasonable steps necessary to allow the exercise of such rights. While the Escrow Securities remain in the Escrow Agent's possession pursuant to this Agreement and the Merger Agreement, the Holders will retain and will be able to exercise all other incidents of ownership of said Escrow Securities which are not inconsistent with the terms and conditions of this Agreement and the Merger Agreement.

         (d) Release.  The Escrow Securities will be held by the Escrow Agent
             -------
until required to be released to the Holders pursuant to Section 10.4 and
Section 10.6 of the Merger Agreement, unless previously delivered to Mpath pursuant to Section 10.5 of the Merger Agreement. Within five (5) business days after the applicable release condition is met, the Escrow Agent will deliver to Mpath's transfer agent a letter of instruction together with the Escrow Securities to be released on such date as identified by Mpath and the Stockholders' Agents to the Escrow Agent in writing and Mpath shall then cause the transfer agent to promptly deliver stock certificate(s) issued in the name of each Holder. Mpath and the Stockholders' Agents will undertake to deliver a notice to the Escrow Agent identifying the number of Escrow Securities to be released with respect to each Holder within such five-day period. Escrow Securities will be released to the respective Holders in accordance with their respective Accounts. Mpath will take such action as may be necessary to cause such certificates to be issued in the names of the appropriate Holders. Certificates representing Escrow Securities so issued will bear the legend contained in the Stockholders Agreement of each Holder. Cash will be paid in lieu of fractions of Escrow Securities in an amount equal to the product determined by multiplying such fraction by $_______ (the "Per Share Value"). Within five (5) business days after written request from the Stockholders' Agents, Mpath will deposit with the Escrow Agent sufficient funds to pay such cash amounts for fractional shares.

         (e) No Encumbrance.  Except as provided in this Agreement and as may
             --------------
be set forth in the RTI Disclosure Schedule, no Escrow Securities or any beneficial interest in the Escrow Securities may be pledged, sold, assigned or transferred, including by operation of law, by a Holder or be taken or reached by any legal or equitable process in satisfaction of any debt or other liability of a Holder, prior to the delivery to such Holder of the Escrow Securities by the Escrow Agent.

         (f) Power to Transfer Escrow Securities.  The Escrow Agent is granted
             -----------------------------------
the power to effect any transfer of Escrow Securities contemplated by the Escrow Provisions. Mpath will cooperate with the Escrow Agent in promptly issuing stock certificates to effect such transfers.

         (g) Reporting.  Each Holder will provide the Escrow Agent with
             ---------
his/her/its Taxpayer Identification Number at or prior to Closing. On or before January 31 of each year under this Agreement, the Escrow Agent will prepare and mail to each Holder, other than Holders who demonstrate their status as non-resident aliens in accordance with the United States Treasury Regulations, a Form 1099-B reporting any cash payments, in accordance with such Treasury Regulations. The Escrow Agent will also prepare and file copies of such Forms 1099-B by magnetic tape with the IRS, in accordance with Treasury Regulations. If the Escrow Agent has not received notice from a Holder of such Holder's certified Taxpayer Identification Number, the Escrow Agent shall deduct and withhold backup withholding tax from any cash payment made pursuant to the Internal Revenue Code and applicable regulations thereunder. Should any issue arise regarding federal income tax reporting or withholding, the Escrow Agent shall act in accordance with the written instructions of the Stockholders' Agents and Mpath

     3.  Limitation of the Escrow Agent's Liability.
         ------------------------------------------

         (a) The Escrow Agent will incur no liability with respect to any action taken or suffered by it in reliance upon any notice, direction, instruction, consent, statement or other document believed by it to be genuine and duly authorized, nor for any other action or inaction, except its own willful misconduct, bad faith or gross negligence. The Escrow Agent will not be responsible for the validity or sufficiency of the Escrow Provisions. In all questions arising under the Escrow Provisions, the Escrow Agent may rely on the advice of counsel, and for anything done, omitted or suffered in good faith by the Escrow Agent based on such advice, the Escrow Agent will not be liable to anyone. The Escrow Agent will not be required to take any action under the Escrow Provisions involving any expense unless the payment of such expense is made or provided for in a manner satisfactory to it.

         (b) In the event conflicting demands are made or notices are served upon the Escrow Agent with respect to the Escrow Fund, the Escrow Agent will have the absolute right, at the Escrow Agent's election, to do either or both of the following: resign so a successor can be appointed pursuant to Section 5 or file a suit in interpleader and obtain an order from a court of competent jurisdiction requiring the parties to interplead and litigate in such court their several claims and rights among themselves. In the event such interpleader suit is brought, the Escrow Agent will thereby be fully released and discharged from all further obligations imposed upon it under the Escrow Provisions, and Mpath will pay the Escrow Agent (subject to reimbursement from the Holders pursuant to Section 4) all costs, expenses and reasonable attorney's fees expended or incurred by the Escrow Agent pursuant to the exercise of the Escrow Agent's rights under this Section 3 (such costs, fees and expenses will be treated as extraordinary fees and expenses for the purposes of Section 4).

     4.  Expenses.
         --------

         (a) Escrow Agent.  All fees and expenses of the Escrow Agent incurred
             ------------
in performing its responsibilities hereunder will be paid by Mpath upon receipt of a written invoice by the Escrow Agent. In the event the Escrow Agent incurs any liability to any person, firm or corporation by reason of its acceptance or administration of this Escrow Agreement, Mpath agrees to indemnify the Escrow Agent for its costs and expenses, including, without limitation, reasonable counsel fees and expenses. Notwithstanding the foregoing, no indemnity need be paid in the event of the Escrow Agent's gross negligence, bad faith or willful misconduct.

         (b) Stockholders' Agents.  The Stockholders' Agents will not be
             --------------------
entitled to receive any compensation from Mpath or the Holders in connection with this Agreement. Any fees and expenses incurred by the Stockholders' Agents in connection with actions taken pursuant to the terms of the Escrow Provisions will be paid by the Holders.

     5.  Successor Escrow Agent.  In the event the Escrow Agent becomes
         ----------------------
unavailable or unwilling to continue in its capacity as such, the Escrow Agent may resign and be discharged from its duties or obligations hereunder by giving resignation to the parties to this Agreement, specifying not less than thirty
(30) days' prior written notice of such a date when such resignation will take effect. Mpath will designate a successor Escrow Agent prior to the expiration of such 30-day period by giving written notice to the Escrow Agent and the Stockholders' Agents. Mpath may appoint a successor Escrow Agent with the consent of the Stockholders' Agents, which will not be unreasonably withheld. The Escrow Agent will promptly transfer the Escrow Securities to such designated successor. In the event no successor Escrow Agent is appointed as described in this Section 5, the Escrow Agent may apply to a court of competent jurisdiction for the appointment of a successor Escrow Agent.

     6.  Limitation of Responsibility.  The Escrow Agent's duties are limited to
         ----------------------------
those set forth in the Escrow Provisions and the Escrow Agent may rely upon the written notices delivered to the Escrow Agent under the Escrow Provisions.

     7.  Incorporation by Reference of Article X.  The parties agree that the
         ---------------------------------------
terms of Article X of the Merger Agreement shall be deemed to be incorporated by reference in this Agreement as if such Article had been set forth in its entirety herein. The parties acknowledge that the administration of the Escrow Fund by the Escrow Agent will require reference to both the terms of this Agreement as well as the terms of such Article X.

     8.  Notices.  Any notice provided for or permitted under the Escrow
         -------
Provisions will be treated as having been given when (i) delivered personally,
(ii) sent by confirmed telex or Fax, (iii) sent by commercial overnight courier with written verification of receipt, or (iv) mailed postage prepaid by certified or registered mail, return receipt requested, to the party to be notified, at the address set forth below, or at such other place of which the other party has been notified in accordance with the provisions of this Section 10.


     Mpath Interactive, Inc.:  Mpath, Inc.
                               665 Clyde Avenue
                               Mountain View, California  94043
                               Attention:  Chief Executive Officer
                               Fax No:  (650) 429-3911
                               Telephone No:  (650) 429-3888

     With copy to:             Venture Law Group
                               A Professional Corporation
                               2775 Sand Hill Road
                               Menlo Park, California  94025
                               Attention:  Steven J. Tonsfeldt
                               Fax No:  (650) 854-1121
                               Telephone No:  (650) 854-4488

     Resounding                Resounding Technology, Inc.
     Technology, Inc.:         87 Marshall Street
                               Building 10, Third Floor
                               North Adams, MA  01247
                               Fax No.  (413) 663-3033
                               Telephone No.  (413) 663-3001

     With copy to:             Bingham Dana LLP
                               150 Federal Street
                               Boston, MA   02110
                               Attention:  Julio E. Vega, Esq.
                                           Matthew J. Cushing. Esq.
                               Fax No:  (617) 951-8736
                               Telephone No:  (617) 951-8000

     Escrow Agent:             U.S. Bank Trust, National Association
                               One California Street, 4th Floor
                               San Francisco, California  94111
                               Attention:  Ann Gadsby
                               Fax No:  415-273-4590
                               Telephone No:  415-273-4532

     Stockholders' Agents:     Henri de Marcellus and Adam Frankl
                               c/o Resounding Technology, Inc.
                               87 Marshall Street
                               Building 10, Third Floor
                               North Adams, MA   01247
                               Fax No.  (413) 663-3033
                               Telephone No.  (413) 663-3001

Such notice will be treated as having been received upon actual receipt.

     9.  General.
         -------

         (a) Governing Laws.  It is the intention of the parties hereto that
             --------------
the internal laws of the State of California (irrespective of its choice of law principles) shall govern the validity of this Agreement, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties to this Agreement.

         (b) Binding upon Successors and Assigns.  Subject to, and unless
             -----------------------------------
otherwise provided in, this Agreement, each and all of the covenants, terms, provisions, and agreements contained in this Agreement shall be binding upon, and inure to the benefit of, the permitted successors, executors, heirs, representatives, administrators and assigns of the parties to this Agreement.

         (c) Counterparts.  This Agreement may be executed in any number of
             ------------
counterparts, each of which shall be an original as against any party whose signature appears on such counterpart and all of which together shall constitute one and the same instrument. This Agreement shall become binding when one or more counterparts of this Agreement, individually or taken together, shall bear the signatures of all of the parties reflected in this Agreement as signatories.

         (d) Entire Agreement.  Except as set forth in the Merger Agreement,
             ----------------
this Agreement, the documents referenced in this Agreement and the exhibits to such documents, constitute the entire understanding and agreement of the parties to this Agreement with respect to the subject matter of this Agreement and of such documents and exhibits and supersede all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the parties with respect to this Agreement. The express terms of this Agreement control and supersede any course of performance or usage of the trade inconsistent with any of the terms of this Agreement.

         (e) Waivers.  No waiver by any party to this Agreement of any
             -------
condition or of any breach of any provision of this Agreement will be effective unless in writing. No waiver by any party of any such condition or breach, in any one instance, will be deemed to be a further or continuing waiver of any such condition or breach or a waiver of any other condition or breach of any other provision contained in this Agreement.

         (f) Amendment.  This Agreement may be amended with the written consent
             ---------
of Mpath, the Escrow Agent and the Stockholders' Agents, provided, however, that
                                                         --------  -------
if the Escrow Agent does not agree to an amendment agreed upon by Mpath and the Stockholders' Agents, a successor Escrow Agent will be appointed in accordance with Section 5.

                           [Signature Page Follows.]

     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written and will be effective as to all the Holders when executed by Mpath, the Escrow Agent and the Stockholders' Agents.



                              MPATH INTERACTIVE, INC.


                              By: /s/ Paul Matteucci
                                 --------------------------

                              Its: President & CEO
                                  -------------------------

                              RESOUNDING TECHNOLOGY, INC.


                              By:
                                 --------------------------

                              Its:
                                 --------------------------

                              ESCROW AGENT:

                              U.S. BANK TRUST, NATIONAL ASSOCIATION


                              By:
                                 --------------------------

                              Its:
                                 --------------------------

                              STOCKHOLDERS' AGENTS:


                              -----------------------------


                              -----------------------------


                           ****ESCROW AGREEMENT****

     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written and will be effective as to all the Holders when executed by Mpath, the Escrow Agent and the Stockholders' Agents.



                              MPATH INTERACTIVE, INC.


                              By:
                                 -------------------------

                              Its:
                                  ------------------------


                              RESOUNDING TECHNOLOGY, INC.


                              By:
                                 -------------------------

                              Its:
                                  ------------------------

                              ESCROW AGENT:

                              U.S. BANK TRUST, NATIONAL ASSOCIATION


                              By: /s/ Anne Gadsby
                                 -------------------------

                              Its: Vice President
                                  ------------------------

                              STOCKHOLDERS' AGENTS:


                              ----------------------------


                              ----------------------------


                           ****ESCROW AGREEMENT****

     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written and will be effective as to all the Holders when executed by Mpath, the Escrow Agent and the Stockholders' Agents.



                              MPATH INTERACTIVE, INC.


                              By:
                                 ---------------------------

                              Its:
                                  --------------------------


                              RESOUNDING TECHNOLOGY, INC.


                              By: /s/ Adam Frankl
                                 ---------------------------

                              Its: CEO
                                  --------------------------

                              ESCROW AGENT:

                              U.S. BANK TRUST, NATIONAL ASSOCIATION


                              By: /s/ Anne Gadsby
                                 ---------------------------

                              Its:
                                  --------------------------

                              STOCKHOLDERS' AGENTS:


                              /s/ Adam Frankl
                              ------------------------------

                              /s/ Henri V. DeMarcellus
                              ------------------------------


                           ****ESCROW AGREEMENT****

                                   APPENDIX I
                                   ----------

                         Article X of Merger Agreement
                         -----------------------------

                                  APPENDIX II
                                  -----------

                        HOLDERS' INTEREST IN ESCROW FUND
                        --------------------------------

                                                                       EXHIBIT G
                                                                       ---------



                            MPATH INTERACTIVE, INC.

                          FIFTH AMENDED AND RESTATED

                          INVESTORS' RIGHTS AGREEMENT


                               October __, 1999

                               TABLE OF CONTENTS

                                                          Page
                                                          ----

1.    Registration Rights...................................2

      1.1  Definitions......................................2
      1.2  Request for Registration.........................3
      1.3  Company Registration.............................5
      1.4  Obligations of the Company.......................5
      1.5  Furnish Information..............................6
      1.6  Expenses of Demand Registration..................7
      1.7  Expenses of Company Registration.................7
      1.8  Underwriting Requirements........................7
      1.9  Delay of Registration............................8
      1.10 Indemnification..................................8
      1.11 Reports Under Securities Exchange Act of 1934...10
      1.12 Form S-3 Registration...........................11
      1.13 Assignment of Registration Rights...............12
      1.14 Limitations on Subsequent Registration Rights...12
      1.15 Market Stand-Off Agreement......................13
      1.16 Termination of Registration Rights..............13

2.    Covenants of the Company.............................14

      2.1  Qualified Small Business Stock..................14
      2.2  Employee Stock..................................15

3.    Miscellaneous........................................15

      3.1  Successors and Assigns..........................15
      3.2  Governing Law...................................15
      3.3  Counterparts....................................15
      3.4  Titles and Subtitles............................15
      3.5  Notices.........................................15
      3.6  Expenses........................................15
      3.7  Amendments and Waivers..........................16
      3.8  Addition of PSI.................................16
      3.9  Severability....................................16
      3.10 Aggregation of Stock............................16
      3.11 Entire Agreement................................16

Schedule A  Schedule of Investors
Schedule B  Schedule of Resounding Stockholders

             FIFTH AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT
             ------------------------------------------------------


     THIS FIFTH AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT (the "Agreement") is made as of the ____ day of October, 1999, by and among Mpath Interactive, Inc., a Delaware corporation (the "Company"), the investors listed on Schedule A hereto, each of which is herein referred to as an "Investor," the stockholders listed on Schedule B hereto, each of which is herein referred to as a "Resounding Stockholder" and Brian A. Apgar, Paul Matteucci and Brian Moriarty, each of whom is herein referred to as a "Founder."

                                   RECITALS
                                   --------

     WHEREAS, certain of the Investors (the "Existing Investors") hold shares of the Company's Series A Preferred Stock and/or shares of Common Stock issued upon conversion thereof (the "Series A Preferred Stock"), Series B Preferred Stock and/or Common Stock issued upon conversion thereof (the "Series B Preferred Stock"), Series C Preferred Stock and/or shares of Common Stock issued upon conversion thereof (the "Series C Preferred Stock"), Series D Preferred Stock and/or Common Stock issued upon conversion thereof (the "Series D Preferred Stock"), Series E Preferred Stock and/or Common Stock issued upon conversion thereof (the "Series E Preferred Stock") and/or Common Stock (the "Common Stock") and possess registration rights, information rights and other rights pursuant to a Fourth Amended and Restated Investors' Rights Agreement dated as of January 15, 1999 by and between the Company and such Existing Investors (the "Prior Agreement");

     WHEREAS, the Existing Investors are holders of at least 66-2/3% of the "Registrable Securities" of the Company less "Founders Stock" (both as defined in the Prior Agreement), and desire to terminate the Prior Agreement and to accept the rights created pursuant hereto in lieu of the rights granted to them under the Prior Agreement;

     WHEREAS, the Company, Resounding Technology, Inc., a Delaware corporation ("Resounding") and ITR Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of the Company ("Merger Sub"), have entered into that certain Agreement and Plan of Merger dated as of September 27, 1999 (the "Merger Agreement"), which provides for the merger (the "Merger") of Merger Sub with and into Resounding and the conversion of each outstanding share of Resounding's capital stock into shares of the Company's Common Stock;

     WHEREAS, in the Merger, outstanding shares of Resounding capital stock will be converted into the right to receive shares of the Company's Common Stock subject to the terms of, and as set forth in, the Merger Agreement and pursuant to such Merger Agreement, the Resounding Stockholders will receive shares of the Company's Common Stock; and

     WHEREAS, certain of the Company's and Resounding's obligations under the Merger Agreement are conditioned upon the execution and delivery of this Agreement.

     NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the Existing Investors hereby agree that the Prior Agreement shall be superseded and replaced in its entirety by this Agreement, and the parties hereto further agree as follows:

     1.   Registration Rights . The Company covenants and agrees as follows:
          -------------------

          1.1  Definitions . For purposes of this Section 1:
               -----------

               (a)  The term "Act" means the Securities Act of 1933, as amended.

               (b) The term "Form S-3" means such form under the Act as in effect on the date hereof or any registration form under the Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC, other than a form designated for use in connection with the registration of securities to be issued in an acquisition by the issuer.

               (c) The term "Holder" means any person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with Section 1.13 hereof.

               (d) The term "1934 Act" means the Securities Exchange Act of 1934, as amended.

               (e) The term "register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document.

               (f) The term "Registrable Securities" means (i) the Common Stock issuable or issued upon conversion of the Series A Preferred Stock, (ii) the Common Stock issued pursuant to that certain Series A Preferred Stock and Common Stock Purchase Agreement dated January 23, 1995, between the Company and the investors listed on Schedule A thereto, (iii) the Common Stock issuable or issued upon conversion of the Series B Preferred Stock, (iv) the Common Stock issuable or issued upon conversion of the Series C Preferred Stock, (v) the Common Stock issuable or issued upon conversion of the Series C-1 Preferred Stock issuable upon the occurrence of certain events as set forth in the Company's Amended and Restated Certificate of Incorporation, (vi) the Common Stock issued or issuable upon conversion of the Series D Preferred Stock, (vii) the Common Stock issued or issuable upon conversion of the Series E Preferred Stock, (viii) the Common Stock issuable or issued pursuant to warrants issued pursuant to that certain Series D Preferred Stock and Common Stock Warrant Purchase Agreement dated July 18, 1997 (the "Prior Purchase Agreement"), (ix) the Common Stock issuable upon conversion of the Preferred Stock available to each of Lighthouse Capital Partners, L.P and Performance Systems International, Inc. ("PSI") upon exercise of the Warrants granted to those parties, (x) the Common Stock issuable to Intel Corporation upon exercise of that certain Warrant dated November 18, 1996, (xi) Common Stock issuable or issued pursuant to a Warrant to purchase Common Stock issued to PSI, (xii) the shares of Common Stock issued to the Founders (the "Founders' Stock"); provided, however, that for the purposes of Section 1.2, 1.12 or 1.14 such shares of Founders' Stock shall not be deemed Registrable Securities and the Founders shall not be deemed Holders, (xiii) shares of Common Stock issued pursuant to the Merger Agreement, including any and all Escrow Shares (as defined in the Merger Agreement), and the shares of Common Stock issuable upon the exercise of the RTI Warrants (as defined in the Merger Agreement) assumed by the Company pursuant to Section 6.5(d) of the Merger Agreement, but excluding shares of Common Stock issued in the Merger or issuable upon the exercise of the RTI Warrants that have been sold or otherwise transferred by the Resounding Stockholders (collectively, the "Merger Stock"); provided however, that a distribution of Merger Stock without additional consideration, to underlying beneficial owners (such as the general and limited partners, shareholders or trust beneficiaries of a Holder) shall not be deemed such a sale or transfer for purposes of this definition; provided, further, however, that for the purposes of Sections 1.2, 1.12 and 1.14, shares of Merger Stock shall not be deemed Registrable Securities and the Resounding Stockholders shall not be deemed Holders, and (xiv) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of the shares referenced in (i)-(xiii) above, excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which his rights under this Section 1 are not assigned.

               (g) The number of shares of "Registrable Securities then outstanding" shall be determined by the number of shares of Common Stock outstanding that are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities that are, Registrable Securities.

               (h) The term "SEC" shall mean the Securities and Exchange Commission.

          1.2  Request for Registration.
               -------------------------

               (a) If the Company shall receive at any time after the earlier of (i) July 18, 2000, or (ii) six (6) months after the effective date of the first registration statement for a public offering of securities of the Company (other than a registration statement relating either to the sale of securities to employees of the Company pursuant to a stock option, stock purchase or similar plan or a SEC Rule 145 transaction), a written request from the Holders of a majority of the Registrable Securities then outstanding that the Company file a registration statement under the Act covering the resale of at least ten percent (10%) of the Registrable Securities then outstanding (or a lesser percentage if the anticipated aggregate offering price, net of underwriting discounts and commissions, would exceed $5,000,000), then the Company shall:

                    (i) within ten (10) days of the receipt thereof, give written notice of such request to all Holders; and

                    (ii) use its best efforts to effect as soon as practicable, and in any event within sixty (60) days of the receipt of such request, the registration under the Act of all Registrable Securities which the Holders request to be registered, subject to the limitations of subsection 1.2(b), within twenty (20) days of the mailing of such notice by the Company in accordance with Section 3.5.

               (b) If the Holders initiating the registration request hereunder ("Initiating Holders") intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to subsection 1.2(a) and the Company shall include such information in the written notice referred to in subsection 1.2(a). The underwriter will be selected by a majority in interest of the Initiating Holders and shall be reasonably acceptable to the Company. In such event, the right of any Holder to include his Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in subsection 1.4(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this
Section 1.2, if the underwriter advises the Initiating Holders and the Company in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Company shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all Holders thereof, including the Initiating Holders, in proportion (as nearly as practicable) to the amount of Registrable Securities of the Company owned by each Holder; provided, however, that the number of shares of Registrable Securities to be included in such underwriting shall not be reduced unless all other securities are first excluded entirely from the underwriting.

               (c) Notwithstanding the foregoing, if the Company shall furnish to the Holders requesting a registration statement pursuant to this Section 1.2, a certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer taking action with respect to such filing for a period of not more than 120 days after receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize this right more than once in any twelve (12)-month period.

               (d) In addition, the Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Section 1.2:

                    (i) After the Company has effected two registrations pursuant to this Section 1.2 and such registrations have been declared or ordered effective;

                    (ii) During the period starting with the date sixty (60) days prior to the Company's good faith estimate of the date of filing of, and ending on a date one hundred eighty (180) days after the effective date of, a registration subject to Section 1.3 hereof;

provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective; or

                    (iii) If the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 1.12 below.

          1.3 Company Registration. If (but without any obligation to do so)
              --------------------
the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holders) any of its stock or other securities under the Act in connection with the public offering of such securities solely for cash (other than a registration relating solely to the sale of securities to participants in a Company stock plan, a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities, a registration relating to a transaction covered by Rule 145 under the Act, or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities which are also being registered), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within twenty (20) days after delivery of such notice by the Company in accordance with Section 3.5, the Company shall, subject to the provisions of Section 1.8, cause to be registered under the Act all of the Registrable Securities that each such Holder has requested to be registered.

          1.4 Obligations of the Company . Whenever required under this Section
              --------------------------
1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

              (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to one hundred twenty (120) days or until the distribution contemplated in the Registration Statement has been completed.

              (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement.

              (c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

               (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

               (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

               (f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

               (g) Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed.

               (h) Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereto and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

               (i) Use its best efforts to furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this
Section 1, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 1, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and
(ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

          1.5  Furnish Information.
               -------------------

               (a) It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of distribution of such securities as shall be required to effect the registration of such Holder's Registrable Securities.

               (b) The Company shall have no obligation with respect to any registration requested pursuant to Section 1.2 or Section 1.12 if, by virtue of subsection 1.5(a), the number of shares or the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the number of shares or the anticipated aggregate offering price required to originally trigger the Company's obligation to initiate such registration as specified in subsection 1.2(a) or subsection 1.12(b)(2), whichever is applicable.

          1.6  Expenses of Demand Registration. The Company shall bear and pay
               -------------------------------
all expenses other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to Section 1.2, including (without limitation) all registration, filing and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company and the fees and disbursements of one counsel for the selling Holders selected by them; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section
1.2 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all Participating Holders shall bear such expenses on a pro rata basis according to the number of Registrable Securities of each participating Holder), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one demand registration pursuant to Section 1.2.

          1.7 Expenses of Company Registration.  The Company shall bear and pay
              --------------------------------
all expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to the registrations pursuant to Section 1.3 for each Holder (which right may be assigned as provided in Section 1.13), including (without limitation) all registration, filing, and qualification fees, printers' and accounting fees relating or apportionable thereto and the fees and disbursements of one counsel for the selling Holders selected by them, but excluding underwriting discounts and commissions relating to Registrable Securities.

          1.8 Underwriting Requirements. In connection with any offering
              -------------------------
involving an underwriting of shares of the Company's capital stock, the Company shall not be required under Section 1.3 to include any of the Holders' securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters), and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company; provided, however, that the Company will use its reasonable best efforts to negotiate the terms of such underwriting agreement to provide that no Holder (other than a Founder) shall be required to make any customary representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such Holder, its ownership of and title to the Registrable Securities, and its intended method of distribution, and any liability of any Holder (other than a Founder) to any underwriter or other person under such underwriting agreement shall be limited to an amount equal to the net proceeds that it derives from such registration. If the total amount of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the

Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling stockholders according to the total amount of securities entitled to be included therein owned by each selling stockholder or in such other proportions as shall mutually be agreed to by such selling stockholders) but in no event shall (i) the amount of securities of the selling Holders included in the offering be reduced below twenty-five percent (25%) of the total amount of securities included in such offering, (ii) notwithstanding (i) above, any shares being sold by a stockholder exercising a demand registration right similar to that granted in Section 1.2 be excluded from such offering or (iii) any securities held by the Founders or any person who is not selling Registrable Securities be included if any securities held by any selling Holder are excluded. For purposes of the preceding parenthetical concerning apportionment, for any selling stockholder that is a Holder of Registrable Securities and which is a partnership, corporation or limited liability company, the partners, retired partners and stockholders of such Holder, or the estates and family members of any such partners, members, retired members and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "selling stockholder," and any pro rata reduction with respect to such "selling stockholder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "selling stockholder," as defined in this sentence.

          1.9  Delay of Registration.  No Holder shall have any right to obtain
               ---------------------
or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

          1.10 Indemnification.  In the event any Registrable Securities are
               ---------------
included in a registration statement under this Section 1:

               (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the 1934 Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Act, or the 1934 Act, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Act, the 1934 Act or any rule or regulation promulgated under the Act, or the 1934 Act; and the Company will pay to each such Holder, underwriter or controlling person, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.10(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld or delayed), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person.

          (b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, or the 1934 Act, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 1.10(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.10(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld or delayed; provided further, that, in no event shall any indemnity under this subsection 1.10(b) exceed the net proceeds from the offering received by such Holder.

          (c) Promptly after receipt by an indemnified party under this Section
1.10 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.10, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.10, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.10.

          (d) If the indemnification provided for in this Section 1.10 is for any reason unavailable or insufficient to hold harmless an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. Notwithstanding the foregoing, in no event shall any contribution under this subsection 1.10(d) by a selling Holder exceed the net proceeds from the offering received by such Holder.

          (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

          (f) The obligations of the Company and Holders under this Section 1.10 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1, and otherwise.

          1.11  Reports Under Securities Exchange Act of 1934  .  With a view to
                ---------------------------------------------
making available to the Holders the benefits of Rule 144 promulgated under the Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

          (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after ninety (90) days following the effective date of the first registration statement filed by the Company for the offering of its securities to the general public;

          (b) take such action, including the voluntary registration of its Common Stock under Section 12 of the 1934 Act, as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the first registration statement filed by the Company for the offering of its securities to the general public is declared effective;

          (c) file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act; and

          (d) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days following the effective date of the first registration statement filed by the Company), the Act and the 1934

Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

          1.12  Form S-3 Registration.   In case the Company shall receive from
                ---------------------
any Holder or Holders a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

          (a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

          (b) as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this section 1.12: (1) if Form S-3 is not available for such offering by the Holders; (2) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than $500,000; (3) if the Company shall furnish to the Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than ninety (90) days after receipt of the request of the Holder or Holders under this Section 1.12; provided, however, that the Company shall not utilize this right more than once in any twelve (12) month period; (4) if the Company has, within the twelve
(12) month period preceding the date of such request, already effected two registrations on Form S-3 for the Holders pursuant to this Section 1.12; or (5) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

          (c) Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders and keep such registration statement effective for up to one hundred eighty (180) days or until the distribution contemplated in the registration statement has been completed. All expenses, other than underwriting discounts, commissions or other selling expenses, incurred in connection with a registration requested pursuant to Section 1.12, including (without limitation) all registration, filing, qualification, printers' and accounting fees and the reasonable fees and disbursements of one counsel for the selling Holder or Holders and counsel for the Company, shall be borne by the Company. Registrations effected pursuant to this Section 1.12 shall not be counted as demands for registration or registrations effected pursuant to Sections 1.2 or 1.3, respectively.

          1.13  Assignment of Registration Rights  .  The rights to cause the
                ---------------------------------
Company to register Registrable Securities pursuant to this Section 1 may be assigned (but only with all related obligations) by a Holder to a transferee or assignee of such securities who, after such assignment or transfer, holds at least 200,000 shares of Registrable Securities (subject to appropriate adjustment for stock splits, stock dividends, combinations and other recapitalizations), provided: (a) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; (b) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement, including without limitation the provisions of Section 1.15 below;
(c) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act, (d) the CSK Entities on Schedule A shall be treated as a single Investor, all of which together, subject to the 200,000 share requirement, shall be deemed a "Major Investor" and such 200,000 share minimum shall not apply to transfers of Registrable Securities among the entities indicated as CSK Entities on Schedule A or their affiliates, (e) Technology Crossover Ventures II. L.P. and its affiliated funds indicated on Schedule A hereto shall be treated as a single Investor, all of which together shall, subject to the 200,000 share requirement, be deemed a "Major Investor" and (f) Cox Technology Investments, Inc., Cox Enterprises, Inc. and its affiliates (collectively, "Cox") shall be treated as a single investor, all of which together shall, subject to the 200,000 shares requirement, be deemed a "Major Investor" and Cox shall have the right to assign its registrations rights hereunder to any of its affiliates; provided, however, that each of Cox and its affiliates agree to be bound by the terms and conditions of this Agreement, including, without limitation the terms and conditions set forth in this Section
1.13. For the purposes of determining the number of shares of Registrable Securities held by a transferee or assignee, the holdings of transferees and assignees of a partnership who are partners or retired partners of such partnership (including spouses and ancestors, lineal descendants and siblings of such partners or spouses who acquire Registrable Securities by gift, will or intestate succession) shall be aggregated together and with the partnership; provided that all assignees and transferees who would not qualify individually for assignment of registration rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices or taking any action under this Section 1.

          1.14  Limitations on Subsequent Registration Rights  .  From and after
                ---------------------------------------------
the date of this Agreement, the Company shall not, without the prior written consent of the Holders of at least sixty-six and two-thirds percent (66 2/3%) of the outstanding Preferred Stock (or Common Stock issued upon conversion of the Preferred Stock), enter into any agreement with any holder or prospective holder of any securities of the Company which (a) would allow such holder or prospective holder to include such securities in any registration filed under
Section 1.2 or Section 1.3 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of his securities will not reduce the amount of the Registrable Securities of the Holders which is included, (b) would allow such holder or prospective holder to make a demand registration which could result in such registration statement being declared effective prior to the earlier of either of the dates set forth in subsection 1.2(a) or within one hundred twenty (120) days of the effective date of any registration effected pursuant to Section 1.2 or (c) would grant registration rights to such holder or prospective holder substantially similar to those granted hereunder that are on a parity with, superior or prior to the registration rights granted hereunder.

          1.15  "Market Stand-Off" Agreement  -.  Each Holder hereby agrees
                 ---------------------------
that, during the period of duration specified by the Company and an underwriter of common stock or other securities of the Company, following the date of the first sale to the public pursuant to a registration statement of the Company filed under the Act, it shall not, to the extent requested by the Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any Registrable Securities held by it at any time during such period except common stock included in such registration; provided, however, that:

          (a) such agreement shall be applicable only to the first registration statement of the Company which covers common stock (or other securities) to be sold on its behalf to the public in an underwritten offering;

          (b) all officers and directors of the Company, all one percent (1%) stockholders and all other persons with registration rights (whether or not pursuant to this Agreement) are subject to similar restrictions;

          (c) such market stand-off time period shall not exceed one hundred and eighty (180) days; and

          (d) any discretionary waiver or termination of the restrictions of such agreements by the Company or the representatives of the underwriters shall apply to all persons subject to such agreements pro rata based on the number of shares of Registrable Securities held by such persons.

          In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Investor (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

          Notwithstanding the foregoing, the obligations described in this
Section 1.15 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms which may be promulgated in the future, or a registration relating solely to a Commission Rule 145 transaction on Form S-4 or similar forms which may be promulgated in the future.

          1.16  Termination of Registration Rights  .
                ----------------------------------

          (a) No Holder shall be entitled to exercise any right provided for in this Section 1 after five (5) years following the closing of the sale of securities pursuant to a registration statement filed by the Company under the Act in connection with a firm commitment underwritten offering of its securities to the general public resulting in aggregate net proceeds to the Company of more than $15,000,000 at a public offering price per share (prior to underwriting discounts and commissions) of at least $10.80 (as adjusted to reflect subsequent stock dividends, stock splits, combinations or recapitalizations).

          (b) In addition, the right of any Holder to request registration or inclusion in any registration pursuant to Section 1.3 shall terminate on the closing of the first Company-initiated registered public offering of Common Stock of the Company if all shares of Registrable Securities held or entitled to be held upon conversion by such Holder may immediately be sold under Rule 144 during any ninety (90)-day period, or on such date after the closing of the first Company-initiated registered public offering of Common Stock of the Company as all shares of Registrable Securities held or entitled to be held upon conversion by such Holder may immediately be sold under Rule 144 during any ninety (90)-day period; provided, however, that the provisions of this Section 1.16(b) shall not apply to any Holder who owns more than 500,000 shares (as adjusted to reflect subsequent stock dividends, stock splits, combinations or recapitalizations) of the Company's outstanding stock until such time as such Holder owns less than 500,000 shares (as adjusted to reflect subsequent stock dividends, stock splits, combinations or recapitalizations) of the outstanding stock of the Company.

          (c) The registration rights granted to a Founder shall terminate as to such Founder at such time as such Founder is no longer providing services to the Company as a employee, director or consultant.

     2. Covenants of the Company.
         ------------------------

          2.1  Qualified Small Business Stock.   The Company shall use
               ------------------------------
commercially reasonable efforts to cause shares of Series D Preferred Stock, the Common Stock issued or issuable upon conversion of the Series D Preferred Stock, the Common Stock issued upon exercise of the warrants issued pursuant to the Prior Purchase Agreement, the shares of Series E Preferred Stock issued pursuant to the Purchase Agreement and the Common Stock issued or issuable upon conversion of the Series E Preferred Stock to qualify as "qualified small business stock" as defined in Section 1202(c) of the Internal Revenue Code of 1986, as amended (the "Code"). The Company shall submit to its stockholders (including the Investors) and to the Internal Revenue Service any reports that may be required under Section 1202(d)(1)(C) of the Code and any related Treasury Regulations. In addition, within ten (10) days after any Investor has delivered to the Company a written request therefor, the Company shall deliver to such Investor a written statement informing the Investor whether, to the Company's best knowledge, such Investor's interest in the Company constitutes "qualified small business stock" as defined in Section 1202(c) of the Code. The Company's obligation to furnish the written statement pursuant to this Section 2.1 shall continue notwithstanding the fact that a class of the Company's stock may be traded on an established securities market.

          2.2  Employee Stock.  With respect to any shares issued or options
               --------------
or rights granted, unless the Board of Directors of the Company unanimously agrees otherwise, the Company shall cause each Founder, member of the Board of Directors and employee of the Company to enter into an agreement (i) providing for vesting of such shares or options or rights over forty-eight (48) months, with no shares or options or rights being vested for twelve (12) months from the date of issuance or grant, as the case may be, at which time 12/48ths of the shares or options or rights shall be vested; (ii) providing for the repurchase price in the event the Holder's employment with or service to the Company terminates; (iii) under which the Holder agrees to a market standoff requested by the Company or the underwriters of any public offering of the Company's securities, substantially as set forth in Section 1.15; (iv) providing for a right of first refusal in favor of the Company with respect to both vested and unvested shares; and (v) providing for acceleration of vesting of such shares or options or rights upon the involuntary termination of employment subsequent to a change of control of the Company.

     3.   Miscellaneous.
          -------------

          3.1 Successors and Assigns. Except as otherwise provided herein, the
               ---------------------
terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any shares of Registrable Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

          3.2  Governing Law.  This Agreement shall be governed by and construed
               -------------
under the laws of the State of Delaware as applied to agreements among California residents entered into and to be performed entirely within Delaware.

          3.3  Counterparts.   This Agreement may be executed in two or more
               ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          3.4  Titles and Subtitles.  The titles and subtitles used in this
               --------------------
Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

          3.5  Notices.   Unless otherwise provided, any notice required or
               -------
permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or upon the fifth day following deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties.

          3.6  Expenses.  If any action at law or in equity is necessary to
               --------
enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

          3.7  Amendments and Waivers.   Any term of this Agreement may be
               ----------------------
amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of sixty-six and two-thirds percent (66 2/3%) of the Registrable Securities then outstanding, not including Founders' Stock and Merger Stock; provided that if such amendment has the effect of affecting the Founders' Stock or Merger Stock
(i) in a manner different than securities issued to the Investors and (ii) in a manner adverse to the interests of the holders of the Founders' Stock or Merger Stock, as applicable, then such amendment shall require the consent of the holder or holders of a majority of the Founders' Stock or Merger Stock, as applicable. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Registrable Securities then outstanding, each future holder of all such Registrable Securities, and the Company.

          3.8  Addition of PSI.  Notwithstanding Section 3.7 above, the
               ---------------
Company shall have the right to add PSI as a party to this Agreement without any further action on the part of the Investors, the Founders or any other holders of Registrable Securities. Upon PSI's execution of this Agreement, PSI shall thereafter be added to Schedule A and shall be granted all the rights and privileges, and be subject to all of the terms and conditions, of an Investor under this Agreement.

          3.9  Severability.  If one or more provisions of this Agreement are
               ------------
held to be invalid, illegal or unenforceable, it shall, to the extent possible, be modified in such a manner as to be valid, legal and enforceable but so as to most nearly retain the intent of the parties, and if such modification is not possible, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

          3.10  Aggregation of Stock.  All shares of Registrable Securities
                --------------------
held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

          3.11  Entire Agreement.  This Agreement (including the Schedules
                ----------------
hereto) constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.


                     [REST OF PAGE LEFT INTENTIONALLY BLANK]

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

     MPATH INTERACTIVE, INC.



                              By: /s/ Paul Matteucci
                                  ----------------------------------
                                    Paul Matteucci, President

                    Address:  665 Clyde Avenue
                              Mountain View, CA 94043


                              INVESTORS:


                              TCV II, V.O.F.
                              a Netherlands Antilles General Partnership
                              By:  Technology Crossover Management II, L.L.C.
                              Its:  Investment General Partner



                              By: /s/ Robert C. Bensky
                                  ----------------------------------
                                   Name:  Robert C. Bensky
                                   Title:  Chief Financial Officer

                    Address: Technology Crossover Ventures
                             56 Main Street, Suite 210
                             Millburn, NJ 07041
                             Attention:  Robert C. Bensky
                             Phone: (973) 467-5320
                             Fax: (973) 467-5323

                        with a copy to:
                             Technology Crossover Ventures
                             575 High Street, Suite 400
                             Palo Alto, CA 94301
                             Attention: Jay C. Hoag
                             Phone:  (650) 614-8210
                             Fax:    (650) 614-8222

   SIGNATURE PAGE TO FIFTH AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                              Technology Crossover Ventures II, L.P.,
                              a Delaware Limited Partnership
                              By:  Technology Crossover Management II, L.L.C.
                              Its: General Partner



                              By: /s/ Robert C. Bensky
                                  -------------------------------
                                  Name:  Robert C. Bensky
                                  Title: Chief Financial Officer

                     Address: Technology Crossover Ventures
                              56 Main Street, Suite 210
                              Millburn, NJ 07041
                              Attention:  Robert C. Bensky
                              Phone: (973) 467-5320
                              Fax: (973) 467-5323

                         with a copy to:
                              Technology Crossover Ventures
                              575 High Street, Suite 400
                              Palo Alto, CA 94301
                              Attention: Jay C. Hoag
                              Phone:  (650) 614-8210
                              Fax:      (650) 614-8222

   SIGNATURE PAGE TO FIFTH AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                              TCV II (Q), L.P.,
                              a Delaware Limited Partnership
                              By:  Technology Crossover Management II, L.L.C.
                              Its: General Partner



                              By: /s/ Robert C. Bensky
                                  ---------------------------------------------
                                  Name:  Robert C. Bensky
                                  Title:  Chief Financial Officer

                     Address: Technology Crossover Ventures
                              56 Main Street, Suite 210
                               Millburn, NJ 07041
                              Attention:  Robert C. Bensky
                              Phone: (973) 467-5320
                              Fax: (973) 467-5323

                         with a copy to:
                              Technology Crossover Ventures
                              575 High Street, Suite 400
                              Palo Alto, CA 94301
                              Attention: Jay C. Hoag
                              Phone:  (650) 614-8210
                              Fax:    (650) 614-8222


   SIGNATURE PAGE TO FIFTH AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                              TCV II Strategic Partners, L.P.,
                              a Delaware Limited Partnership
                              By:  Technology Crossover Management II, L.L.C.
                              Its: General Partner



                              By: /s/ Robert C. Bensky
                                  ----------------------------------------------
                                  Name:  Robert C. Bensky
                                  Title:  Chief Financial Officer

                     Address: Technology Crossover Ventures
                              56 Main Street, Suite 210
                              Millburn, NJ 07041
                              Attention:  Robert C. Bensky
                              Phone: (973) 467-5320
                              Fax: (973) 467-5323

                         with a copy to:
                              Technology Crossover Ventures
                              575 High Street, Suite 400
                              Palo Alto, CA 94301
                              Attention: Jay C. Hoag
                              Phone:  (650) 614-8210
                              Fax:    (650) 614-8222



   SIGNATURE PAGE TO FIFTH AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                              Technology Crossover Ventures II, C.V.,
                              a Netherlands Antilles Limited Partnership
                              By:  Technology Crossover Management II, L.L.C.
                              Its:  Investment General Partner



                              By: /s/ Robert C. Bensky
                                  -------------------------------------------
                                  Name:  Robert C. Bensky
                                  Title:  Chief Financial Officer

                     Address: Technology Crossover Ventures
                              56 Main Street, Suite 210
                              Millburn, NJ 07041
                              Attention:  Robert C. Bensky
                              Phone: (973) 467-5320
                              Fax: (973) 467-5323

                         with a copy to:
                              Technology Crossover Ventures
                              575 High Street, Suite 400
                              Palo Alto, CA 94301
                              Attention: Jay C. Hoag
                              Phone:  (650) 614-8210
                              Fax:    (650) 614-8222


   SIGNATURE PAGE TO FIFTH AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                                 INTEL CORPORATION



                                 By:       /s/ Noel Lazo
                                      -----------------------------

                                 Its:    Assistant Treasurer
                                      -----------------------------
                                         INTEL CORPORATION

                                 Print Name:     Noel Lazo
                                            -----------------------

                       Address:  Intel Corporation
                                 RNG - 46
                                 2200 Mission College Boulevard
                                 Santa Clara, CA 95052-8119
                                 ATTN: M&A PORTFOLIO MANAGER


   SIGNATURE PAGE TO FIFTH AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

[LETTERHEAD]

[LOGO OF INTEL]


October 4, 1999

To whom it may concern,

I hereby designate Noel Lazo to act on my behalf during my absence from the office October 5 through October 7, 1999 as authorized by the Intel Corporation Board of Directors' Resolutions dated July 16, 1997 (general treasury), September 17, 1997 (banking), and July 21, 1999 (corporate business development) (and the corresponding Board of Directors' Resolutions of Intel Corporation's direct subsidiaries), and the Intel Corporation Board of Directors' Resolutions dated May 20, 1997 (temporary delegations of authority).

Below is the true and authentic signature of Noel and, for internal accounting purposes, his initials.


     /s/ Noel Lazo                          [INITIALS]
     ---------------------                 ------------
     Noel Lazo                               Initials
     Assistant Treasurer,
     Cash Management and Systems


Sincerely,

 /s/ Arvind Sodhani

Arvind Sodhani
Vice President and
Treasurer
INTEL CORPORATION


An Equal Opportunity Employer

                            IVP Broadband Fund, L.P.
                            By its General Partner
                            IVP Broadband Management, LLC
                            By its Managing Director,
                            Institutional Venture Management VIII, LLC



                            By: /s/ Ruthann Quindlen
                               -------------------------------------
                                            , Managing Director
                               -------------

                            INSTITUTIONAL VENTURE PARTNERS VI, L.P.
                            By its General Partner
                            Institutional Venture Management VI, L.P.



                            By: /s/ Ruthann Quindlen
                               -------------------------------------
                                            , General Partner
                               -------------



                            INSTITUTIONAL VENTURE MANAGEMENT VI, L.P.


                            By: /s/ Ruthann Quindlen
                               -------------------------------------
                                            , General Partner
                               -------------

                   Address: 3000 Sand Hill Road
                            Building 2, Suite 290
                            Menlo Park, CA 94025
                            Attn:  Ruthann Quindlen




   SIGNATURE PAGE TO FIFTH AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                            IVP FOUNDERS FUND I, L.P.



                            By: /s/ Ruthann Quindlen
                               -------------------------------
                                 General Partner

                   Address: 3000 Sand Hill Road
                            Building 2, Suite 290
                            Menlo Park, CA 94025
                            Attn: Ruthann Quindlen



   SIGNATURE PAGE TO FIFTH AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                              ACCEL IV L.P.

                              By:  Accel IV Associates L.P.
                              Its: General Partner



                                   By: /s/  G. Carter Sednaoui
                                       ----------------------------------
                                           General Partner



                              ACCEL INVESTORS `94 L.P.



                              By: /s/ G. Carter Sednaoui
                                  -------------------------------
                                      General Partner


                              ACCEL KEIRETSU L.P.

                              By:     Accel Partners & Co., Inc.
                              Its:    General Partner



                              By: /s/  G. Carter Sednaoui
                                  -------------------------------
                                      G. CARTER SEDNAOUI
                                      CHIEF FINANCIAL OFFICER

                    Address:  c/o ACCEL PARTNERS
                              ONE PALMER SQUARE
                              PRINCETON NJ 08542
                              Attn: G. CARTER SEDNAOUI



       SIGNATURE PAGE TO FIFTH AMENDED AND RESTATED INVESTORS' AGREEMENT

                          ELLMORE C. PATTERSON PARTNERS



                          By: /s/
                             --------------------------------
                                 General Partner



                          PROSPER PARTNERS



                          By:  /s/ G. Carter Sednaoui
                             --------------------------------
                                Attorney-In-Fact

                   Address:    c/o Accel Partners
                               One Palmer Square
                               Princeton, New Jersey  08542
                               Attn: G. Carter Sednaoui


   SIGNATURE PAGE TO FIFTH AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                          CSK CORPORATION



                          By: /s/ Yoshiji Fukushina
                             ----------------------------------

                          Its:  PRESIDENT
                               --------------------------------
                          Print Name: Yoshiji Fukushina
                                     --------------------------



                  Address:  Shinjuku Sumitomo BLDG., 2-6-1
                            -----------------------------------
                            Nishi-Shinjuku Shinjuku-ku
                            -----------------------------------
                             Tokyo 163-0227  JAPAN
                            -----------------------------------



       SIGNATURE PAGE TO FIFTH AMENDED AND RESTATED INVESTORS' AGREEMENT

                          CSK VENTURE CAPITAL CO., LTD.

                          CSK VENTURE CAPITAL CO., LTD. as Investment
                          Manager for CSK-1(A) Investment Fund

                          CSK VENTURE CAPITAL CO., LTD. as Investment
                          Manager for CSK-1(B) Investment Fund

                          CSK VENTURE CAPITAL CO., LTD. as Investment
                          Manager for CSK-2 Investment Fund



                          By: /s/ Kenji Suzuki
                             ------------------------------------------
                          Its:    Director
                              -----------------------------------------
                          Print Name: Kenji Suzuki
                                     ----------------------------------

                  Address:    7th Floor Kenchikukarkan
                            -------------------------------------------
                              5-26-20 Shiba Minato-ku
                            -------------------------------------------
                              Tokyo 108-0014 JAPAN
                            -------------------------------------------

   SIGNATURE PAGE TO FIFTH AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                          SPINNAKER CLIPPER FUND, L.P.,
                          By Bowman Capital Management, L.L.C., its general partner



                          By: /s/ Matthew Cowan
                             ------------------------------------------
                             Matthew Cowan
                             Venture Partner



                          SPINNAKER FOUNDERS FUND, L.P.,
                          By Bowman Capital Management, L.L.C., its general partner



                          By: /s/ Matthew Cowan
                             ------------------------------------------
                             Matthew Cowan
                             Venture Partner



                          SPINNAKER OFFSHORE FOUNDERS FUND
                          CAYMAN LIMITED
                          By Bowman Capital Management, L.L.C., its Investment Adviser and attorney-in-fact



                          By:
                             ------------------------------------------
                             Matthew Cowan
                             Venture Partner

   SIGNATURE PAGE TO FIFTH AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                              COX TECHNOLOGY INVESTMENTS, INC.


                              By: /s/ Andrew A. Merdek, Secretary
                                 --------------------------------------
                                   Andrew A. Merdek, Secretary


                    Address:  1400 Lake Hearn Drive
                              Atlanta, GA  30319







   SIGNATURE PAGE TO FIFTH AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                                  WINFIELD CAPITAL CORP.


                                  By: /s/ Paul A. Perlin
                                     ------------------------------------------
                                  Its:    Chief Executive Officer
                                      -----------------------------------------
                                  Print Name: Paul A. Perlin
                                             ----------------------------------

                          Address:    237 Mamaroneck Avenue
                                    -------------------------------------------
                                      White Plains, NY 10605
                                    -------------------------------------------

                                    -------------------------------------------

   SIGNATURE PAGE TO FIFTH AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                                  COMMON STOCKHOLDERS:



                                  -------------------------------------
                                   Brian A. Apgar


                                  -------------------------------------
                                   Paul Matteucci



                                  -------------------------------------
                                   Brian Moriarty



                                   RESOUNDING STOCKHOLDERS:



                                   By: /s/ Anthony Lovell
                                      ----------------------------------
                                      Name: Anthony Lovell
                                      Title: Vice-President

   SIGNATURE PAGE TO FIFTH AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                                        COMMON STOCKHOLDERS:



                                        --------------------------------
                                         Brian A. Apgar


                                        --------------------------------
                                         Paul Matteucci


                                        --------------------------------
                                         Brain Moriarty



                                        RESOUNDING STOCKHOLDERS:



                                        By: /s/ Adam Frankl
                                           -----------------------------
                                           Name:  Adam Frankl
                                           Title: CEO

                                        COMMON STOCKHOLDERS:



                                        --------------------------------
                                         Brian A. Apgar



                                        --------------------------------
                                         Paul Matteucci



                                        --------------------------------
                                         Brain Moriarty



                                        RESOUNDING STOCKHOLDERS:



                                        By: /s/ Henri de Marcellus
                                           -----------------------------
                                           Name:  Henri V. de Marcellus
                                           Title: Chief Operating Officer

                                        COMMON STOCKHOLDERS:



                                        --------------------------------
                                         Brian A. Apgar



                                        --------------------------------
                                         Paul Matteucci



                                        --------------------------------
                                         Brain Moriarty



                                        RESOUNDING STOCKHOLDERS:



                                        By: /s/ Sylvan Clebsch
                                           -----------------------------
                                           Name: Sylvan Clebsch
                                           Title:

                                        COMMON STOCKHOLDERS:



                                        --------------------------------
                                         Brian A. Apgar



                                        --------------------------------
                                         Paul Matteucci



                                        --------------------------------
                                         Brain Moriarty



                                        RESOUNDING STOCKHOLDERS:
                                        The Berkshire Capital Investors II, L.P
                                        The Berkshire Management Company, LLC

                                        By: /s/ Matthew Harris
                                           -----------------------------
                                           Name:  Matthew C. Harris
                                           Title: Managing Director

                                        COMMON STOCKHOLDERS:



                                        --------------------------------
                                         Brian A. Apgar



                                        --------------------------------
                                         Paul Matteucci



                                        --------------------------------
                                         Brain Moriarty



                                        RESOUNDING STOCKHOLDERS:
                                        Peabody Sabot Ventures


                                        By: /s/ Richard Sabot
                                           -----------------------------
                                           Name:  Richard Sabot
                                           Title: General Partner

                                        COMMON STOCKHOLDERS:



                                        --------------------------------
                                         Brian A. Apgar



                                        --------------------------------
                                         Paul Matteucci



                                        --------------------------------
                                         Brain Moriarty



                                        RESOUNDING STOCKHOLDERS:

                                        Sabot Family Irrevocable Trust


                                        By: /s/ Judith A. Sabot
                                           -----------------------------
                                           Name:  Judith A. Sabot
                                           Title: Trustee



                                        By: /s/ Sherwood Guernsey
                                           -----------------------------
                                            Trustee

                                        COMMON STOCKHOLDERS:



                                        --------------------------------
                                         Brian A. Apgar



                                        --------------------------------
                                         Paul Matteucci



                                        --------------------------------
                                         Brain Moriarty



                                        RESOUNDING STOCKHOLDERS:



                                        By: /s/ Calvin A. Carver, Jr.
                                           -----------------------------
                                           Name: Calvin A. Carver, Jr.
                                           Title:

                                        COMMON STOCKHOLDERS:



                                        --------------------------------
                                         Brian A. Apgar



                                        --------------------------------
                                         Paul Matteucci



                                        --------------------------------
                                         Brain Moriarty



                                        RESOUNDING STOCKHOLDERS:



                                        By: /s/ Grey L. Cockroft
                                           -----------------------------
                                           Name: Grey L. Cockroft
                                           Title:

                                        COMMON STOCKHOLDERS:



                                        --------------------------------
                                         Brian A. Apgar



                                        --------------------------------
                                         Paul Matteucci



                                        --------------------------------
                                         Brain Moriarty



                                        RESOUNDING STOCKHOLDERS:



                                        By: /s/ Robert Lovell
                                           -----------------------------
                                           Name:  Robert M. Lovell, Jr.
                                           Title: President

                                        COMMON STOCKHOLDERS:



                                        --------------------------------
                                         Brian A. Apgar



                                        --------------------------------
                                         Paul Matteucci



                                        --------------------------------
                                         Brain Moriarty



                                        RESOUNDING STOCKHOLDERS:
                                        The Berkshires Capital Investors, LP
                                        By: The Berkshires Management Co, LLC


                                        By: /s/ Matt Harris
                                           -----------------------------
                                           Name:  Matthew Harris
                                           Title: Managing Director

                                        COMMON STOCKHOLDERS:



                                        --------------------------------
                                         Brian A. Apgar



                                        --------------------------------
                                         Paul Matteucci



                                        --------------------------------
                                         Brain Moriarty



                                        RESOUNDING STOCKHOLDERS:



                                        By: /s/ Kara Myers
                                           -----------------------------
                                           Name:  Kara Myers
                                           Title: V.P. Corporate Communications

                                        COMMON STOCKHOLDERS:



                                        --------------------------------
                                         Brian A. Apgar



                                        --------------------------------
                                         Paul Matteucci



                                        --------------------------------
                                         Brain Moriarty



                                        RESOUNDING STOCKHOLDERS:



                                        By: /s/ Douglas R. Hiscano
                                           -----------------------------
                                           Name: Douglas R. Hiscano
                                           Title:

                                        COMMON STOCKHOLDERS:



                                        --------------------------------
                                         Brian A. Apgar



                                        --------------------------------
                                         Paul Matteucci



                                        --------------------------------
                                         Brain Moriarty



                                        RESOUNDING STOCKHOLDERS:



                                        By: /s/ Phillip N. Haselton
                                           -----------------------------
                                           Name: Phillip N. Haselton
                                           Title:

                                        COMMON STOCKHOLDERS:



                                        --------------------------------
                                         Brian A. Apgar



                                        --------------------------------
                                         Paul Matteucci



                                        --------------------------------
                                         Brain Moriarty



                                        RESOUNDING STOCKHOLDERS:



                                        By:/s/ MARK S. GOLD
                                           -----------------------------
                                           Name: Mark S. Gold
                                           Title:

                                        COMMON STOCKHOLDERS:



                                        --------------------------------
                                         Brian A. Apgar



                                        --------------------------------
                                         Paul Matteucci



                                        --------------------------------
                                         Brain Moriarty



                                        RESOUNDING STOCKHOLDERS:



                                        By:/s/ GREGORY L. MEYERS
                                           -----------------------------
                                           Name: Gregory L. Meyers
                                           Title:

                                        COMMON STOCKHOLDERS:



                                        --------------------------------
                                         Brian A. Apgar



                                        --------------------------------
                                         Paul Matteucci



                                        --------------------------------
                                         Brain Moriarty



                                        RESOUNDING STOCKHOLDERS:


                                           Atlanta Signal Processors, Inc.
                                        By:/s/ CRAIG H. RICHARDSON
                                           -----------------------------
                                           Name:  Craig H. Richardson
                                           Title: President & CEO

                                        COMMON STOCKHOLDERS:



                                        --------------------------------
                                         Brian A. Apgar



                                        --------------------------------
                                         Paul Matteucci



                                        --------------------------------
                                         Brain Moriarty



                                        RESOUNDING STOCKHOLDERS:



                                        By:/s/ ROBERT W. MORGAN
                                           -----------------------------
                                           Name: Robert W. Morgan
                                           Title:

                                        COMMON STOCKHOLDERS:



                                        --------------------------------
                                         Brian A. Apgar



                                        --------------------------------
                                         Paul Matteucci



                                        --------------------------------
                                         Brain Moriarty



                                        RESOUNDING STOCKHOLDERS:



                                        By: /s/ Kimberly Hiscano
                                           -----------------------------
                                           Name: Kimberly Hiscano
                                           Title:

                                        COMMON STOCKHOLDERS:



                                        --------------------------------
                                         Brian A. Apgar



                                        --------------------------------
                                         Paul Matteucci



                                        --------------------------------
                                         Brain Moriarty



                                        RESOUNDING STOCKHOLDERS:



                                        By:/s/ Kerry L. Haselton
                                           -----------------------------
                                           Name: Kerry L. Haselton
                                           Title:

                                        COMMON STOCKHOLDERS:



                                        --------------------------------
                                         Brian A. Apgar



                                        --------------------------------
                                         Paul Matteucci



                                        --------------------------------
                                         Brain Moriarty



                                        RESOUNDING STOCKHOLDERS:



                                        By: /s/ Matthew Lovell
                                           -----------------------------
                                           Name: Matthew Lovell
                                           Title:

                                        COMMON STOCKHOLDERS:



                                        --------------------------------
                                         Brian A. Apgar



                                        --------------------------------
                                         Paul Matteucci



                                        --------------------------------
                                         Brain Moriarty



                                        RESOUNDING STOCKHOLDERS:



                                        By:/s/ RALPH BRADBURD
                                           -----------------------------
                                           Name: Ralph Bradburd
                                           Title:

                                           /s/ ZELDA STERN
                                           Zelda Stern

                                        COMMON STOCKHOLDERS:



                                        --------------------------------
                                         Brian A. Apgar



                                        --------------------------------
                                         Paul Matteucci



                                        --------------------------------
                                         Brain Moriarty



                                        RESOUNDING STOCKHOLDERS:



                                        By:/s/ ZELDA STERN
                                           -----------------------------
                                           Name: Zelda Stern
                                           Title:

                                        COMMON STOCKHOLDERS:



                                        --------------------------------
                                         Brian A. Apgar



                                        --------------------------------
                                         Paul Matteucci



                                        --------------------------------
                                         Brain Moriarty



                                        RESOUNDING STOCKHOLDERS:


                                            /s/ Julio E. Vega

                                        By: /s/ Maria Ifarraguerri
                                           -----------------------------
                                           Name:  Julio E. Vega and
                                                  Maria Ifarraguerri as joint
                                           Title: tenants with rights of
                                                  survivorship

                                        COMMON STOCKHOLDERS:



                                        --------------------------------
                                         Brian A. Apgar



                                        --------------------------------
                                         Paul Matteucci



                                        --------------------------------
                                         Brain Moriarty



                                        RESOUNDING STOCKHOLDERS:



                                        By:/s/ STEPHEN DANIELS
                                           -----------------------------
                                           Name: Stephen Daniels
                                           Title: Director of Technical Support

                                        COMMON STOCKHOLDERS:



                                        --------------------------------
                                         Brian A. Apgar



                                        --------------------------------
                                         Paul Matteucci



                                        --------------------------------
                                         Brain Moriarty



                                        RESOUNDING STOCKHOLDERS:



                                        By:/s/ Ethan Zuckerman
                                           -----------------------------
                                           Name: Ethan Zuckerman
                                           Title:

                                        COMMON STOCKHOLDERS:



                                        --------------------------------
                                         Brian A. Apgar



                                        --------------------------------
                                         Paul Matteucci



                                        --------------------------------
                                         Brain Moriarty



                                        RESOUNDING STOCKHOLDERS:



                                        By: /s/ Hiroyuki Ogata
                                           -----------------------------
                                           Name: Hiroyuki Ogata
                                           Title:

                                  SCHEDULE A
                                  ----------

                               LIST OF INVESTORS
                               -----------------

Intel Corporation

TCV II, V.O.F.
Technology Crossover Ventures II, L.P.
TCV II (Q), L.P.
TCV II Strategic Partners, L.P.
Technology Crossover Ventures II, C.V.

Cox Technology Investments, Inc.

Electronic Arts, Inc.

Institutional Venture Partners VI
Institutional Venture Management VI
IVP Founders Fund I, L.P.

Accel IV L.P.
Accel Investors `94 L.P.
Accel Keiretsu L.P.
Ellmore C. Patterson Partners

Sutter Hill Ventures,
  a California Limited Partnership
Tow Partners,
  a California Limited Partnership
Ronald L. Perkins
David L. Anderson
G. Leonard Baker, Jr.
William H. Younger, Jr., Trustee of The Younger Living Trust U/A/D 01/25/95 Tench Coxe
Paul G. Lego
Paul G. Koontz
Anvest, L.P.
Wells Fargo Bank, Trustee SHV
  M/P/T FBO Sherryl W. Hossack

CSK Corporation*
CSK Venture Capital Co., Ltd.*
CSK-1(A) Investment Fund*
CSK-1(B) Investment Fund*
CSK-2 Investment Fund*
Viacom International, Inc.

   SIGNATURE PAGE TO FIFTH AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

Andrew Swett
Ed C. Frankenberg and Nicole Mathison,
  as Joint Tenants
Kurt D. Baumann
Mindsphere, Inc.
Insearch Management Consultants, Inc.
Don Thorson
Richard D. Stubblefield
Chris O'Meara
Amy Jo Kim
Martin L. Schoffstall
Saunders Holdings, L.P.
Dave Jevans
Tiffany Fuller
Joe F. Britt, Jr.
Brian Topping
Stacey Chaney
Andrew T. McFadden
Teddy Zee
WS Investments 94B
Phillip R. Altinger
Alison Locke
David S. Lundeen
Timothy Cotter
Yair Landau
Ayres-Plant Family Trust U/D/T 3/12/92
Robert Riccomini
Nissho Iwai Corporation
Hallberg & Schireson
John T. McDonald
Adam Grosser
Lynn Heublein
Konstantin Othmer
Steve Roskowski
Steve Perlman
Lee Treymane
Doug Camplejohn

_______________________
*Referred to collectively as the CSK Entities.

   SIGNATURE PAGE TO FIFTH AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                                   SCHEDULE B
                                   ----------

                        LIST OF RESOUNDING STOCKHOLDERS
                        -------------------------------

[DRAFT LIST - SUBJECT TO CHANGE]

Adam H. Frankl
Tony M. Lovell
Greg L. Cockroft
Henri V. de Marcellus
Sylvan W. Clebesch
Kara M. Myers
Robert W. Morgan
Stephen J. Daniels
Calvin R. Carver, Jr.
Douglas R. Hiscano
Philip N. Haselton
Robert M. Lovell, Jr.
Kimberly W. Hiscano
Kerry K. Haselton
Matthew C. Lovell
The Berkshires Capital Investors I
The Berkshires Capital Investors II
Peabody/Sabot Ventures
Sabot Family Irrevocable Trust
Peabody Family Ventures
Mark S. Gold
Gregory L. Meyers
Ethan Zuckerman
Ralph M. Bradburd and Zelda Stern
John Umlauf Retirement Plan
Julio E. Vega and Maria Ifarraguerri
Hiroyuki Ogata
Atlanta Signal Processors, Inc.